As filed with the Securities and Exchange Commission on December 4, 2013
 File No. 333-________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lion Biotechnologies, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	75-3254381 (I.R.S. Employer Identification No.)

21900 Burbank Boulevard, Third Floor
Woodland Hills, California 91367
(818) 992-3126
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dr. Manish Singh
Lion Biotechnologies, Inc.
21900 Burbank Boulevard, Third Floor
Woodland Hills, California 91367
(818) 992-3126
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to: Istvan Benko Dietrick Miller TroyGould PC Suite 1600 1801 Century Park East Los Angeles, California 90067
Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.000041666 per share	3,145,300		$7.72	(4)	$24,281,716	$3,127.49
Common Stock, par value $0.000041666 per share underlying Series A Convertible Preferred Stock	8,500,000	(2)	$7.72	(4)	$65,620,000	$8,451.86
Common Stock, par value $0.000041666 per share underlying warrant	12,372,156	(3)	$2.50	(5)	$30,930,390	$3,983.83
Total	24,017,456					$15,563.18

(1)
In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of stock issuable pursuant to Rule 416 under the Securities Act, as amended.

(2)
The 8,500,000 shares of common stock are being registered for resale by certain selling stockholders named in this registration statement, which shares are issuable by the registrant upon the conversion of the registrant’s Series A Convertible Preferred Stock issued on November 5, 2013

(3)
The 12,372,156 shares of common stock are being registered for resale by certain selling stockholders named in this registration statement, which shares are issuable by the registrant upon the exercise of the registrant’s common stock purchase warrants issued on November 5, 2013

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The calculation of the proposed maximum aggregate offering price of the common stock is based on the average of the bid and asked prices for the common stock as quoted on the OTC QB on December 2, 2013

(5)	Pursuant to Rule 457(g) under the Securities Act, as amended, calculated based upon the exercise price of the warrants, which is $2.50 per share, held by the selling stockholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion.  Dated December 4, 2013

Lion Biotechnologies, Inc.

24,017,456 Shares of Common Stock

This prospectus relates to the sale of up to 3,145,300 shares of our currently outstanding shares of common stock that are owned by some of our stockholders, 8,500,000 shares of our common stock issuable upon the conversion of currently outstanding shares of our Series A Convertible Preferred Stock that are owned by some of our stockholders, and 12,372,156 shares issuable upon the exercise of currently outstanding common stock purchase warrants held by some of the warrantholders.  For a list of the selling stockholders, please see “Selling Stockholders.”  The selling stockholders may sell these shares from time to time in the principal market on which our common stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the shares of common stock that they are offering.  We will pay the expenses of registering these shares.  We will not receive proceeds from the sale of our shares by the selling stockholders that are covered by this prospectus.  However, we will receive payment in cash upon any exercise of the warrants, and any proceeds we receive will be used for general corporate purposes and for working capital.

The securities are being registered to permit the selling stockholders to sell the securities from time to time in the public market.  The selling stockholders may sell the securities through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.”  We do not know when or in what amount the selling stockholders may offer the securities for sale.  The selling stockholders may sell some, all or none of the securities offered by this prospectus.

Our common stock is listed for quotation on the OTC QB, under the symbol “LBIO”.  There is limited trading in our common stock.  On December 3, 2013, the most recent day that our stock traded, the last reported price per share of our common stock was $8.80 per share.

You should understand the risks associated with investing in our common stock.  Before making an investment, read the “Risk Factors,” which begin on page 5 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

LION BIOTECHNOLOGIES, INC. HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE.  BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

The date of this prospectus is ____________, 2013

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”).  You should rely only on the information provided in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

 Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  The rules of the SEC may require us to update this prospectus in the future.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock.  You should read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to Lion Biotechnologies, Inc., a Nevada corporation formerly known as Genesis Biopharma, Inc.

All references to the number of shares issued or outstanding in this prospectus, and all per share and other similar data, reflect a 1-for-100 reverse stock split that we effected on September 26, 2013.

Overview

Lion Biotechnologies, Inc. is an emerging biotechnology company focused on developing and commercializing adoptive cell therapy (ACT) using autologous tumor infiltrating lymphocytes (TILs) for the treatment of metastatic melanoma and other solid cancers.  ACT utilizes T-cells harvested from a patient to treat cancer in that patient.  TILs, a kind of anti-tumor T-cells that are naturally present in a patient’s tumors, are collected from individual patient tumor samples. The TILs are then activated and expanded ex vivo and then infused back into the patient to fight their tumor cells.

ACT using TILs was developed by Dr. Steven Rosenberg, Chief of Surgery at the National Cancer Institute (NCI).  We have (i) acquired a worldwide, non-exclusive license for various adoptive cell therapy technologies from the National Institute of Health (NIH), an agency of the United States Public Health Service within the Department of Health and Human Services, and (ii) entered into a Cooperative Research and Development Agreement (CRADA) with the NCI, pursuant to which we intend to support the in vitro development of improved methods for the generation and selection of TILs, develop approaches for large-scale production of TILs, and conduct clinical trials using these improved methods of generating TILs for the treatment of metastatic melanoma.  Currently, we are also in discussions with the NIH to license additional rights to next generation T-cell technology that may have higher potency, persist over a longer period of time, require fewer cells, and have a lower manufacturing cost.  However, no assurance can be given that we will be able to license these additional rights.

TIL therapy is presently available as a physician-sponsored investigational therapy for the treatment of metastatic melanoma at several institutions, including the NCI, MD Anderson Cancer Center, and the H. Lee Moffitt Cancer & Research Institute.  Clinical trials in small patient populations at different institutions show that durable response rates can be observed in approximately half of metastatic melanoma patients treated with TIL therapy.  Complete responses can be seen in about 10% of metastatic melanoma patients treated with TILs.

Unfortunately, manufacturing TILs is currently labor intensive, costly, and time-consuming, which has limited its widespread application. We have entered into a Manufacturing Services Agreement with Lonza Walkersville, Inc. (“Lonza”) pursuant to which Lonza has agreed to manufacture, package, ship and handle quality assurance and quality control of the TIL therapy. Lonza has commenced developing a commercial-scale manufacturing process for the TIL therapy. Our goal is to develop and establish a manufacturing process for the large-scale production of TILs that is in accord with current Good Manufacturing Practices (cGMP). By providing centralized manufacturing, we believe TIL therapy can be more widely available to a larger number of cancer patients.

Company History

We filed our original Articles of Incorporation with the Secretary of State of Nevada on September 17, 2007.  Until March 2010, we were an inactive company known as Freight Management Corp. On March 15, 2010, we changed our name to Genesis Biopharma, Inc. and in 2011 we commenced our current business.  On September 26, 2013, we amended and restated our Articles of Incorporation to, among other things, change our name to Lion Biotechnologies, Inc., effect a 1-for-100 reverse stock split (pro-rata reduction of outstanding shares) of our common stock, increase (after the reverse stock split) the number of our authorized number of shares of common stock to 150,000,000 shares, and authorize the issuance of 50,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Our principal executive offices are located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, and our telephone number at that address is (818) 992-3126. Our website is located at www.lionbio.com. Information on our website is not, and should not be considered, part of this prospectus.

Recent Developments

On October 30, 2013, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with various institutional and individual accredited investors to raise gross proceeds of $23.3 million in a private placement (the “Private Placement”).

On November 5, 2013, we completed the Private Placement.  In the Private Placement, we issued (i) 3,145,300 shares of our common stock, (ii) 17,000 shares of our new Series A Convertible Preferred Stock (the “Series A Preferred”), and (iii) warrants (“Warrants”) to purchase a total of 11,645,300 shares of common stock.  The purchasers of common stock received warrants to purchase the same number of shares of common stock as such investors purchased in the Private Placement, and the investors who purchased shares of Series A Preferred received warrants to purchase the number of shares of common stock into which the Series A Preferred is initially convertible.  The purchase price of each common stock/Warrant unit was $2.00, and the purchase price of each Series A Preferred/Warrants unit was $1,000.  The Series A Preferred is convertible into shares of common stock at any initial conversion price of $2.00 per share.  We received net proceeds of approximately $21.8 million from the Private Placement, after paying placement agent fees and estimated offering expenses, which we will use to fund our research and development and for working capital purposes.

Roth Capital Partners, LLC acted as the lead placement agent for the Private Placement.  As compensation for the services of Roth Capital Partners, LLC and the other participating placement agents, we paid a total of approximately $1,454,000 of placement agent fees, and issued to the placement agents common stock purchase warrants to purchase up to 726,856 shares of our common stock with the same initial exercise price and terms as the Warrants. The shares underlying the warrants that we issued to the placement agents are included in this prospectus.

We filed the registration statement of which this prospectus is a part to fulfill certain of our contractual obligations to the investors in the Private Placement under a registration rights agreement we entered into pursuant to the Securities Purchase Agreement.

The Offering

Common Stock offered by the selling stockholders	24,017,456 shares (1)
Common Stock offered by us	None
Common Stock currently outstanding	19,450,958 shares (2)
Common Stock to be outstanding after the offering	40,134,692 shares (1)(3)
OTC QB trading symbol	LBIO
Use of proceeds
We will not receive any proceeds from the sale of the common stock offered hereby.  However, we may receive up to a maximum of approximately $30,930,000 of gross proceeds from the exercise of Warrants by selling stockholders, which proceeds we expect to use for general working capital.  No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 5, below.

(1)
Includes 3,145,000 shares of common stock issued to investors in the Private Placement, 8,500,000 shares of common stock issuable upon the conversion of the Series A Preferred that were issued in the Private Placement, and 12,372,156 shares of common stock issuable upon the exercise of the warrants issued in the Private Placement to investors and to the placement agents.

(2)
Does not include (i) 338,750 shares of common stock issuable upon the exercise of outstanding options (with exercise prices ranging from $3.125 to $125.00 per share) and warrants (with exercise prices ranging from $2.50 to $126.00), or (ii) the shares of common stock issuable upon the conversion of all of the Series A Preferred and the exercise of all of the warrants issued in the Private Placement.

(3)
Assumes the conversion of all of the Series A Preferred and the exercise of all of the warrants by the selling stockholders at an exercise price of $2.50, but does not include the 338,750 shares of common stock issuable upon the exercise of outstanding options and other warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described below before deciding to invest in or maintain your investment in our company.  The risks described below are not intended to be an all-inclusive list of all of the potential risks relating to an investment in our securities.  If any of the following or other risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected.

Risks Related To Our Business

We have a history of operating losses; we expect to continue to incur losses and we may never be profitable.

As of September 30, 2013, we had an accumulated deficit of $3,340,000.  In addition, for the nine-month period ended September 30, 2013, we incurred a net loss of $13,885,000.  These losses have resulted from costs attributed to our acquisition of Lion Biotechnologies, Inc., a Delaware company, in July 2013, from stock based compensation expenses for securities issued to our executives and consultants, from research and development expenses, and from our general and administrative costs.  Since our inception we have not generated any revenues.  We do not expect to generate any product sales or royalty revenues for at least four years, if ever.  We expect to incur significant additional operating losses in the future as we expand development and clinical trial efforts.

Our ability to achieve long-term profitability is dependent upon obtaining regulatory approvals for our products and successfully commercializing our products alone or with third parties.  However, our operations may not be profitable even if any of our products under development are successfully developed and produced and thereafter commercialized.

We currently owe the National Institutes of Health $632,000 under the License Agreement, which obligation could result in the termination of the License Agreement.

Upon signing our license agreement with the NIH, we paid the NIH an upfront fee of $650,000 and reimbursed the NIH for $73,186 for expenses it incurred in connection with the license.  Due to an administrative billing error by the NIH, we were not invoiced for an $682,000 additional payment that we were obligated to make under the License Agreement.  We have paid $50,000 of this previously unbilled amount.  Until recently, due to our financial condition, we were not able to make the balance of this payment, and the NIH, to date, has allowed us to defer the payment of this amount and has neither declared a default nor taken any action to terminate the License Agreement.  As a result of the funds that we received from the Private Placement, we are able to pay the unpaid balance of NIH’s licensing fee.  However, we have initiated discussions with the NIH to possibly restructure the License Agreement, to adjust the scope of the licensed patents, and to adjust the fees payable thereunder.  We have not paid the foregoing $632,000 pending the outcome of our discussions with the NIH.  No assurance can be given that the NIH will continue forbearing on this unpaid amount until we have concluded our discussions, or that the NIH will not declare a default under the License Agreement.  Should the NIH declare a default and terminate the License Agreement, we may be unable to conduct our planned operations and we may have to abandon our goal of developing and commercializing our TIL-based therapy.

We have limited experience in operating our current business, which makes it difficult to evaluate our business plan and our prospects.

Until March 2010, we were an inactive company known as Freight Management Corp.  In March 2010, we acquired certain intellectual property related to a proprietary, therapeutic use of anti-CD55+ antibodies for the treatment of cancer and commenced developing biotechnology drugs based on the anti-CD55+ antibodies.  However, test results from the studies performed for us as part of the Anti-CD55+ Antibody Program failed to meet the pre-clinical development endpoints, and in 2011 we decided to terminate the development of products based on the anti-CD+55 antibodies, and decided to enter into our current business.  Our business is substantially dependent upon the NIH License Agreement, the CRADA and the manufacturing services agreement with Lonza Walkersville, Inc., all of which we entered into since mid-2011.  As a result, we have only a limited operating history in our current line of business on which a decision to invest in our company can be based.  The future of our company currently is dependent upon our ability to implement our new business plan, as that business plan may be modified from time to time by our new management.  While we believe that we have a sound business plan and research and development strategy, we have only a limited operating history against which we can test our plans and assumptions, and investors therefore cannot evaluate the likelihood of our success.

We face the problems, expenses, difficulties, complications and delays normally associated with a small, new biotechnology company, many of which are beyond our control. Accordingly, our prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business developing new technologies in an industry that characterized by a number of market entrants and intense competition.   We have only four full-time employees and limited resources, we may not possess the ability to successfully overcome many of the risks and uncertainties frequently encountered by early stage companies involved in the new and rapidly evolving field of biotechnology in general and in cancer treatment in particular. Since we are still developing our technologies, if our research and development efforts are successful, we may also face the risks associated with the shift from development to commercialization of new products based on innovative technologies.  There can be no assurance that we will be successful in developing our new business.

We currently have no revenues, a limited amount of cash available, and will need to raise substantial additional capital to operate our business.

We do not expect to generate any revenues until, and if, we receive approval from the FDA and other regulatory authorities for our product candidates allowing us to sell our products.  As a result of the funding we received in November 2013 from the Private Placement, we now have sufficient cash to fund our anticipated research and development and working capital needs through 2014.  However, it is expensive to develop cell therapies for the treatment of cancer, and to conduct clinical trials for such therapies.  Based on our internal projections, we estimate that we will spend approximately $8-$10 million over the next two years to conduct additional clinical trials to support development of our products.  In addition, our development, clinical trial and regulatory expenses will significantly increase by the end of 2014 and thereafter.  The funds we have in hand are only sufficient to fund the partial development of our products, and to fund only a portion of our research and clinical trial expenses.  Therefore, we will need to raise significant amounts of additional capital to fund general and administrative expenses, to continue the research and development of our adoptive cell therapies, and to commercialize our adoptive cell therapies. Our ability to obtain such additional debt or equity funding will depend on a number of factors, including but not limited to the following:

•	our degree of success in developing our adoptive cell therapy products;

•	the rate of progress and cost of our research and development and clinical trial activities;

•	the costs of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights;

•	emergence of competing technologies and other adverse market developments; and

•	the cost of developing and establishing the necessary manufacturing processes and facilities.

We have not identified the sources for the additional financing that we will require, and we do not have commitments from any third parties to provide this financing.  Certain investors may be unwilling to invest in our securities since we are traded on the OTC QB market and not on a national securities exchange, particularly if there is only limited trading in our common stock on the OTC QB market at the time we seek financing. The volume and frequency of such trading has been limited and erratic to date.  There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. These factors, and our ability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives, create a substantial doubt about our ability to raise the additional funds we anticipate that we will need.

We may not be able to obtain additional financing on favorable terms or at all. If we are unable to raise additional funds when we need them, we may be required to delay, reduce or eliminate some or all of our development programs and some or all of our clinical trials. If we do not raise additional funds, we may be required to cease all operations and close our company, in which case our stockholders will suffer a total loss on their investment. If we do raise additional funds by issuing equity securities, further dilution to stockholders will result, and new investors could have rights superior to holders of shares issued in this offering. Any additional funding that we obtain in a financing is likely to reduce the percentage ownership of the company held by our existing security holders. The amount of this dilution may be substantially increased if the trading price of our common stock has declined at the time of any financing from its current levels.

The deviations in our proposed new products from existing products may require us to perform additional testing, which will increase the cost, and extend the time for obtaining approval.

Our TIL based therapy is based on the ACT technology that we licensed from the NIH and that is presently available as a physician-sponsored investigational therapy for the treatment of Stage IV metastatic melanoma in the U.S. at the National Cancer Institute, MD Anderson Cancer Center, and the H. Lee Moffitt Cancer & Research Institute.  The current method of treatment is very labor intensive and expensive, which has limited its widespread application.  We are planning to develop new processes for a more efficient manufacturing of our products.  We may have difficulty demonstrating that the new products produced from our new processes are identical to the existing products.  The FDA may require additional clinical testing before permitting a larger clinical trial with the new processes, and also the new product may not be as efficacious in the new clinical trials.  Cellular products are not considered as well characterized products because there are hundreds of markers present on these cells, and even small changes in manufacturing processes could alter the cell types.  It is unclear at this time which of those markers are critical for success of these cells to combat cancer, so our ability to predict the outcomes with newer manufacturing processes is limited.  The changes that we may make to the existing manufacturing process may require additional testing, which may increase costs and timelines associated with these developments.

In addition to developing a TIL based therapy on existing ACT technology, we are currently evaluating the desirability of conducting clinical trials of our products in combination with other existing drugs for the treatment of metastatic melanoma.  These combination therapies will require additional testing and clinical trials will require additional FDA regulatory approval and will increase our future cost of expenses.

We will have to hire additional executive officers and employees to operate our business.  If we are unable to hire qualified personnel, we may not be able to implement our business plan and if we are unable to do so, the value of our common stock could be reduced.

We currently have only four full-time employees. The loss of the services of any of our key product or business development employees could delay our product development programs and our research and development efforts. We do not maintain key person life insurance on any of our officers, employees or consultants.  In order to develop our business in accordance with our business plan, we will have to hire additional qualified personnel, including in the areas of manufacturing, clinical trials management, regulatory affairs, and business development.  With the completion of the $23.3 million Private Placement in November 2013, we now have sufficient funds to hire the necessary employees and have commenced our search for additional key employees.  However, competition for qualified employees among companies in the biotechnology and biopharmaceutical industry is intense, and no assurance can be given that we will be able attract, hire, retain and motivate the highly skilled employees that we need.  If we are unable to hire new skilled personnel, including management, our ability to properly develop our products and to implement our business plan will be adversely affected, which will result in a reduction in the value of our shares of common stock.

We are subject to extensive regulation, which can be costly, time consuming and can subject us to unanticipated delays; even if we obtain regulatory approval for some of our products, those products may still face regulatory difficulties.

All of our potential products, cell processing and manufacturing activities, are subject to comprehensive regulation by the FDA in the United States and by comparable authorities in other countries. The process of obtaining FDA and other required regulatory approvals, including foreign approvals, is expensive and often takes many years and can vary substantially based upon the type, complexity and novelty of the products involved. In addition, regulatory agencies may lack experience with our technologies and products, which may lengthen the regulatory review process, increase our development costs and delay or prevent their commercialization.

No adoptive cell therapy using tumor infiltrating lymphocytes has been approved for marketing in the U.S. by the U.S. Food and Drug Administration (FDA). Consequently, there is no precedent for the successful commercialization of products based on our technologies. In addition, we have had only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede our ability to obtain timely FDA approvals, if at all. We have not yet sought FDA approval for any adoptive cell therapy product.  We will not be able to commercialize any of our potential products until we obtain FDA approval, and so any delay in obtaining, or inability to obtain, FDA approval would harm our business.

If we violate regulatory requirements at any stage, whether before or after marketing approval is obtained, we may be fined, forced to remove a product from the market and experience other adverse consequences including delay, which could materially harm our financial results. Additionally, we may not be able to obtain the labeling claims necessary or desirable for the promotion of our products. We may also be required to undertake post-marketing trials. In addition, if we or others identify side effects after any of our adoptive cell therapies are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn and reformulation of our vaccines, additional clinical trials, changes in labeling of our vaccines, and additional marketing applications may be required.

It may take longer to complete our clinical trials than we project, or we may not be able to complete them at all.

For budgeting and planning purposes, we have projected the date for the commencement, continuation and completion of our various clinical trials.  However, a number of factors, including scheduling conflicts with participating clinicians and clinical institutions, and difficulties in identifying and enrolling patients who meet trial eligibility criteria, may cause significant delays. We may not commence or complete clinical trials involving any of our products as projected or may not conduct them successfully.

We expect to rely on medical institutions, academic institutions or clinical research organizations to conduct, supervise or monitor some or all aspects of clinical trials involving our products. We will have less control over the timing and other aspects of these clinical trials than if we conducted them entirely on our own. If we fail to commence or complete, or experience delays in, any of our planned clinical trials, our stock price and our ability to conduct our business as currently planned could be harmed.

We currently anticipate that we will have to rely on our manufacturing partner, Lonza Walkersville, Inc., to manufacture our adoptive cell therapy products for clinical trials. If Lonza fails to commence or complete, or experiences delays in, manufacturing our adoptive cell therapy products, our planned clinical trials will be delayed, which will adversely affect our stock price and our ability to conduct our business as currently planned.

We may not be able to license new TIL technology from the NIH as we plan to do, and any products that we may develop based on that new technology may not be as effective as current products and cost more to develop than we anticipated.

We have commenced discussions with the NIH to obtain a license from the NIH for a next generation TILs technology that may significantly reduce our costs of production and could potentially increase the potency of the product. No assurance can be given that we will be successful in licensing these technologies because, among other things, we currently still owe the NIH certain payments under the License Agreement.  In addition, there is no guarantee that the next generation technology will have similar clinical effect in clinical trials in terms of safety and efficacy of the product. Our development of a product based on the new TIL’s technology may require significant clinical development prior to any registration trials.  These additional trials may be extensive and may increase timelines associated with our development of such a product.

If testing of a particular product does not yield successful results, then we will be unable to commercialize that product.

Our research and development programs are at an early stage. We must demonstrate our products’ safety and efficacy in humans through extensive clinical testing. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of our products, including but not limited to the following:

•	safety and efficacy results in various human clinical trials reported in scientific and medical literature may not be indicative of results we obtain in our clinical trials;

•	after reviewing test results, we or our collaborators may abandon projects that we might previously have believed to be promising;

•	we, our collaborators or regulators, may suspend or terminate clinical trials if the participating subjects or patients are being exposed to unacceptable health risks; and

•
the effects our potential products have may not be the desired effects or may include undesirable side effects or other characteristics that preclude regulatory approval or limit their commercial use if approved.

Clinical testing is very expensive, can take many years, and the outcome is uncertain. A minimum of 24 months will elapse before we learn the results from any clinical trial using our adoptive cell therapy. The data collected from our clinical trials may not be sufficient to support approval by the FDA of our TIL-based adoptive cell therapy using tumor infiltrating lymphocytes product candidate for the treatment of Stage IV metastatic melanoma. The clinical trials for our products under development may not be completed on schedule and the FDA may not ultimately approve any of our product candidates for commercial sale. If we fail to adequately demonstrate the safety and efficacy of any product candidate under development, we may not receive regulatory approval for those products, which would prevent us from generating revenues or achieving profitability.

Our research and development plans are to a large extent dependent upon the CRADA.

We expect to conduct a large portion of our research and development under the CRADA we entered into with the NCI.  We are obligated to make quarterly payments of $250,000 under the CRADA. In addition, although the CRADA has a five year term, either party to the CRADA has the right to terminate the CRADA upon 60 days’ notice to the other party.  As a result, no assurance can be given that the NCI will not terminate the CRADA in the future and that the CRADA will, therefore, remain in effect until we complete our desired research thereunder.

We are required to pay substantial royalties under our license agreement with the NIH, and we must meet certain milestones to maintain our license rights.

Under our license agreement with the NIH for our adoptive cell therapy technologies, we are currently required to pay substantial royalties to that institution based on our revenues from sales of our products utilizing this technology, and these royalty payments could adversely affect the overall profitability for us of any products that we may seek to commercialize. In order to maintain our license rights under the NIH License Agreement, we will need to meet certain specified milestones, subject to certain cure provisions, in the development of our product candidates. There is no assurance that we will be successful in meeting all of the milestones in the future on a timely basis or at all.

Because our current product candidates represent and our other future potential product candidates will represent novel approaches to the treatment of disease, there are many uncertainties regarding the development, the market acceptance, third-party reimbursement coverage and the commercial potential of our product candidates.

There is no assurance that the approaches offered by our current product candidates or any future product candidates will gain broad acceptance among doctors or patients or that governmental agencies or third-party medical insurers will be willing to provide reimbursement coverage for proposed product candidates.  Moreover, we do not have verifiable internal marketing data regarding the potential size of the commercial market for our product candidates, nor have we obtained independent marketing surveys to verify the potential size of the commercial markets for our current product candidates or any future product candidates.  Since our current product candidates and any future product candidates will represent new approaches to treating various conditions, it may be difficult, in any event, to accurately estimate the potential revenues from these product candidates.  Accordingly, we may spend large amounts of money trying to obtain approval for product candidates that have an uncertain commercial market.  The market for any products that we successfully develop will also depend on the cost of the product.  We do not yet have sufficient information to reliably estimate what it will cost to commercially manufacture our current product candidates, and the actual cost to manufacture these products could materially and adversely affect the commercial viability of these products. If we do not successfully develop and commercialize products based upon our approach, we will not become profitable, which would materially and adversely affect the value of our common stock.

No assurance can be given that we will be able to develop a new, more efficient manufacturing process upon which our business plan to commercialize TIL-based products is dependent.

Pursuant to the CRADA, and in cooperation with Lonza Walkersville and potentially other manufacturers, we intend to develop improved methods for the generating and selecting autologous TILs, and to develop methods for large-scale production of autologous TILs that are in accord with current Good Manufacturing Practices (“cGMP”) procedures.  Developing a new, scaled-up, pharmaceutical manufacturing process that can more efficiently, and in a more automated manner measure, produce and control the physical and/or chemical attributes of our products in a cGMP facility is subject to many uncertainties and difficulties.  We have never manufactured our adoptive cell therapy product candidate on any scale, commercial or otherwise, nor has Lonza Walkersville, Inc., our main manufacturing provider.  As a result, we cannot give any assurance that we will be able to establish a manufacturing process that can produce our products at a cost or in quantities necessary to make them commercially viable. Moreover, our third-party manufacturers will have to continually adhere to current cGMP regulations enforced by the FDA through its facilities inspection program.  If the facilities of these manufacturers cannot pass a pre-approval plant inspection, the FDA premarket approval of our products will not be granted.  In complying with cGMP and foreign regulatory requirements, we and any of our third-party manufacturers will be obligated to expend time, money and effort in production, record-keeping and quality control to assure that our products meet applicable specifications and other requirements. If we or any of our third-party manufacturers fail to comply with these requirements, we may be subject to regulatory action.  No assurance can be given that we will be able to develop such a manufacturing process, or that our partners will thereafter be able to establish and operate such a production facility.

We cannot prevent other companies from licensing the same intellectual properties that we have licensed or from otherwise duplicating our business model and operations.

The intellectual properties that we are using to develop TIL-based cancer therapy products were licensed to us by the NIH under the License Agreement. However, the License Agreement is non-exclusive, and any other party could obtain a license for some or all of the licensed intellectual properties that we currently use.  No assurance can be given that the NIH has not previously licensed, or that the NIH hereafter will not license to other biotechnology companies some or all of the technologies available to us under the License Agreement.  In addition, since the National Cancer Institute, MD Anderson Cancer Center, and the H. Lee Moffitt Cancer & Research Institute and others already use the ACT technology in therapy for the treatment of Stage IV metastatic melanoma, their methods and data are also available to third parties, who may want to enter into our line of business and compete against us. We currently do not own any exclusive rights that could be used to prevent third parties from duplicating our business plan or from otherwise directly competing against us.  While technologies that may be developed for us under the CRADA are expected to provide us with the exclusive rights to those technologies, no assurance can be given that these new rights will be sufficient to prevent others from duplicating our business plan or from providing substantially similar products.

If we are unable to protect our proprietary rights, we may not be able to compete effectively or operate profitably.

Our success is dependent in part on maintaining and enforcing the patents and other proprietary rights that we have licensed and may develop, and on our ability to avoid infringing the proprietary rights of others. Patent law relating to the scope of claims in the biotechnology field in which we operate is still evolving and, consequently, patent positions in our industry may not be as strong as in other more well- established fields. Accordingly, the United States Patent and Trademark Office may not issue patents from the patent applications owned by or licensed to us. If issued, the patents may not give us an advantage over competitors with similar technology.

The issuance of a patent is not conclusive as to its validity or enforceability and it is uncertain how much protection, if any, will be given to the patents we have licensed if either the NIH or we attempt to enforce the patents and if they are challenged in court or in other proceedings, such as oppositions, which may be brought in foreign jurisdictions to challenge the validity of a patent. A third party may challenge the validity or enforceability of a patent after its issuance by the Patent Office. It is possible that a competitor may successfully challenge our patents or that a challenge will result in limiting their coverage. Moreover, the cost of litigation to uphold the validity of patents and to prevent infringement can be substantial. If the outcome of litigation is adverse to us, third parties may be able to use our patented invention without payment to us. Moreover, it is possible that competitors may infringe our patents or successfully avoid them through design innovation. To stop these activities we may need to file a lawsuit. These lawsuits are expensive and would consume time and other resources, even if we were successful in stopping the violation of our patent rights.  In addition, there is a risk that a court would decide that our patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of our patents were upheld, a court would refuse to stop the other party on the ground that its activities are not covered by, that is, do not infringe, our patents.

We also intend to rely on unpatented technology, trade secrets and confidential information. Therefore, others may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We may not be able to effectively protect our rights in unpatented technology, trade secrets and confidential information. We require each of our employees, consultants and advisors to execute a confidentiality agreement at the commencement of an employment or consulting relationship with us. However, these agreements may not provide effective protection of our information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

Competition in the field of cancer therapy is intense and many of our competitors have substantially greater managerial resources than we have.

Competition in the field of cancer therapy is intense and is accentuated by the rapid pace of technological development. Research and discoveries by others may result in breakthroughs which may render our products obsolete even before they generate any revenue. There are products currently under development by others that could compete with the products that we are developing. Many of our potential competitors have substantially greater research and development capabilities and manufacturing, marketing, financial and managerial resources than we do. Our competitors may:

•	develop safer or more effective immunotherapeutics and other therapeutic products;

•	reach the market more rapidly, reducing the potential sales of our products; or

•	establish superior proprietary positions.

Potential competitors in the market for treating metastatic melanoma will be companies, such as Bristol-Myers Squibb, Roche/Genentech, Merck, Amgen, Pfizer, and GlaxoSmithKline, which already have products on the market or in development. Other companies, such as Novartis, Celgene, Kite Pharmaceuticals, and Adaptimmune, which are focused on T cell therapies technologies to treat cancer, may also be competitors.  All of these companies, and most of our other current and potential competitors have substantially greater research and development capabilities and financial, scientific, regulatory, manufacturing, marketing, sales, human resources, and experience than we do. Many of our competitors have several therapeutic products that have already been developed, approved and successfully commercialized, or are in the process of obtaining regulatory approval for their therapeutic products in the United States and internationally.

Universities and public and private research institutions are also potential competitors.  While these organizations primarily have educational objectives, they may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products.  We may attempt to license these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.

Our competitors, either alone or with their collaborative partners, may succeed in developing technologies or products that are more effective, safer, more affordable or more easily commercialized than ours, and our competitors may obtain intellectual property protection or commercialize products sooner than we do.  Developments by others may render our product candidates or our technologies obsolete making it difficult for us to generate revenues and the value of our common stock could decrease.

We anticipate that we will face increased competition in the future as new companies enter our markets and as scientific developments surrounding immunotherapy and other cancer therapies continue to accelerate. If our product candidates receive marketing approval but cannot compete effectively in the marketplace, our profitability and financial position would suffer.

We will be dependent on third party vendors to design, build, maintain and support our manufacturing and cell processing facilities and our information technology infrastructure and systems.

As a result of our strategy to out-source most of our research and development and all of our manufacturing, we rely very heavily on third parties to perform for us, or assist us with a variety of important functions, including research and development, manufacturing and clinical trials management. We also license all of our technology from others and, at this time, do not own any intellectual properties or technologies. We intend to rely upon Lonza Walkersville, Inc. or other third party contract manufacturers to produce large quantities of materials needed for clinical trials and product commercialization. Third party manufacturers may not be able to meet our needs with respect to timing, quantity or quality. If we are unable to contract for a sufficient supply of needed materials on acceptable terms, or if we should encounter delays or difficulties in our relationships with manufacturers, our clinical testing may be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of our products. Any such delay may lower our revenues and potential profitability.

We intend to rely heavily on third party vendors to design, build, maintain and support our information technology infrastructure and systems, and supply us with data center and bandwidth services. Any inability to design or delay in implementing such information technology infrastructure and systems that are compliant with 21 CFR §11, the FDA’s guidelines on electronic records, and other regulations, or a disruption in network access or other services provided by these third party vendors, could significantly harm our business. Any financial or other difficulties our third-party vendors face may have negative effects on our business, the nature and extent of which we cannot predict. We will exercise little control over these third party vendors, which increases our vulnerability to any problems associated with the services they provide. We will need to license technology, software, and databases from third parties to facilitate certain aspects of the development of our information technology infrastructure and systems. Any errors, failures, interruptions or delays experienced in connection with these third party technologies and information services could negatively impact our business and could expose us to liabilities to third parties.

If any third party collaborator breaches or terminates its agreement with us, or fails to conduct its activities in a timely manner, the commercialization of our products under development could be slowed down or blocked completely. It is possible that our collaborators will change their strategic focus, pursue alternative technologies or develop alternative products, either on their own or in collaboration with others, as a means for developing treatments for the diseases targeted by our collaborative programs. The effectiveness of our collaborators in marketing our products will also affect our revenues and earnings.

We intend to continue to enter into additional third party collaborative agreements in the future. However, we may not be able to successfully negotiate any additional collaborative arrangements.  If established, these relationships may not be scientifically or commercially successful.

The use of our technologies could potentially conflict with the rights of others.

Our potential competitors or others may have or acquire patent rights that they could enforce against us. If they do so, then we may be required to alter our products, pay licensing fees or cease activities. If our products conflict with patent rights of others, third parties could bring legal actions against us or our collaborators, licensees, suppliers or customers, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any legal action and a required license under the patent may not be available on acceptable terms or at all.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial. Some of our competitors may be better able to sustain the costs of complex patent litigation because they have substantially greater resources. If there is litigation against us, we may not be able to continue our operations.

Should third parties file patent applications, or be issued patents claiming technology also used or claimed by us, we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine priority of invention. We may be required to participate in interference proceedings involving our issued patents and pending applications. We may be required to cease using the technology or to license rights from prevailing third parties as a result of an unfavorable outcome in an interference proceeding. A prevailing party in that case may not offer us a license on commercially acceptable terms.

We are exposed to potential product liability claims, and insurance against these claims may not be available to us at a reasonable rate in the future.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We do not have clinical trial insurance coverage, but we intend to obtain such liability coverage in the future. However, such insurance coverage may not be available to us at an acceptable cost, if at all. We may not be able to obtain insurance coverage that will be adequate to satisfy any liability that may arise. Regardless of merit or eventual outcome, liability claims may result in decreased demand for a product, injury to our reputation, withdrawal of clinical trial volunteers and loss of revenues. Thus, whether or not we are insured, a liability claim or product recall may result in losses that could be material.

Risks Related to Our Securities

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

The shares of our common stock may trade infrequently and in low volumes on the OTC QB market, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small early stage company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who can generate or influence sales volume, and that even if we came to the attention of such institutionally oriented persons, they tend to be risk-averse in this environment and would be reluctant to follow an early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares. As a result, investors could lose all or part of their investment.

You may have difficulty selling our shares because they may be deemed to be “penny stocks.”

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in any market that may develop in the future.  Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share.  Prices often are not available to buyers and sellers and the market may be very limited.  Penny stocks in start-up companies are among the riskiest equity investments.  Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC.  The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market.  A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase.  Many brokers choose not to participate in penny stock transactions.  Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares

Our existing directors and executive officers hold a substantial amount of our common stock and may be able to prevent other stockholders from influencing significant corporate decisions.

As of November 29, 2013, our officers and directors beneficially owned over 42.9% of our outstanding common stock.  These stockholders, if they act together, may be able to direct, or materially affect the outcome of matters presented to our stockholders, including the election of our directors and other corporate actions such as:

•	our merger with or into another company;

•	a sale of substantially all of our assets; and

•	amendments to our articles of incorporation.

The decisions of these stockholders may conflict with our interests or those of our other stockholders.

Our securities are quoted on the OTC QB market, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on or a national securities exchange.

Our securities are currently quoted on the OTC QB market of the OTC Markets.  Quotation of our securities on the OTC QB market may limit the liquidity and price of our securities more than if our securities were quoted or listed on a national securities exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTC QB traded company, we do not attract the extensive analyst coverage that accompanies companies listed on a national securities exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. These factors may have an adverse impact on the trading and price of our securities.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including:

•	announcements of the results of clinical trials by us or our competitors;

•	developments with respect to patents or proprietary rights;

•	announcements of technological innovations by us or our competitors;

•	announcements of new products or new contracts by us or our competitors;

•	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

•	changes in financial estimates by securities analysts and whether our earnings meet or exceed such estimates;

•	conditions and trends in the pharmaceutical and other industries;

•	general economic, political and market conditions and other factors; and

•	the occurrence of any of the risks described in this prospectus.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We will have to raise substantial amounts of additional capital in the future. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Future sales of our common stock may depress our stock price.

As of November 29, 2013, we had 19,450,958 shares of our common stock outstanding.  We estimate that approximately 776,000 of the 19,450,958 outstanding shares are currently unrestricted, freely tradable shares.  However, as a result of the registration of the shares included in this prospectus, a total of 3,145,300 shares of currently outstanding common stock that are owned by the selling stockholders will be able to be freely sold on the market, which number will increase following such registration to 24,017,456 shares if all of the shares of Series A Preferred are converted and all of the warrants are exercised by the selling stockholders.  During the past year, however, the average daily trading volume of our shares has been extremely low, and there have been many days in which no shares were traded at all.  Because there currently are only approximately 776,000 unrestricted shares that are freely tradeable on the OTC QB market, the sudden release of 24,017,456 additional freely trading shares included in this prospectus onto the market, or the perception that such shares will or could come onto the market, could have an adverse affect on the trading price of our stock.  In addition to the shares that may be registered for re-sale under this prospectus, an additional 16,305,958 shares of restricted stock will become eligible for public resale under Rule 144.  No prediction can be made as to the effect, if any, that sales of the shares included in this prospectus or subject to Rule 144 sales, or the availability of such shares for sale, will have on the market prices prevailing from time to time.  Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, we could become subject to sanctions or investigations by regulatory authorities and/or stockholder litigation, which could harm our business and have an adverse effect on our stock price.

As a public reporting company, we are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002, which requires our management to assess and report on our internal controls over financial reporting. For the year ended December 31, 2012, our management identified material weaknesses in our internal controls over financial reporting and, therefore, determined that our internal controls over financial reporting were not adequate. While we are attempting to remedy the internal control weaknesses, we may not be able to adequately correct the issues, and other future material weaknesses in our internal controls may arise. Material weaknesses in our internal controls could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities or stockholder litigation.

Our board could issue “blank check” preferred stock without stockholder approval with the effect of diluting existing stockholders and impairing their voting rights.

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of “blank check” preferred stock (of which only 17,000 have been designated as the Series A Preferred) with designations, rights and preferences as may be determined from time to time by our board of directors. Our board is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have never declared or paid any cash dividends or distributions on our common stock. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors” beginning on page 5.

The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the investors and placement agents in the Private Placement.  As a result, we will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.  All proceeds from the sale of the shares will be for the account of the selling stockholders.  The selling stockholders may sell these shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  However, we may receive proceeds upon the cash exercise of the sommon stock purchase warrant, the underlying shares of which are offered by this prospectus.  If all of the warrants issued in connection with the Private Placement  are exercised at the initial exercise price of $2.50 per share (which exercise price is subject to adjustment under customary anti-dilution protections), then we will receive gross proceeds of approximately $30,930,000.  Any such proceeds will be used for working capital and general corporate purposes.  No assurance can be given, however, that all or any portion of such warrants will be exercised.

BUSINESS

Overview

Overview

Lion Biotechnologies, Inc. is an emerging biotechnology company focused on developing and commercializing adoptive cell therapy (ACT) using autologous tumor infiltrating lymphocytes (TILs) for the treatment of metastatic melanoma and other solid cancers.  ACT utilizes T-cells harvested from a patients to treat cancer in that patient.  TILs, a specific kind of anti-tumor T-cells that are naturally present in a patient’s tumors, are collected from individual patient tumor samples. The TILs are then activated and expanded ex vivo and then infused back into the patient to fight the tumor cells.

ACT using TILs was developed by Dr. Steven Rosenberg, Chief of Surgery at the National Cancer Institute (NCI) in Bethesda, Maryland and Professor of Surgery at the Uniformed Services University of Health Sciences and at the George Washington University School of Medicine and Health Sciences in Washington, D.C. We have (i) acquired a worldwide, non-exclusive license for various adoptive cell therapy technologies from Dr. Rosenberg via the National Institute of Health (NIH), an agency of the United States Public Health Service within the Department of Health and Human Services, and (ii) entered into a Cooperative Research and Development Agreement (CRADA) with the NCI, pursuant to which we intend to support the in vitro development of improved methods for the generation and selection of TILs, develop approaches for large-scale production of TILs, and conduct clinical trials using these improved methods of generating TILs for the treatment of metastatic melanoma.  We are also in discussions with the NIH to exclusively license additional rights to next generation T-cell technology that may have higher potency, persist over a longer period of time, require fewer cells, and have a lower manufacturing cost. However, no assurance can be given that we will be able to license these additional rights.

TIL therapy is presently available as a physician-sponsored investigational therapy for the treatment of metastatic melanoma at several institutions, including the NCI, MD Anderson Cancer Center, and the H. Lee Moffitt Cancer & Research Institute. Clinical trials at different institutions show that durable response rates can be observed in approximately half of metastatic melanoma patients treated with TIL therapy. Complete responses can be seen in about 10% of metastatic melanoma patients treated with TILs.

Unfortunately, manufacturing TILs is currently labor intensive, costly, and time-consuming, which has limited its widespread application. We have entered into a Manufacturing Services Agreement with Lonza Walkersville, Inc. (“Lonza”) pursuant to which Lonza has agreed to manufacture, package, ship and handle quality assurance and quality control of the TIL therapy. Lonza has commenced developing a commercial-scale manufacturing process for the TIL therapy. The goal is to develop and establish a manufacturing process for the large-scale production of TILs that is in accord with current Good Manufacturing Practices (cGMP). By providing centralized manufacturing, we believe TIL therapy can be more widely available to a larger number of cancer patients.

Company History--Corporate Restructuring

We were incorporated in the State of Nevada on September 17, 2007. Until March 2010, we were an inactive company known as Freight Management Corp.  On March 15, 2010, we acquired the rights, title and interest to certain assets, including certain patents, patent applications, materials, and know-how, related to the development and commercialization of biotechnology drugs, and then commenced developing anti-cancer drugs based primarily on anti-CD55+ antibody (the “Anti-CD55+ Antibody Program”).  However, test results from the studies performed for us as part of the Anti-CD55+ Antibody Program failed to meet the pre-clinical development endpoints, and in October 2011 our Board of Directors abandoned the Anti-CD55+ Antibody Program.

In 2011 we identified an opportunity to develop and commercialize adoptive cell therapy using autologous tumor infiltrating lymphocytes for the treatment of Stage IV metastatic melanoma and other cancers based on technologies that we could license from the National Institutes of Health, an agency of the United States Public Health Service within the Department of Health and Human Services (“NIH”).  Accordingly, in October 2011, we entered into a Patent License Agreement (the “License Agreement”) with the NIH for a non-exclusive worldwide right and license to develop and manufacture certain proprietary adoptive cell therapy using autologous tumor infiltrating lymphocytes for the treatment of certain cancers. The intellectual property subject to the License Agreement is covered by various patents and patent applications.

Our goal was to raise additional funding to develop our new products and establish our new business. Early in 2013 we determined that, in order to attract new investors it was necessary to (i) restructure our prior debt and equity issuances and (ii) hire new management.  Accordingly, on May 22, 2013 we completed a restructuring of our unregistered debt and equity securities (the “Restructuring”) and raised $1.25 million.  We also replaced most of our officers and directors.  To effect the Restructuring, we entered into an exchange agreement (the “Exchange Agreement”) and other agreements pursuant to which (i) most of the outstanding promissory notes and other debt instruments that we issued to investors were converted into shares of common stock; (ii) substantially all of outstanding warrants to purchase shares of capital stock were exchanged for shares of common stock; (iii) certain investors who invested in our prior private equity offerings (the “Prior PIPE Transactions”) purchased additional shares of common stock; and (iv) certain investors who purchased shares of common stock in the Restructuring received additional shares of common stock, for no additional consideration.

Under the Exchange Agreement, creditors holding (i) an aggregate of approximately $7.2 million (including accrued interest and penalties) of the senior secured notes that we issued on July 27, 2011 (the “Senior Secured Notes”), (ii) an aggregate of approximately $1.7 million (including accrued interest and penalties) of bridge notes issued May 7, 2012 and September 12, 2012 (the “12% Secured Notes”), and (iii) an aggregate of approximately $0.3 million in other outstanding debt (the Senior Secured Notes, 12% Secured Notes and other debt is herein collectively referred to as the “Debt”) converted the Debt into shares of common stock at a conversion price of $1.00 per share.  In addition, certain creditors and other warrantholders who collectively owned warrants to purchase 40,800 shares of our common stock, exchanged their warrants for shares of common stock.  Under the Exchange Agreement, we also sold 250,000 shares of common stock for $250,000 (i.e. at a purchase price of $1.00 per share).  Collectively, we issued a total of 9,558,441 shares of common stock under the Exchange Agreement.

In order to raise additional working capital, in connection with the Restructuring, we also sold additional shares of our common stock, at a price of $1.00 per share, to certain investors who had previously purchased common stock and warrants from us in the Prior PIPE Transactions.  In order to induce those investors to purchase a certain amount of shares, for no additional consideration we issued to each investor the number of shares of common stock that the investor would have received in the Prior PIPE Transactions had the price per share of common stock in the Prior PIPE Transactions been $1.00 per share.  A total of 3,355,068 shares of common stock were issued in these transactions, and an aggregate of $1,100,000 of cash was received by us from these sales.  Finally, security holders holding warrants to purchase 81,934 shares of common stock cancelled their warrants and received one share of common stock for each share of common stock underlying the warrants.

The effect of the Exchange Agreement transactions and the sale of shares to the investors in the Prior PIPE Transactions was to (i) extinguish all outstanding secured and unsecured promissory notes (representing liabilities of approximately $8,373,000 in the aggregate), (ii) raise a total of $1,250,000 of cash from the sale of the securities, and (iii) extinguish substantially warrants for all but 1,000 shares, including the anti-dilution provisions contained therein.  The shares of common stock that we issued in the foregoing transactions do provided for new limited anti-dilution protection for stock issuances for less than $1.00 per share.  The foregoing anti-dilution provision expires upon the completion of the Private Placement.

On May 20, 2013, Martin Schroeder resigned from the Board of Directors.  In connection with the Restructuring, on May 22, 2013, Anthony Cataldo, Michael Handelman and William Andrews resigned from our Board of Directors.  Finally, on May 24, 2013, our stockholders removed Dr. L. Stephen Coles from the Board and elected Paul Kessler to serve as an additional director on the Board.  Mr. Kessler is a director of Bristol Investment Fund, Ltd. and a manager of Bristol Capital Advisors, LLC who, collectively, hold approximately 21.4% of our currently outstanding shares of common stock.

After the completion of the foregoing transactions, our Board continued its search for a new, experienced Chief Executive Officer and for new directors.  In particular, we continued our negotiations with Dr. Manish Singh, the principal executive officer and stockholder of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”).  On July 24, 2013, we entered into an Agreement and Plan of Merger with Lion Delaware, and Genesis Biopharma Sub, Inc., our newly formed Delaware subsidiary (“Merger Sub”), and thereby acquired Lion Delaware (the “Merger”).  The purpose of the Merger was to acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding.  In the Merger, Lion Delaware’s stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 1,340,000 shares of common stock, as well as the ability to receive an additional 1,350,000 shares of common stock upon the achievement of certain milestones related to our financial performance and position.  The Private Placement satisfied one of the performance targets and, accordingly, on November 5, 2013 we issued 675,000 shares of our common stock to the former owners of Lion Delaware.   As part of the Merger, Dr. Manish Singh entered into an employment agreement with us whereby we appointed him as our Chief Executive Officer and Chairman of the Board of Directors.  We also agreed to reconstitute our Board of Directors by appointing Jay Venkatesan and Sanford J. Hillsberg to replace David Voyticky and Paul Kessler as directors on our Board.  Those appointments and resignations became effective on September 3, 2013, and Mr. Hillsberg and Dr. Venkatesan are now directors on our Board.

Recent Corporate Action--Reverse Stock Split, Change of Corporate Name, Increase in Authorized Common Stock, and Creation of Blank Check Preferred Stock

In September 2013, we amended and restated our articles of incorporation to (i) effect a reverse stock split (pro-rata reduction of outstanding shares) of our common stock at a reverse split ratio of 1-for-100, (ii) increase (after the reverse stock split) the number of our authorized number of shares of common stock to 150,000,000 shares, (iii) authorize the issuance of 50,000,000 shares of “blank check” preferred stock, $0.001 par value per share, (iv) the change in the name of this company to “Lion Biotechnologies, Inc.”, and (v) add indemnification provisions for directors and limits on the personal liability of officers and members of our Board.

Technology and Proposed Products; Regulatory Strategy

Patients undergoing TIL therapy must have their tumors surgically resected and then shipped to the company’s manufacturing facility, where the TILs are isolated, activated, and expanded to billions in vitro, away from cancer’s immune-suppressing effects.  These highly activated, potent TILs are then infused back into the patient, who has been preconditioned to remove all suppressive influences.  The TILs are infused into the patient with interleukin-2 (IL-2) to stimulate the immune system.

Results from early stage clinical trials conducted in small patient populations at various institutions, including the NCI, MD Anderson, and Moffitt, show that about half of metastatic melanoma patients refractory to other treatments and treated with TILs experienced an objective response, showing tumor shrinkage. Complete responses, where all of the tumor was eradicated, occurred in approximately 10% of those patients.  Responses were durable, lasting as long as 6.9 years and were observed at multiple sites where metastasis was present.

We plan to initiate a Phase 3 registration clinical trial to treat metastatic melanoma patients refractory to other treatments with TIL therapy.  Subject to receiving FDA clearance for this trial, enrollment for the Phase 3 trial is expected to begin in 2015. We also plan to conduct trials to treat metastatic melanoma in the frontline setting, combining TILs with CTLA-4 antibodies, such as ipilimumab (Yervoy®), BRaf inhibitors, such as vemurafenib (Zelboraf®), or PD-1/PD-L1 antibodies, such as nivolumab or lambrolizumab.

In addition to metastatic melanoma, we intend to investigate and develop TIL therapy for the treatment of other cancers by funding exploratory pilot clinical trials under sponsored research agreements with various medical and research institutions.  To date, we have not entered into any sponsored research agreements, and no assurance can be given if or when such pilot trials will begin.

Market Opportunity

The initial indication for our TIL therapy will be for the treatment of metastatic melanoma.  From 1975 to 2010, the incidence of melanoma tripled in the United States. The American Cancer Society estimates that about 76,690 new cases of melanoma will be diagnosed and 9,480 Americans are expected to die of melanoma in the United States in 2013.  Based on current estimates of the number of annual deaths due to metastatic melanoma, as many as 7,000 metastatic melanoma patients could be eligible for TIL therapy annually in the United States. The number of metastatic melanoma patients suitable for TIL therapy outside the U.S. is approximately twice that of the U.S. However, the number of eligible patients may significantly increase worldwide if and when TIL therapy is approved.  In addition to melanoma, TIL technology also may be applicable to treat other solid tumors. If TIL therapy can be used to treat additional indications, the market opportunity will be significantly larger.

Agreements Related To Intellectual Property

Cooperative Research And Development Agreement (CRADA)

On August 5, 2011, we entered into a CRADA with the NIH and NCI. Under the terms of the five-year CRADA, we will work with Dr. Rosenberg to further develop TIL therapies. Specifically, the purposes of the CRADA are to: (i) support in vitro development of improved methods for the generation and selection of TILs with anti-tumor reactivity from patients, (ii) develop approaches for large-scale production of TILs that are in accord with cGMP procedures suitable for use in treating patients, and (iii) conduct clinical trials using these improved methods of generating TILs as well as improved adoptive cell therapy patient preparative regimens.

Both the NCI and Lion Biotechnologies may provide personnel, services, facilities, equipment or other resources under the agreement. Under the terms of the CRADA, we will have an exclusive option to negotiate an exclusive license to any new inventions developed jointly or independently by NCI scientists during the course of the research project. The term of the CRADA is five years, but either party to the CRADA has the right to terminate the CRADA upon 60 day notice.

Under the CRADA, we are required to provide funds to Dr. Rosenberg, which funds may be used to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses. Our obligation is to provide $1,000,000 of funds annually under the CRADA, which amount is disbursed in quarterly installments of $250,000.  Dr. Rosenberg can allocate the funding between the various categories in support of the CRADA research as he sees fit.  All payments required to be made under the CRADA to date have been made.

National Institutes Of Health License Agreement

Effective October 5, 2011, we entered into a Patent License Agreement (the “License Agreement”) with the NIH. Pursuant to the License Agreement, the NIH granted us a non-exclusive worldwide right and license to develop and manufacture autologous TILs for the treatment of metastatic melanoma and three other cancers. The intellectual property subject to the License Agreement is covered by patents and patent applications, consisting of issued and pending patent applications in the United States, as well as foreign patents and patent applications as counterparts of U.S. patents/patent applications, including Europe, Australia, and Canada. We were also granted limited rights to sublicense the intellectual property subject to the License Agreement. The License Agreement will expire on a product-by-product basis upon the expiration of the subject patent rights.

The subject matter claimed in the patents and patent applications that were licensed by us under the License Agreement generally relates to:

•	Methods to identify and isolate T-cells and TILs in particular

•	Ex vivo methods to grow T-cells and TILs in particular

•	Methods to use T-cells and TILs in particular as therapeutic agents for the treatment of metastatic cancers, including but not limited to metastatic melanoma

Under the License Agreement, we are responsible for paying the patent maintenance costs. The annual maintenance cost for the current elements of the portfolio will range from $50,000 to $100,000. The licensed issued U.S. patents will expire at various times through 2026, assuming that all maintenance fees are timely paid.

Lion Biotechnologies has the right to terminate the License Agreement in any country on 60 day notice, and NIH has the right to terminate the agreement if the company is in material breach, and the breach is not cured within a specified cure period, upon certain bankruptcy and insolvency events, or if the company fails to comply with or achieve certain development timelines as set forth in the License Agreement.

In consideration for the rights granted by the License Agreement, we paid the NIH a total of $723,000 of upfront licensing fees and expense reimbursements following the execution of the License Agreement. We are also required to pay a 6% royalty on annual net sales for all products covered by the License Agreement, as well as make minimum annual royalty payments, which minimum royalties will be credited against any earned royalties due for sales in that year.

In addition to the up-front payment and on-going royalty payments, we are also obligated to make lump sum benchmark milestone payments upon the achievement of certain clinical and regulatory milestones for each of the four indications (melanoma, breast cancer, ovarian cancer, and colorectal cancer). We initially intend to focus our efforts on the development of licensed products in the metastatic melanoma field of use. If we achieve all benchmarks for metastatic melanoma, up to and including the product’s first commercial sale in the United States and any foreign country, the total amount of such benchmark payments will be $6,050,000. If we achieve all benchmarks for all four licensed indications, the aggregate amount of benchmark payments that we will have to make to NIH will be $36,300,000.

Manufacturing

Lion Biotechnologies currently has no capability to manufacture supplies of any product and relies on third-party manufacturers to produce materials as needed for research and clinical trials.

On June 21, 2011, we entered into a process development and scale-up consulting agreement with Lonza Walkersville, Inc. (“Lonza”), Lonza’s U.S. production facility, relating to the manufacture of TILs.  Lonza is a leading international supplier to the pharmaceutical, healthcare and life science industries. Under the terms of the Lonza consulting agreement, Dr. Rosenberg and his colleagues at the NCI transferred the standard operating procedures used to manufacture the TILs to Lonza.  Lonza would then develop manufacturing procedures and protocols for the manufacture of TILs for clinical trials and commercial sales.

Effective as of November 4, 2011, we entered into a Letter of Intent with Lonza and paid Lonza $500,000 for process development services related to the manufacture of TILs for clinical trials. These initial development services have been completed.

In December 2011, we entered into a five-year Manufacturing Services Agreement with Lonza. Under the Manufacturing Services Agreement, Lonza agreed to manufacture, package, ship and handle quality assurance and quality control of the TIL therapy products. Under the Manufacturing Services Agreement, we will be the owners of all intellectual property that is developed, conceived, invented or reduced to practice by Lonza, other than intellectual property that is generally applicable to the development or manufacture of chemical or biological products, or intellectual property that improves Lonza’s previously owned intellectual property.

All Lonza services will be provided under separate statements of work agreed to enter into from time to time. The first statement of work, which was entered into in December 2011, described the services Lonza must perform in connection with optimizing the manufacturing process for TIL therapy products. The fees and costs of Lonza’s services under the Manufacturing Services Agreement depend on each statement of work.  To date, we have not requested that Lonza provide additional services under the Manufacturing Services Agreement

Research and Development

Expenditures for research and development activities related to continuing operations were $1,656,000 and $1,756,000 for the years ended December 31, 2012 and 2011, respectively.  For further information regarding our research and development activities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

Our currently projected expenditures for 2014 include approximately $5-$6 million for research and development.  The actual cost of our programs could differ significantly from our current projections if we change our planned development process. In the event that actual costs of our clinical program, or any of our other ongoing research activities, are significantly higher than our current estimates, we may be required to significantly modify our planned level of operations.

There is a risk that any drug discovery and development program may not produce revenue because of the risks inherent in drug discovery and development. The successful development of any product candidate is highly uncertain. It is difficult to reasonably estimate or know the nature, timing and costs of the efforts necessary to complete the development of, or the period in which material net cash inflows are expected to commence from any product candidate, due to the numerous risks and uncertainties associated with developing drugs. Any failure to complete any stage of the development of products in a timely manner could have a material adverse effect on our operations, financial position and liquidity.

Competition

The pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid and significant technological changes and advancements. Many companies, research institutions and universities are doing research and development work in a number of areas similar to those that the company focuses on that could lead to the development of new products which could compete with and be superior to our product candidates.

Competitors may have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for treating various diseases that could be superior. Technological developments in the pharmaceutical and biopharmaceutical and related fields can occur at a rapid rate, and competition can intensify as advances in these fields are made. Accordingly, we will be required to continue to devote substantial resources and efforts to research and development activities in order to potentially achieve and maintain a competitive position. Products that are developed may become obsolete before we are able to market them. Competitors may have significantly more experience in undertaking preclinical testing and human clinical trials with new or improved therapeutic products and obtaining regulatory approvals of such products. A number of these companies already market and may be in advanced phases of clinical testing of various drugs or therapies that may compete with our lead product candidate or any future product candidates. Competitors may develop or commercialize products more rapidly than we do or with significant advantages over any products we develop. Competitors may therefore be more successful in commercializing their products, which could adversely affect our business.

Potential competitors in the market for treating metastatic melanoma will be companies, such as Bristol-Myers Squibb, Roche/Genentech, Merck, Amgen, Pfizer, and GlaxoSmithKline, which already have products on the market or in development. Other companies, such as Novartis, Celgene, Kite Pharmaceuticals, and Adaptimmune, which are focused on T cell therapies technologies to treat cancer, may also be competitors.

In addition to other companies, colleges, universities, governmental agencies and other public and private research organizations are becoming more active in seeking patent protection and licensing arrangements to collect royalties for use of technologies that have been developed, some of which may be directly competitive with our current or future product candidates. The governments of a number of foreign countries are aggressively investing in cellular therapy research and promoting such research by public and private institutions within those countries. These domestic and foreign institutions and governmental agencies, along with pharmaceutical and specialized biotechnology companies, can be expected to compete.

Our competitive position may be significantly impacted by the following factors, among others:

•	ability to obtain FDA marketing approval for products on a timely basis

•	level of acceptance of products by physicians compared competing products

•	ability to manufacture products on a commercial scale to meet demand

•	effectiveness of sales and marketing efforts

•	ability to secure reimbursement for products

•	price of products relative to competing products or therapies

•	ability to recruit and retain appropriate management and scientific personnel

•	ability to develop a commercial scale research and development, manufacturing and marketing infrastructure either independently or with strategic partners

Government Regulation

The United States and other developed countries extensively regulate the preclinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of drugs and biologic products. The United States Food and Drug Administration, under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations, regulates pharmaceutical and biologic products.

To obtain approval of our product candidates from the FDA, we must, among other requirements, submit data supporting safety and efficacy for the intended indication as well as detailed information on the manufacture and composition of the product candidate. In most cases, this will require extensive laboratory tests and preclinical and clinical trials. The collection of these data, as well as the preparation of applications for review by the FDA involve significant time and expense. The FDA also may require post-marketing testing to monitor the safety and efficacy of approved products or place conditions on any approvals that could restrict the therapeutic claims and commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems at any time following initial marketing of our products.

The first stage of the FDA approval process for a new biologic or drug involves completion of preclinical studies and the submission of the results of these studies to the FDA. This data, together with proposed clinical protocols, manufacturing information, analytical data and other information submitted to the FDA, in an investigational new drug application (IND), must become effective before human clinical trials may commence. Preclinical studies generally involve FDA regulated laboratory evaluation of product characteristics and animal studies to assess the efficacy and safety of the product candidate.

After the IND becomes effective, a company may commence human clinical trials. These are typically conducted in three sequential phases, but the phases may overlap. Phase I trials consist of testing of the product candidate in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase I trials in cancer are often conducted with patients who are not healthy and who have end-stage or metastatic cancer. Phase II trials, in addition to safety, evaluate the efficacy of the product candidate in a patient population somewhat larger than Phase I trials. Phase III trials typically involve additional testing for safety and clinical efficacy in an expanded population at multiple test sites. A company must submit to the FDA a clinical protocol, accompanied by the approval of the Institutional Review Boards at the institutions participating in the trials, prior to commencement of each clinical trial.

To obtain FDA marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, among other things, detailed information on the manufacture and composition of the product candidate, in the form of a new drug application (NDA) or, in the case of a biologic, a biologics license application (BLA).

The amount of time taken by the FDA for approval of an NDA or BLA will depend upon a number of factors, including whether the product candidate has received priority review, the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question, and the workload at the FDA.  The FDA has committed to reviewing standard BLAs in 10 months and priority BLAs in six months, but the actual time it takes to review any BLA that we may file could be substantially longer.

The FDA may, in some cases, confer upon an investigational product the status of a fast track product. A fast track product is defined as a new drug or biologic intended for the treatment of a serious or life-threatening condition that demonstrates the potential to address unmet medical needs for this condition. The FDA can base approval of an NDA or BLA for a fast track product on an effect on a surrogate endpoint, or on another endpoint that is reasonably likely to predict clinical benefit. If a preliminary review of clinical data suggests that a fast track product may be effective, the FDA may initiate review of entire sections of a marketing application for a fast track product before the sponsor completes the application.

The FDA may, during its review of a BLA, ask for additional data that may require conducting additional clinical trials. If the FDA does ultimately approve the product candidate for marketing, it may require post-marketing testing to monitor the safety and effectiveness of the product. The FDA also may in some circumstances impose restrictions on the use of the product.

We anticipate that our products will meet the qualifications of a “biological product” and, therefore, qualify for 12 years of data exclusivity under the Patient Protection and Affordable Care Act.  However, there can be no assurance that the 12 years of exclusivity provided for under the Patient Protection and Affordable Care Act will remain in effect, or that our products will meet the qualifications of a “biological product” to receive the specified period of exclusivity.  If we do qualify as a biologic under this law, other companies would be prevented from using our clinical data to support their applications for regulatory approval.

Before approving a BLA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA’s cGMP, which are regulations that govern the manufacture, holding and distribution of a product. Manufacturers of biologics also must comply with the FDA’s general biological product standards. Following approval, the FDA periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the good manufacturing practices regulations. We must ensure that any third-party manufacturers continue to comply with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product. Adverse patient experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a biologic product also must be in compliance with FDA and Federal Trade Commission requirements, which include, among others, standards and regulations for off-label promotion, industry sponsored scientific and educational activities, promotional activities involving the internet, and direct-to-consumer advertising.  We will be subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials, including chemicals and radioactive and biological materials. In addition, we will be subject to various laws and regulations governing laboratory practices and the experimental use of animals. In each of these areas, as above, the FDA has broad regulatory and enforcement powers, including the ability to levy fines and civil penalties, suspend or delay issuance of product approvals, seize or recall products, and deny or withdraw approvals.

In addition to laws and regulations enforced by the FDA, we are also subject to regulation under NIH guidelines as well as under the Controlled Substances Act, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local laws and regulations, as our research and development may involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds.

We will also be subject to a variety of regulations governing clinical trials and sales of products outside the United States.  Whether or not FDA approval has been obtained, approval of a product candidate by the comparable regulatory authorities of foreign countries and regions must be obtained prior to the commencement of marketing the product in those countries. In the European Union, Canada and Australia, regulatory requirements and approval processes are similar, in principle, to those in the United States. However, the approval process varies from one regulatory authority to another and the time may be longer or shorter than that required for FDA approval.

Properties

As of August 1, 2013, our new corporate offices are located at 21900 Burbank Blvd, Third Floor, Woodland Hills, California 91367.  We lease these offices under a six-month lease for a monthly rental of $5,916.  We do not own or lease any other real property.

Employees

We currently have only four full-time employees.

Legal Proceedings

We are not currently a party to any legal proceedings.  From time to time we may be involved in legal claims or proceedings that arise out of the ordinary course of business.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Since October 23, 2013, our common stock has been quoted under the symbol “LBIO”.  Prior thereto, our common stock was quoted under the symbol “GNBP”.  Our common stock is currently quoted on the OTC QB market of the OTC Markets.  Prior to October 23, 2013, our common stock was quoted on the OTC Pink Limited market and on the OTC Bulletin Board.

Trading in our common stock has been limited and sporadic during the past two years.  As a result, the high and low bid information for our common stock may not be meaningful given the level of trading in our stock and our lack of business operations, revenues and assets. The following table shows the high and low prices of our common shares on the OTC Pink Limited market and the OTC Bulletin Board. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.  The prices in the following table have been adjusted to reflect a 1-for-100 reverse stock split that we effected on September 26, 2013.

Fiscal Year Ended December 31, 2013	High	Low
First Quarter	$20.00	$3.00
Second Quarter	$7.00	$1.00
Third Quarter	$16.00	$1.65
Fourth Quarter (through December 3, 2013)	$18.00	$3.41

Fiscal Year Ended December 31, 2012	High	Low
First Quarter	$135.00	$84.00
Second Quarter	$122.00	$35.00
Third Quarter	$77.70	$25.00
Fourth Quarter	$50.00	$13.00

Fiscal Year Ended December 31, 2011	High	Low
First Quarter	$126.00	$103.00
Second Quarter	$165.00	$90.00
Third Quarter	$154.00	$78.00
Fourth Quarter	$140.00	$77.50

Stockholders

As of November 29, 2013, there were approximately 140 holders of record of our common stock, not including any persons who hold their stock in “street name.”  In addition, we had nine holders of record who owned shares of our Series A Preferred.

Dividends

We have not paid any dividends on our common stock to date and do not anticipate that we will pay dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available, our earnings, if any, our financial condition, our anticipated capital requirements and other factors that the Board of Directors may think are relevant. However, we currently intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

Under the terms of the Series A Preferred, we may not declare, pay or set aside any dividends on shares of any class or series of capital stock (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred first receive, or simultaneously receive, an equal dividend on each outstanding share of Series A Preferred.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2012, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, warrants and other rights, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	--	--	--
Equity compensation plans not approved by stockholders	94,750	$108.50	85,250	(2)
Total	94,750	$108.50	--
______________
(1)
On October 14, 2011, the Board of Directors adopted our 2011 Equity Incentive Plan.  However, that plan has not been submitted to our stockholders for their approval.  Accordingly, while we have an equity compensation plan, we don’t have a plan that was approved by the stockholders.

(2)	In September 2013, we amended the 2011 Equity Incentive Plan to increase the number of shares we are authorized to issue under that plan to 1,700,000 shares of common stock

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following information together with our financial statements and notes thereto that are included in this prospectus.  This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions.  Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those presented under “Risk Factors” and elsewhere in this prospectus.

Overview

Background on the Company and Recent Change in Strategic Focus

On March 15, 2010, we entered the biopharmaceutical business when we acquired the rights, title and interest to certain assets, including certain patents, patent applications, materials, and know-how, related to the development and commercialization of biotechnology drugs, and then commenced developing anti-cancer drugs based primarily on anti-CD55+ antibodies (the “Anti-CD55+ Antibody Program”). We engaged the University of Nottingham to conduct our research and development. Although we initially believed that the proposed anti-CD55+ therapies that we were attempting to develop had significant commercial potential, test results received in mid-2011 from the studies performed for us by the University of Nottingham failed to meet the pre-clinical development endpoints. Accordingly, in 2011 we decided to (i) end our development efforts for the anti-CD55+ technology, and (ii) pursue the development of a new TIL-based ready-to-infuse adoptive cell therapy product candidate.

On October 5, 2011 we licensed the rights to the adoptive cell therapy from the National Institute of Health (“NIH”) and to a manufacturing process for a TIL-based therapy (initially for Stage IV metastatic melanoma) that we intend to develop to enable us to make the adoptive cell therapy available to a larger number of patients. The license agreement required us to pay the NIH approximately $723,000 of upfront licensing fees and expense reimbursements in 2011. In addition, we will have to pay royalties of six percent (6%) of net sales (subject to certain annual minimum royalty payments of $20,000 per year), a percentage of revenues from sublicensing arrangements, and lump sum benchmark royalty payments on the achievement of certain clinical and regulatory milestones for each of the various indications. We also have to make certain benchmark payments to the NIH based on the development and commercial release of licensed products using the technology underlying the License Agreement.  If we achieve all benchmarks for metastatic melanoma, up to and including the product’s first commercial sale in the United States, the total amount of such benchmark payments will be $6,050,000 for the melanoma indication. The benchmark payments for the other three indications, if all benchmarks are achieved, will be $6,050,000 for ovarian cancer, $12,100,000 for breast cancer, and $12,100,000 for colorectal cancer. Accordingly, if we achieve all benchmarks for all four licensed indications, the aggregate amount of benchmark royalty payments that we will have to make to NIH will be $36,300,000.

In order to develop the adoptive cell immunotherapies we licensed from the NIH, effective August 5, 2011, we signed a Cooperative Research and Development Agreement (“CRADA”) with the NIH and the National Cancer Institute (“NCI”). Under the terms of the CRADA, we are required to provide $1,000,000 per year (in quarterly installments of $250,000) to support research activities thereunder and to pay for supplies and travel expenses.

In December 2011, we entered into a five-year Manufacturing Services Agreement with Lonza Walkersville, Inc. under which Lonza agreed to manufacture, package, ship and handle quality assurance and quality control of our TIL-based autologous cell therapy products. All of Lonza Walkersville’s services will be provided under separate statements of work that we have agreed to enter into, from time to time, with Lonza Walkersville, Inc. In 2011, we paid Lonza a total of $500,000, but we did not request any additional services from Lonza during the year ended December 31, 2012.

Since we entered into the License Agreement, we have not made any sales that would have required us to make royalty payments to the NIH, nor were there any benchmarks or milestones achieved that would have required us to make lump sum benchmark royalty payments under the NIH license agreement.  However, as of September 30, 2013 we still owed the NIH $632,292 for fees that were incurred in 2011.  These costs are included in “Accrued Expenses – National Institutes of Health” on the accompanying condensed balance sheet and in research and development in the accompanying condensed statement of operations.  We are currently in discussions with the NIH regarding the scope of the License Agreement and the fees we are obligated to pay thereunder.  We have also been in discussions with the NIH regarding additional technologies that we may license from the NIH.

In 2011 we acquired a worldwide, non-exclusive license for various adoptive cell therapy technologies from the NIH, and we have entered into a Cooperative Research and Development Agreement with the National Cancer Institute (NCI), pursuant to which we intend to support the in vitro development of improved methods for the generation and selection of autologous tumor-infiltrating lymphocytes (TILs).  Recently, we have been in discussions with the NIH to obtain additional licenses to next generation TIL technologies.  These licensed rights would consist of cells enriched for higher potency that have a lower cost of goods and a shorter manufacturing process.  If we do obtain these license rights, our future license fees and other related costs will increase.  In addition, should be obtain the additional licenses, a Phase I clinical trial is planned at NCI, which will also increase our future operating expenses.  No assurance can be given that we will be able to obtain a license to the next generation technologies, or that we will conduct the planned Phase I clinical trial.

In May 2013 we completed a restructuring of our unregistered debt and equity securities (the “Restructuring”) and raised $1.25 million.  Creditors holding (i) an aggregate of approximately $7.2 million (including accrued interest and penalties) of the senior secured notes (the “Senior Secured Notes”), (ii) an aggregate of approximately $1.7 million (including accrued interest and penalties) of bridge promissory notes  (the “12% Secured Notes”), and (iii) an aggregate of approximately $0.3 million of other outstanding debt converted these debts into shares of common stock at a conversion price of $1.00 per share.  In connection with the Restructuring, we also sold a total of 3,605,069 shares of common stock for $1,250,000 (i.e. at a purchase price of $1.00 per share).  The effect of the Restructuring and related stock sales and transactions was to extinguish all outstanding secured and unsecured promissory notes (representing liabilities of approximately $8,373,000 in the aggregate) and to raise a total of $1,350,000 of cash from the sale of the securities.

On July 24, 2013, we acquired Lion Biotechnologies, Inc., a privately owned Delaware corporation (“Lion Delaware), through a merger with our newly formed Delaware subsidiary (the “Lion Merger”).  In the Lion Merger, Lion Biotechnologies’ stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 1,340,000 shares of our common stock with a fair value of $6,700,000. The acquisition was done to acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding.  In addition, the Lion Biotechnologies stockholders have the ability to receive an additional 1,350,000 shares of common stock upon the achievement of certain milestones related to our financial performance and position.

In November 2013, in order to fund our operating expenses, including our expected research and development expenses, the payments due under the License Agreement with the NIH, and the payments due to the NCI under the CRADA, we raised a total of $23,290,600 on from the sale of our securities in the Private Placement.  On November 5, 2013, we issued and sold an aggregate of 3,145,300 shares of our common stock, 17,000 shares of a new series of preferred stock designated as “Series A Convertible Preferred Stock,” and warrants to purchase an aggregate of 11,645,300 shares of common stock for an aggregate purchase price of $23,290,600 in cash.  The amount of net proceeds that is available to us from the Private Placement, after placement agent fees, legal fees and other expenses, approximately $21.8 million.

Results of Operations for the Three and Nine Months Ended September 30, 2013 Compared to the Three and Nine Months Ended September 30, 2012

Revenues

As a development stage company that is currently engaged in the development of therapeutics to fight cancer, we have not yet generated any revenues from our biopharmaceutical business or otherwise since our formation.  We currently do not anticipate that we will generate any revenues in the near future from the sale or licensing of any products.

Costs and Expenses

Operating Expenses.  Operating expenses include compensation-related costs for our employees dedicated to general and administrative activities, legal fees, audit and tax fees, consultants and professional services, and general corporate expenses. Operating expenses were $2,459,000 and $1,377,000 for the three months ended September 30, 2013 and 2012, respectively.  Operating expenses were $3,673,000 and $5,004,000 for the nine months ended September 30, 2013 and 2012, respectively.

Our operating expenses during the three months ended September 30, 2013 increased by $1,082,000 compared to the three months ended September 30, 2012, primarily as a result of the increase in non-cash compensation we incurred for the three months ended September 30, 2013. The total amount of such non-cash compensation we incurred during the three months ended September 30, 2013 was $2,140,000 compared to $698,000 for the three months ended September 30, 2012.

Operating expenses for the nine-month period ended September 30, 2013 decreased by $1,331,000 compared to the nine-month period ended September 30, 2012 as a result of the decrease in operating activity in the 2013 period.  Since non-cash compensation remained substantially unchanged ($2,360,000 in the period ended September 30, 2013 compared to $2,357,000 in the 2012 comparable period), the decrease in operating expenses reflected a decrease in cash payments.  Because of our lack of funding, in 2013 our operating activities were reduced and our principal focus was on restructuring and recapitalizing our company and in hiring new management.

Cost of Lion Transaction.  In July 2013, we entered into an Agreement and Plan of Merger (the "Lion Agreement") with Lion Biotechnologies, Inc. ("Lion"), a privately owned Delaware corporation.  In the Lion Agreement, Lion’s stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 1,340,000 shares of our common stock with a fair value of $6,700,000. The purpose of the Lion Agreement was acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding. The technical resources that we acquired included access to next generation T-cell technologies (including term sheets for such technologies), access to cancer vaccine technologies that Lion was evaluating at Harvard University, NIH, Baylor University and other institutions, and other proprietary technologies and ideas on novel T-cell manufacturing technologies that that company was designing.  The value of these shares was recognized and recorded as an expense in the third quarter ended September 30, 2013.

Research and Development. Research and development expenses are primarily comprised of amounts payable to (i) the NIH under terms of the License Agreement, and (ii) the NCI under the CRADA.  Research and development costs were $250,000 for both of the three month periods ended September 30, 2013 and 2012, respectively.  Research and development costs were $770,000 and $1,406,000 for the nine months ended September 30, 2013 and 2012, respectively. Research and development expenses in the 2013 and 2012 fiscal quarters included the $250,000 quarterly payment we made under the CRADA.  In the nine months ended September 30, 2013, we made payments of $750,000 payable under the CRADA and we made the $20,000 annual minimum payment to the NIH under the License Agreement. In the nine months ended September 30, 2012, we made payments of $750,000 payable under the CRADA and we accrued $616,000 of unpaid past prosecution expenses to the NIH under the License Agreement. Our goal is to substantially increase our research and development activities in the near future in order to accelerate the development of our technologies.  Accordingly, we anticipate that our future research and development will increase significantly in the near future.

Other Income (Expense)

Change in fair value of derivative liabilities. We record the change in fair value of derivatives as other income or expenses.  Derivatives included in these calculations primarily consist of the outstanding options and warrants that we issued as part of various financing activities and common shares underlying our convertible notes payable. There was no change in fair value of derivative liabilities for the three months ended September 30, 2013 compared to a gain of $1,596,000 for the three months ended September 30, 2012.  Similarly, there was no change in fair value of derivative liabilities for the nine months ended September 30, 2013, compared to gain of $976,000 for the nine months ended September 30, 2012.  The Company used the assistance of a valuation specialist to determine the fair value of its derivative liability at December 31, 2012.  As a result of our inability to pay its debt obligations, the default status of its convertible promissory notes and lack of available working capital at December 31, 2012, for valuation purposes, with the assistance of the independent valuation expert, we determined that the effect of the default and insolvent financial condition was that the outstanding conversion features and warrants accounted for as derivative liability upon its issuance had no more value at December 31, 2012.  In the May 22, 2013 Restructuring of our debt and equity securities, all of those securities that were subjected to a derivative liability were converted into shares of our common stock.  As such, we had no derivative liabilities as of September 30, 2013.

Interest expense.  Interest expense represents the amount of interest that accrued on the outstanding interest bearing securities issued by us, including the various secured convertible promissory notes.

We did not incur any interest expense for the three months ended September 30, 2013 because all interest bearing instruments were extinguished in the Restructuring that occurred in the second quarter of 2013.  During the three month period ended September 30, 2012, we incurred $127,000 of interest expense on the various outstanding convertible promissory notes.  Interest expense was $446,000 and $327,000 for the nine months ended September 30, 2013 and 2012, respectively.  Interest expense increased in the nine months ended September 30, 2013 compared to the same period in 2012 due to increase in the amount of interest bearing promissory notes that were outstanding in 2013 compared to the amount of such notes accruing interest in 2012, and due to the higher interest rate on such notes because the promissory notes were in default.  In 2013, the outstanding promissory notes were in default and, as a result, accrued interest at the higher default rates of interest.

Restructuring and Financing Costs.  In the third quarter of 2012, we incurred $515,000 of costs associated with the fair value of warrants that we issued in connection with a private placement that we completed in September 2012.  No such private placement costs were incurred in the third quarter of 2013.  However, in nine-month period ended September 30, 2013, we incurred $2,296,000 of charges associated with the Restructuring.

Net Loss

We had a net loss of $9,409,000 and $674,000 for the three months ended September 30, 2013 and 2012, respectively. Our net loss for the three months ended September 30, 2013 increased compared to the three months ended September 30, 2012 due non-cash compensation of $2,140,000 and non-cash cost of the Lion Merger of $6,700,000.

We had a net loss of $13,885,000 and $6,774,000 for the nine months ended September 30, 2013 and 2012, respectively. Our net loss for nine months ended September 30, 2013 increased compared to the nine months ended September 30, 2012 primarily as a result of the costs associated with the July 2013 Lion Merger and the May 2013 Restructuring.  While we do not expect to incur such one-time charges again in the near future, we do anticipate that we will continue to incur losses in the foreseeable future because we will be primarily engaged in research and development activities and we do not anticipate receiving any revenues from our operations.

Results of Operations for the Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Revenues

As a development stage company that is currently engaged in the development of therapeutics to fight cancer, we have not yet generated any revenues from our biopharmaceutical business or otherwise since our formation.

Costs and expenses

Operating Expenses. Operating expenses include compensation-related costs for our employees dedicated to general and administrative activities, legal fees, audit and tax fees, consultants and professional services, and general corporate expenses. Our operating expenses were $6,477,000 and $19,303,000 for the fiscal years ended December 31, 2012 (“fiscal 2012”) and 2011 (“fiscal 2011”), respectively.

Our operating expenses in fiscal 2012 decreased by $12,826,000 compared to fiscal 2011 primarily as a result of the reduction in non-cash compensation in fiscal 2012.  In fiscal 2011, we started our new line of business and entered into the Licensing Agreement.  In connection with the change in our business focus, we hired two full-time executives and retained a consulting firm to assist us with the acquisition and development of our intellectual properties. In addition, we expanded the size of our Board of Directors and established a scientific advisory board.  Most of the compensation paid to our officers, directors, consultants and advisors in 2011 was paid in equity securities rather than in cash. Accordingly, of the $19,303,000 of operating expenses incurred in 2011, $14,608,000 represented such non-cash compensation.  In comparison, the total amount of such non-cash compensation we paid in fiscal 2012 was $4,203,000.  In addition, in fiscal 2012 our legal, accounting and other professional fees decreased substantially as we reduced our operating activities and related expenses until we could raise additional capital.

Research and Development.  Research and development costs were $1,656,000 for the year ended December 31, 2012, as compared to $1,756,000 in fiscal 2011.  Research and development expenses in fiscal 2012 included $1,000,000 paid to the NCI under the CRADA, and $656,000 paid to the NIH under the License Agreement.  Research and development expenses in fiscal 2011 include $500,000 that we paid under the CRADA with the NCI, $723,000 we paid to the NIH under the License Agreement, and $500,000 we paid on the process development and scale-up consulting agreement with Lonza Walkersville.

Impairment of intangible asset.  In 2011 we terminated the Anti-CD55+ Antibody Program and the related license agreement.  In connection with the termination of the Anti-CD55+ Antibody Program and related license agreement, we agreed to return all rights to the anti-CD55+ related patents and patent applications that were previously licensed and or otherwise transferred to us.  The $160,000 impairment expense in fiscal 2011 represents that value we wrote off related to the return of these intangible assets to the licensee.

Other income (expense)

Change in fair value of derivative liability.  During the years ended December 31, 2012 and December 31, 2011, we recorded a gain as a result of a change in the fair market value of outstanding debt and equity securities accounted for as derivative liabilities.  The gains for the years ended December 31, 2012 and December 31, 2011 were $8,635,000 and $1,596,000, respectively.

Interest expense.  Interest expense represents the amount of interest that accrued on the various promissory notes we issued to fund our operations, including the $5,000,000 of 7% Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes we issued in 2011 (collectively, the “Senior Secured Notes”) and the $1,231,000 of 12% secured promissory notes we issued in 2012 (the “12% Secured Notes”).  Interest expense was $1,922,000 and $152,000 for the years ended December 31, 2012 and 2011, respectively.  The increase is due to the larger outstanding principal balances of our indebtedness in 2012, and due to the penalty interest that accrued because we were in default of the Senior Secured Notes.

Amortization of discount on convertible notes.  During the year ended December 31, 2012, we recorded a valuation discount of $497,888 upon issuance of (i) the 12% Secured Notes and (ii) a $250,000 interim loan we issued in September 2012.  During the year ended December 31, 2011, we recorded a valuation discount of $5,000,000 upon issuance of our $5,000,000 Senior Secured Notes and the associated warrants to purchase 4,000,000 shares of our common stock. The total discount applied to the Senior Secured Notes was amortized over the term of the Senior Secured Notes (from July 26, 2011 through the original maturity date of November 30, 2011) and recorded as an expense.

Financing costs. During fiscal 2012, we incurred total private placement costs of $1,390,000, which represented the fair value of 1.8 million shares of common stock and 5 year warrants to purchase 943,000 shares of common stock at $0.53/share with an aggregate total of $1.4 million.  During the fiscal 2011, we incurred total private placement costs of $920,000, which included $535,000 of non-cash costs relating to a derivative liability upon issuance of our convertible notes and warrants, and closing costs of $385,000.

Net Loss

 We had a net loss of $3,308,000 and $25,694,000 in fiscal 2012 and fiscal 2011, respectively.  Our net loss for fiscal 2012 decreased compared to fiscal 2011 primarily as a result of the decrease in non-cash operating expenses and the gain on change in fair value of derivative instruments.  These decreases were partially offset by the increases in interest expense and private placement costs.  Our net loss for fiscal 2011 included noncash compensation charges of $12,044,393 related to the issuance of equity instruments to our executives and others, amortization of debt discount on our convertible notes of $5,000,000, and the recording of a derivative liability of $2,563,647 upon the issuance of our warrants.

Liquidity and Capital Resources

As of September 30, 2013, we had $129,804 in cash or cash equivalents on hand, and had a working capital deficiency of $3,370,000.  However, on November 5, 2013, in a private placement (the “Private Placement”), we issued and sold 3,145,300 shares of common stock, 17,000 shares of Series A Preferred, and Warrants to purchase 11,645,300 shares of common stock for an aggregate cash purchase price of $23,290,600.  The net proceeds of the Private Placement were approximately $21,812,000.

Despite the amount of funds that we raised in the Private Placement, the estimated cost of completing the development of our TIL therapy and other possible product candidates, and of obtaining all required regulatory approvals to market those product candidates, is substantially greater than the amount of funds we currently have available.  While we believe that our existing cash balances will be sufficient to fund our currently planned level of operations for at least the next twelve months, we will have to obtain additional funds through various financing sources, including possible sales of our securities and strategic alliances with other pharmaceutical or biopharmaceutical companies, in order to fund our anticipated product development costs.

As of September 30, 2013, our long-term obligations consist of the $1,000,000 per year (in quarterly installments of $250,000 through August 2016) obligation to the NCI under the CRADA to support research activities thereunder, and the benchmark payments we are required to make to the NIH based on the development and commercial release of licensed products using the technology underlying the License Agreement.  If we achieve all benchmarks for metastatic melanoma, our current primary focus, up to the product’s first commercial sale in the United States, the total amount of such benchmark payments will be $6,050,000 for the melanoma indication.  Other than the two foregoing contractual obligations to the NCI and the NIH, we had no long-term debt obligations, no capital lease obligations, no material purchase obligations or other similar long-term liabilities.  In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets, and we do not engage in trading activities involving non-exchange traded contracts.

Inflation and changing prices have had no effect on our continuing operations over our two most recent fiscal years

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on our unaudited condensed financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carrforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The company does not expect the adoption of this standard to have a material impact on our unaudited condensed financial position and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. When making these estimates and assumptions, we consider our historical experience, our knowledge of economic and market factors and various other factors that we believe to be reasonable under the circumstances. Actual results may differ under different estimates and assumptions.

The accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Stock-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs.  We adopted FASB guidance effective January 1, 2006, and are using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) for all share-based payments granted after the effective date and (b) for all awards granted to employees prior to the effective date that remain unvested on the effective date.  We account for stock option and warrant grants issued and vesting to non-employees in accordance with accounting guidance whereby the fair value of the stock compensation is based on the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) the date at which the necessary performance to earn the equity instrument is complete.

We estimate the fair value of stock options using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options.  Projected data related to the expected volatility of stock options is based on the historical volatility of the trading prices of our common stock and the expected life of stock options is based upon the average term and vesting schedules of the options.  Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our employee stock options.

Derivative Financial Instruments

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For stock-based derivative financial instruments, we use both a weighted average Black-Scholes-Merton and Binomial option pricing models to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Off-Balance Sheet Arrangements

At September 30, 2013, we had no obligations that would require disclosure as off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

The following table sets forth the name, age and position held by each of our executive officers and directors.  Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.

Name	Age	Position
Manish Singh	45	Chairman of the Board, President and Chief Executive Officer
Merrill A. McPeak(2)(3)	77	Director
Sanford J. Hillsberg(1)(2)	65	Director
Jay Venkatesan(1)(3)	41	Director
Michael Handelman	53	Chief Financial Officer

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee

Recent Management Changes

Anthony J. Cataldo was our Chief Executive Officer and Chairman of the Board during 2012.  Michael Handelman, William Andrews, Martin Schroeder, General (Ret.) Merrill McPeak and L. Stephen Coles, M.D., Ph. D also served as directors on the Board of Directors during 2012.  With the consent of the Board of Directors, on January 14, 2013 Mr. Cataldo took a leave of absence from his position as our Chief Executive Officer (although he remained on the Board of Directors), and General (Ret.) Merrill McPeak took over as our interim Chief Executive Officer.

On May 20, 2013, Martin Schroeder resigned from our Board of Directors.  On May 22, 2013, in connection with the Restructuring, Anthony Cataldo, Michael Handelman and William Andrews resigned from the Board of Directors, and on May 24, 2013, this company’s stockholders removed L. Stephen Coles, M.D., Ph. D from the Board and elected Paul Kessler as a director on the Board.  Accordingly, from May 24, 2013 through July 24, 2013, our Board of Directors consisted of Messrs. McPeak, Voyticky and Kessler.

On July 24, 2013, we acquired Lion Biotechnologies, Inc., a Delaware corporation, in the Lion Merger.  In connection with the Lion Merger, on July 24, 2013, Manish Singh, the principal executive officer and shareholder of Lion Delaware, was appointed as our new Chief Executive Officer, and he also joined our Board of Directors as its Chairman.  At that time, General McPeak resigned as our interim Chief Executive Officer.  As part of the Lion Merger, Paul Kessler and David Voyticky agreed to resign from the Board, and we agreed that Sanford Hillsberg and Jay Venkatesan would be appointed to the Board.  The foregoing resignations of Mr. Kessler and Mr. Voyticky, and the appointment of Mr. Hillsberg and Dr. Venkatesan became effective on September 3, 2013.

Business Experience and Directorships

The following sets forth the business experience and directorships of our current Board and our two executive officers.

Current Directors

Manish Singh.  Dr. Singh has served as our Chief Executive Officer and Chairman of the Board since his appointment on July 24, 2013.  Dr. Singh is a founder and principal of Lion Technologies, Inc., the Delaware company that we acquired in July 2013.  Prior to founding Lion Delaware, Dr. Singh served as the President, Chief Executive Officer and as a Director of ImmunoCellular Therapeutics, Ltd from February 2008 to August 2012. Dr. Singh served as a Director at California Technology Ventures, a venture capital firm from June 2003 to December 2007. He managed investments made by that venture capital firm in a number of medical device and biotechnology companies and served as a board director or board observer for several of the firm’s portfolio companies. From October 1995 to June 2003, he held various management and scientific positions with Odysseus Solutions, Cell Genesys, Chiron Corporation and Genetic Therapy, Inc. Dr. Singh has an MBA from UCLA, a Ph.D. in Chemical and Biochemical Engineering from the University of Maryland Baltimore County, an M.S. in Chemical Engineering from Worcester Polytechnic Institute and a B.S. in Chemical Engineering from the Indian Institute of Technology, Roorkee.  None of the above described organizations are affiliated with the Company.

Merrill A. McPeak. General (Ret.) McPeak has served as a member of our Board of Directors since July 2011.  In addition, General McPeak served as our interim Chief Executive Officer from January 14, 2013 until July 24, 2013.  General McPeak currently is the President of McPeak and Associates, a consulting firm that he founded in 1995. He has previously served as a director of several public companies, including Tektronix, Inc., Trans World Airlines, Inc., and ECC International Corp., where he was for many years the chairman of the Board. Since 2010, General McPeak has served as a director of Miller Energy Resources, Inc., a public company engaged in oil and gas exploration, production and related property management, and since August 2008 as a director of Point Blank Solutions, Inc., a former public company that on April 14, 2010 filed a voluntary petition for relief under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. General McPeak has served as a director of DGT Holdings, Corp., a real estate business, since April 2005, of Research Solutions, Inc., a company engaged in developing systems to reuse published content, since November 2010, and of GenCorp, an aerospace and defense contractor, since March 2013.  He has been the Chairman of the Board of Coast Plating, Inc., a privately held turnkey provider of metal processing and metal finishing services, since January 2009. He helped found and from December 2003 to February 2012, was Chairman of the Board of EthicsPoint, Inc., a provider of risk management and compliance software-as-a-service that was acquired in 2012 and restyled Navex Global. General McPeak remains a member of the board of directors of Navex Global.

From 1990 until his retirement from active military service in late-1994, General McPeak was Chief of Staff of the United States Air Force. As a member of the Joint Chiefs of Staff, General McPeak was a military advisor to the Secretary of Defense and the President of the United States. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University, and is a member of the Council on Foreign Relations.  Since July 2010, General McPeak has been Chairman of the American Battlefield Monuments Commission.

Sanford J. Hillsberg.  Mr. Hillsberg joined the Board of Directors on September 3, 2013.  Mr. Hillsberg has been an attorney with TroyGould PC since 1976 and is a member of the firm’s Management Committee.  Mr. Hillsberg has served as the Chairman of the Board of Directors of Galena Biopharma, Inc., a publicly-held biopharmaceutical company focused on developing oncology treatments since 2007.  Mr. Hillsberg was a founder and until December 2007, served as a director and Secretary of ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer, and its predecessor company since February 2004.  Mr. Hillsberg served as a director and Secretary of Duska Therapeutics, Inc., a publicly-held biopharmaceutical company, and its predecessor company from 1999 until January 2006. He previously served as a director and Vice President of Medco Research, Inc., a then publicly-held pharmaceutical company. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Jay Venkatesan, M.D.  Dr. Venkatesan joined the Board of Directors on September 3, 2013.  Dr. Venkatesan currently is the Managing Member and the Portfolio Manager of Ayer Capital Management LP, a position that he has held since founding that dedicated health care investment fund in 2008.  Prior to founding Ayer Capital, Dr. Venkatesan was a Director at Brookside Capital Partners, the $9.8 billion hedge fund group affiliated with Bain Capital.  Prior to joining Brookside, Dr. Venkatesan was the founder and CEO of Varro Technologies, a knowledge management software company focused on the life sciences.  Previously, he was involved in healthcare venture investing at Patricof & Co. Ventures and in consulting at McKinsey & Company.  Dr. Venkatesan received his M.D. from the University of Pennsylvania School of Medicine and his MBA from the Wharton School of the University of Pennsylvania.  He received his B.A., magna cum laude, from Williams College, where he was elected to Phi Beta Kappa.

Executive Officers

Manish Singh.  Dr. Singh has served as our Chief Executive Officer and Chairman of the Board since his appointment on July 24, 2013.  See, “Business Experience and Directorships--Current Directors,” above.

Michael Handelman. Mr. Handelman has served as our Chief Financial Officer and Secretary since February 2011.  He also was on our Board of Directors from February 2011 until the Restructuring in May 2013.  Mr. Handelman served as the Chief Financial Officer and as a financial management consultant of Oxis International, Inc., a public company engaged in the research, development and commercialization of nutraceutical products, from August 2009 until October 2011. From November 2004 to July 2009, Mr. Handelman served as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., formerly a public company engaged in designing, developing, manufacturing and marketing wireless communications semiconductors, or microchips. Prior thereto, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a manufacturing company, and from July 1996 to July 1999 as Vice President and Chief Financial Officer of Janex International, Inc., a children’s toy manufacturer. Mr. Handelman was also the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

Relationships

There are no family relationships among any of our current or new directors, executive officers or key employees.

Scientific & Medical Advisory Board

To assist with the development and commercialization of our TIL-based therapy, we previously established a Scientific & Medical Advisory Board consisting of scientists and clinicians experienced with the development and use of adoptive cell therapy using autologous tumor infiltrating lymphocytes for the treatment of cancer.  Under their advisory agreements, the members of our Scientific & Medical Advisory Board received a monthly advisory fee. Following the expiration of the advisory agreements, we did not renew our agreements with the members the Scientific & Medical Advisory Board because of our lack of funding and inability to pay the monthly advisory fees.  However, the members listed below have informed us that, notwithstanding the expiration of the written advisory agreements, they intend to remain on our Scientific & Medical Advisory Board.

Cassian Yee, M.D., Fred Hutchinson Cancer Research Center.  Dr. Yee currently a Professor at both the Department of Melanoma Medical Oncology and the Department of Immunology, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center.

Mario Sznol, M.D., Yale University School of Medicine.  Dr. Mario Sznol is an associate professor of medicine and vice-chief of the Section of Medical Oncology. Dr. Sznol was formerly with the National Cancer Institute. He currently cares for patients with melanoma and serves as head of the melanoma disease unit at Yale University’s School of Medicine. In addition, he chairs the Yale Cancer Center’s Protocol Review Committee and is a member of the Yale Human Investigations Committee.  Dr. Sznol received his BA from Rice University, and his MD from the Baylor College of Medicine.

James Mulé, Ph.D. H. Lee Moffitt Cancer Center & Research Institute.  Dr. James J. Mulé is Executive Vice President, Associate Center Director for Translational Research, the Michael McGillicuddy Endowed Chair for Melanoma Research and Treatment, and the Director of Cell-Based Therapies at H. Lee Moffitt Cancer Center & Research Institute.  Dr. Mulé received his formal training at the Fred Hutchinson Cancer Research Center in Seattle, and at the Surgery Branch, Division of Cancer Treatment, National Cancer Institute, NIH, Bethesda, Md. He also was an adjunct faculty member in the Department of Surgery, Stanford University, the Director of the Tumor Immunology and Immunotherapy Clinical Research Program at the University of Michigan Comprehensive Cancer Center, and the Maude T. Lane Endowed Professor of Surgery, Department of Surgery.  Dr. Mulé serves on the advisory boards of seven NCI-designated Cancer Centers and was a member of the NCI’s Board of Scientific and Clinical Counselors.

Jeffrey Weber, M.D., Ph.D., H. Lee Moffitt Cancer Center & Research Institute.  Dr. Weber is the director of the Donald A. Adam Comprehensive Melanoma Research Center at Moffitt Cancer Center and a professor of Oncology and Medicine at the University of South Florida College of Medicine.  Dr. Weber received his doctorate in Molecular Cell Biology from Rockefeller University and  his medical degree from New York University Medical Center.  Dr. Weber also trained at the National Cancer Institute.

Patrick Hwu, M.D., MD Anderson Cancer Center.  Dr. Patrick Hwu was recruited to be the first Chairman of the Department of Melanoma Medical Oncology in 2003.  Since that time, he has also served as Associate Director of the Center for Cancer Immunology Research and is the current Chair of MD Anderson Cancer Center’s Promotion and Tenure Committee.   Dr. Hwu is a member of the editorial board of the Journal of Immunotherapy.

Laszlo Radvanyi, Ph.D., MD Anderson Cancer Center.  Dr. Radvanyi received his Ph.D. in clinical biochemistry from the University of Toronto.  After completing postdoctoral work in Toronto and at Harvard University in Boston at the Joslin Diabetes Center, Dr. Radvanyi joined the Immunology Group at Sanofi-Pasteur in Toronto in 2000 as a Senior Scientist.   In 2005, Dr. Radvanyi joined the faculty of the University of Texas, M.D. Anderson Cancer Center as an Associate Professor.  He has a dual appointment in the Departments of Breast Medical Oncology and Melanoma Medical Oncology.

David DiGiusto, Ph.D., City of Hope.  Dr. DiGiusto cell biologist and immunologist.  He serves in a number of positions with City of Hope, including: Director, Analytical Cytometry Core Facility; Professor, Cancer Immunotherapeutics & Tumor Immunology; Director, Cellular Process Development & Manufacturing; Associate Member, Cancer Immunotherapeutics Program, Comprehensive Cancer Center; and, Associate Member, Hematologic Malignancies Program, Comprehensive Cancer Center.

Daniel Powell, Ph.D., University of Pennsylvania School of Medicine.  Dr. Powell holds the following positions at the University of Pennsylvania School of Medicine: Research Assistant Professor of Pathology and Laboratory Medicine; Assistant Director, Clinical Cell and Vaccine Production Facility; Director, Cellular Therapy Tissue Facility; and, Department: Pathology and Laboratory Medicine.

Key Consultants

We have also assembled a team of consultants who are currently compensated on a per diem basis for their time and who will provide services in cell therapy bioprocess engineering, clinical trial design, biostatistics, regulatory affairs and FDA compliance relating to our TIL-based therapy.  These consultants include David DiGiusto, Ph.D. and the following:

Lizabeth J. Cardwell, MT (ASCP), MBA, RAC is an independent Quality Assurance and Regulatory Compliance consultant. Prior to forming her consultancy, she served as Director, Quality Assurance and Regulatory Affairs at Xcyte Therapies, as the Vice President-Quality Assurance and Quality Control at Dendreon Corporation, and as Manager, Biologicals Manufacturing for Genetic Systems/Sanofi.  Ms. Cardwell holds an MBA in Quality Management from City University in Seattle, a Medical Technology Certification from Children’s Orthopedic Hospital in Seattle and a Bachelor of Science in Biology from Pacific Lutheran University in Tacoma, Wash.

Carol A. Gloff, Ph.D. is Principal of Carol A. Gloff & Associates, a regulatory affairs, quality assurance and compliance, product development and pharmacokinetics consultancy.  Previously, Dr. Gloff was Vice President, Chief Regulatory Officer at ImmunoGen, Director of Product Development to Vice President, Regulatory Affairs at Alkermes, and Research Scientist and Manager, Toxicology/Pharmacokinetics at Triton Biosciences.  Since 1997 Dr. Gloff has been an Adjunct Professor at Boston University.  Dr. Gloff holds a B.S. in Pharmacy from SUNY at Buffalo and she received a Ph.D. in Pharmaceutical Chemistry from the University of California San Francisco.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has a standing Audit Committee, Nominating and Governance Committee, and Compensation Committee.

Audit Committee. The Audit Committee operates pursuant to a written charter. Among other things, the Audit Committee is responsible for:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
hiring our independent registered public accounting firm, and coordinating the oversight and review of the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm; and

•	reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party.

Since September 3, 2013, Jay Venkatesan, as Chairman, and General Merrill McPeak constitute all of the members of the Audit Committee.  General McPeak and Dr. Venkatesan are non-employee directors and independent as defined under The Nasdaq Stock Market’s listing standards.  Dr. Venkatesan has significant knowledge of financial matters, and our Board has designated him as the “audit committee financial expert” of the Audit Committee.  Dr. Venkatesan received an MBA from the Wharton School of the University of Pennsylvania and has extensive experience as a financial analyst.

Nominating and Governance Committee. The Nominating and Governance Committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. The Nominating and Governance Committee also reviews proposed changes to our Articles of Incorporation, Bylaws and Board committee charters and conducts ongoing reviews of potential related party transactions and conflicts of interest, including the review and approval of all “related person transactions” as defined under SEC rules.

Usually, nominees for election to our Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a Board of Directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate’s experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

Since September 3, 2013, our Nominating and Governance Committee has consisted of Merrill McPeak, as Chairman, and Sanford J. Hillsberg.

Compensation Committee. The Compensation Committee is responsible for the compensation of our executives and directors; reviews and approves any reports required by the SEC for inclusion in the annual report and proxy statement; provides general oversight of our compensation structure; and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing senior management selection and overseeing succession planning; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing our equity-based and incentive compensation; and establishing compensation policies and practices for service on the Board and its committees and for the Chairman of the Board.

Since September 3, 2013, our current members of the Compensation Committee consist of Sanford J. Hillsberg, as Chairman, and Jay Venkatesan.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2012 to Anthony Cataldo, who has served as our President and Chief Executive Officer during 2012 and to Michael Handelman, who has served as our Chief Financial Officer during 2012, and who was our only executive officer who received compensation in excess of $100,000 in either 2012 or 2011.  Mr. Cataldo and Mr. Handelman are our “named executive officers.”  As described in this prospectus, Mr. Cataldo took a leave of absence from his position as this company’s Chief Executive Officer on January 14, 2013, and then resigned in connection with the Restructuring on May 22, 2013.  Manish Singh currently is our Chief Executive Officer.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($) (1)		All other Compen- sation ($)	Total ($)
Anthony Cataldo	2012	$280,500		$-		$-			$280,500
President and Chief	2011	275,000	–	$7,912,037	(2)(3)	$2,492,750	(1)		$10,679,787
Executive Officer(3)		-	-	-		-			-

Michael Handelman	2012	180,000	–	–		–			180,000
Chief Financial Officer	2011	110,000	–	–		$2,492,750	(1)		$2,602,750

(1)
Represents Black-Scholes value of options as determined on the date of grant.  Represents options to purchase 25,000 shares, which options were granted under the 2011 Equity Compensation Plan, have an exercise price of $125.00 per share, and vest in equal monthly installments over five years.

(2)
On May 27, 2011, as additional compensation for Mr. Cataldo’s services, we issued 30,000 shares of our common stock to Mr. Cataldo. The closing price of our common stock on May 27, 2011 was $127.00 per share. The shares were not issued pursuant to any existing stock incentive or option plan.

(3)	Includes the value of 35,015 shares (valued at $4,902,037) transferred to Ines Garcia, Mr. Cataldo’s wife, which shares were accounted as additional compensation to Mr. Cataldo.

2012 Grants of Plan-Based Awards

We did not grant any stock options in 2012 to our named executive officers under our 2011 Equity Incentive Plan or otherwise.

Employment Agreements

We currently are a party to employment agreements that we have entered into with Manish Singh, who serves as our Chief Executive Officer, and Michael Handelman who serves as our Chief Financial Officer and Secretary.

Manish Singh.  In connection with his appointment as Chief Executive Officer and Chairman of the Board, we entered into an employment agreement (the “Employment Agreement”) with Dr. Singh pursuant to which we are required to pay Dr. Singh an annual base salary of $34,000 until this company raises at least $1,000,000 in additional financing, after which his salary would automatically increase to $350,000.  Since we raised over $1,000,000 in the November 5, 2013 Private Placement, De. Singh’s annual salary has increased to $350,000.  In addition to his base salary, Dr. Singh will be eligible to participate in the company’s annual incentive compensation program, with a target potential bonus of 30% of Dr. Singh’s salary, conditioned upon the satisfaction of individual and company objectives.  Dr. Singh will also be entitled to health and other benefits programs and, on July 24, 2014, he will also be eligible to receive stock option grants under our stock option plan.

Dr. Singh’s employment under the Employment Agreement is “at-will” and not for any specific period of time.  As a result, Dr. Singh is free to resign at any time, for any or no reason, and we may terminate Dr. Singh’s employment at any time, with or without cause.  However, in the event that we terminate the Employment Agreement without cause then (1) we will be required to make a lump sum payment to Dr. Singh equal to 12 months of his base annual salary, (2) any unvested stock options will become fully vested and Dr. Singh will have one year within which to exercise his vested options.  If Dr. Singh terminates his employment for “good reason” as defined in the Employment Agreement, he will receive the severance benefits described in the preceding sentence.

Michael Handelman.  In 2011 we entered into an employment agreement with Michael Handelman.  The employment agreement became effective as of May 1, 2011 and has a term of five years from the effective date.  Under that agreement, Mr. Handelman is entitled to receive the annual base salary of $180,000, has the right to receive benefits under our benefit plans, if and when such plans exist, and will have the opportunity to earn performance bonuses as determined by our Compensation Committee or any bonus plans then in effect.  Additionally, under the terms of Mr. Handelman’s employment agreement, he received a stock option to purchase up to 25,000 shares of our common stock, exercisable at $125.00 a share, under our 2011 Equity Compensation Plan.  The options have a ten-year term and vest in equal monthly installments over the five-year period commencing on the effective date of the employment agreement.

Mr. Handelman’s employment agreement contains a provision for an additional payment in the event we terminate his employment without “cause” (as defined), or if we terminate his employment upon a change in control of the Company. If his employment with the Company terminates under either of these circumstances, then, in addition to any other benefits he is entitled to receive, Mr. Handelman shall receive the following:

i.           all compensation and benefits earned through the date of his employment agreement;

ii.           a lump sum payment equivalent to the remaining base salary (as in effect prior to the change in control) due from the date of involuntary termination to the end of the term of the employment agreement; and

iii.           reimbursement for the cost of medical, life, disability insurance coverage at a level equivalent to that provided by the Company (if provided) for a period expiring upon the earlier of: (a) one year; or (b) the time Mr. Handelman begins alternative employment wherein said insurance coverage is available and offered to him.

If Mr. Handelman’s employment terminates as a result of his death or disability, Mr. Handelman (or his estate) shall be entitled to a pro-rata share of the target bonus in addition to all compensation and benefits earned through the date of termination.  Had Mr. Handelman’s employment been terminated by us without “cause” or following a change in control on December 31, 2012, Mr. Handelman would have been entitled to receive severance payments equal $520,000 and health insurance benefits of $9,264 (representing the family health benefit payments for a twelve-month period).

2011 Equity Incentive Plan

As of October 14, 2011, we adopted this company’s 2011 Equity Incentive Plan (the “2011 Plan”).  Employees, directors, consultants and advisors of the Company are eligible to participate in the 2011 Plan. The 2011 Plan was adopted to encourage selected employees, directors, consultants and advisors to improve operations, increase profitability, accept or continue employment or association with the Company through the participation in the growth in value of the common stock of the Company. The 2011 Plan is to be administered by the Board of Directors or its Compensation Committee. The Board has delegated the administration of the 2011 Plan to our Compensation Committee.

The 2011 Plan initially had 180,000 shares of common stock reserved for issuance in the form of incentive stock options, non-qualified options, common stock, and grant appreciation rights.  The 2011 Plan has not been adopted by the stockholder and, accordingly, no incentive stock options can be granted under that plan.  In August 2013 our Board of Directors and a majority of our stockholders approved an amendment to increase the number of shares available under the 2011 Plan from 180,000 shares to 1,700,000 shares, and an amendment to increase the number options or other awards that can be granted to any one person during a twelve (12) month period from 50,000 shares to 300,000 shares. The foregoing amendment to the 2011 Plan will become effective in September 2013.

Options and SARs. The exercise price of non qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the common stock on the date of grant. The exercise price of an incentive stock option shall not be less than the fair market value of the stock covered by the option at the time of grant and in instances where a grantee possesses more than ten (10%) percent of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than one hundred and ten (110%) percent of the fair market value of the common stock at the time of grant.

Options granted under the 2011 Plan may be exercisable in cumulative increments, or "vest," as determined by the Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Subject to certain exceptions, the maximum term of options and SARS under the 2011 Plan is ten years. Generally, Options and SARs awarded under the 2011 Plan generally will terminate ninety (90) days after termination of the participant’s service; however, pursuant to the terms of the 2011 Plan. Incentive stock options may not be transferred otherwise than by will or by the laws of descent.

Restricted Stock Awards. Our Board may issue shares of restricted stock under the 2011 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board.  In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as the Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remains subject to the terms of the such agreement.

Adjustment Provisions.  If any change is made to our outstanding shares of common stock without the company’s receipt of consideration (whether through stock split, stock dividend, recapitalization, or other specified change in the capital structure of the Company), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2011 Plan and outstanding awards.

Effect of Certain Corporate Events.  In the event of a liquidation, merger or consolidation or a sale of all or substantially all of the assets of the Company, any surviving or acquiring corporation may assume awards outstanding under the 2011 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. Our Board may, however, in its sole discretion declare all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised to become fully vested and exercisable, and all restrictions on all outstanding awards to lapse, in each case as of such date as the Administrator may, in its sole discretion, declare. Our Board may discriminate among participants or among awards in exercising such discretion.

Duration, Amendment and Termination.  The Board may suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2011 Plan will terminate ten years from the date of its adoption by the Board, in October 2021. The Board may also amend the 2011 Plan at any time, and from time to time.  However, subject to certain exceptions, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.

2010 Stock Incentive Plan

On March 29, 2010, our Board adopted the Genesis Biopharma, Inc. 2010 Equity Compensation Plan (the "2010 Plan") pursuant to which the Board reserved an aggregate of 35,000 shares of common stock for future issuance. The 2010 Plan provided for awards of incentive stock options, non-qualified stock options, rights to acquire restricted stock, rights to acquire unrestricted stock, and stock appreciation rights, or SARs, but since we did not obtain stockholder approval of the 2010 Plan within twelve (12) months after the date the Board adopted the 2010 Plan, incentive stock options could not be granted. Under the 2010 Plan, no option could have a term of more than 10 years from the date of grant and the exercise price of non qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the common stock on the date of grant. As of October 2011, when the 2011 Plan was adopted, options to for the issuance of all 35,000 shares had been granted, and no shares were available for additional grants under the 2011 Plan.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2012 under our 2010 Plan and 2011 Plan:

2012 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Anthony Cataldo President and Chief Executive Officer(1)(2)	8,333	11,668	$125.00	10/14/2021
Michael Handelman Chief Financial Officer and Treasurer(1)	8,333	11,668	$125.00	10/14/2021
___________________________________________________________
(1)	These options vest in equal monthly installments over five (5) years.
(2)	Mr. Cataldo has resigned and no longer is this Company’s President and Chief Executive Officer.

Option Exercises and Stock Vested

There were no exercises of stock options by any of our named executive officers during 2012.

Director Compensation

The following table sets forth information concerning the compensation paid to all persons during 2012 who served non-employee directors of this Company during 2012, for their services rendered as directors.  The compensation of Chief Executive Officer and Chief Financial Officer is described in the Summary Compensation Table of Executive Officers.  Other than Merrill A. McPeak, none of the listed persons currently serves as a director of this company.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Martin Schroeder	$—	$—	$—	$—	$—
Dr. L. Stephen Coles	$36,000	—	$—	—	$36,000
Dr. William Andrews	$36,000	—	$—	—	$36,000
Hans Bishop	$111,375	—	—	—	111,375
Merrill A. McPeak	$—	—	$—	—	$—
David Voyticky	$—	—	$—	—	$—

(1) Represents Black Scholes value as determined on the date of grant.

On July 24, 2013,we entered into a Director Stock Award Agreement with each of General Merrill McPeak, Matrix Group International, Inc. (on behalf of David Voyticky) and Bristol Capital Advisors, LLC (on behalf of Paul Kessler) whereby General McPeak, Matrix and Bristol each received 133,532 shares of common stock for consideration of services rendered as directors.  Mr. Voyticky and Mr. Kessler no longer are directors of this company.

Under our director compensation plan that was adopted in November 18, 2013, each director who is not an employee will receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors during 2013-2014:

•	an annual retainer fee of $25,000 for each director, payable quarterly,

•	an annual retainer fee of $10,000 for the chairperson of each Committee of our Board of Directors, payable quarterly,

•	a fee of $2,500 per board meeting attended by the director in person,

•	a fee of $1,500 per board meeting attended by the director telephonically, and

•	a fee of $1,000 per committee meeting attended by the director.

In addition, on November 18, 2013, each non-executive director was granted an option to purchase up to 40,000 shares at an exercise price of $5.65 per share (the closing price of our common stock on the date of grant). Options for 10,000 of these shares vested upon grant, with the remaining options vesting over the next quarterly periods.  These options have a ten-year term and will be exercisable for two years following termination of service as a member of our Board of Directors, unless the Director is terminated for a cause, in which case the options are terminated.

Indemnification of Directors and Officers

Our Amended and Restated Articles Certificate of Incorporation provides that, to the full extent permitted by the Nevada law, there shall be no personal liability of a director or an officer to this company or its stockholders for damages for breach of fiduciary duty as a director or an officer.

Our Amended and Restated Certificate of Incorporation also provides that, subject to the requirements of applicable Nevada law requiring mandatory indemnification, if any, this company shall indemnify, to the maximum extent permitted by Nevada law any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that such person is or was a director or officer of this company, or such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than employment agreements with our executive officers, and other payments made to our executive officers, all as described above under the section entitled “Executive Compensation—Compensation of Executive Officers,”  and compensation paid to directors as described above in the section titled “Executive Compensation--Director Compensation,” the following is a description of transactions since January 1, 2011, to which we have been a party in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) our directors and executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities affiliated with them, had or will have a direct or indirect material interest.

Emmes Group Consulting LLC.  Effective as of February 15, 2011, we entered into a consulting agreement with Emmes Group Consulting LLC, a strategic business consulting firm (“Emmes”).  Mr. Schroeder is an Executive Vice President and Managing Director of Emmes and the Emmes Group, Inc.  Mr. Schroeder was a director of this company from June 13, 2011 until May 20, 2013.

Under the consulting agreement, Emmes agreed to assist and advise us with respect to the development of an overall strategic business plan, the identification of in-licensing therapeutic opportunities, and raising debt and equity capital.  In consideration for the foregoing consulting services, we issued to Emmes a ten-year warrant to purchase up to 1,000 shares of our common stock at an exercise price of $126.00 per share.  In addition, we agreed to pay Emmes $10,000 per month.  Effective August 1, 2011, we amended the consulting agreement to increase the monthly consulting fee to $20,000, commencing as of July 11, 2011.  In 2011, we have paid Emmes a total of $150,000 in consulting fees (in addition to the grant of the warrant for the purchase of 1,000 shares).

On February 12, 2012, we entered into a Second Amendment to the Consulting Agreement engaging the Emmes Group as our senior contractor and project manager responsible for the overall management of the design, development, implementation, and installation of our corporate and regulatory compliant information technology infrastructure and systems.  Under the Second Amendment, the consulting fee increased from $20,000 per month to $60,000 per month.  In 2012, we paid Emmes a total of $240,000.

As of November 14, 2013, we owed Emmes $164,746.  On November 14, 2013 we settled the foregoing outstanding amount by paying Emmes $116,000.

Anthony Cataldo.  Anthony Cataldo was our Chief Executive Officer from February 7, 2011 until his formal resignation on June 19, 2013.  Mr. Cataldo also was the Chairman of our Board of Directors from February 7, 2011 until May 22, 2013.  On June 19, 2013, we entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Anthony Cataldo.  Under the Settlement Agreement, Mr. Cataldo voluntarily resigned as our Chief Executive Officer, effective as of June 1, 2013, and we agreed to pay him a cash payment of $370,000 when we obtain financing of more than $5,000,000.  The $370,000 was to be paid as follows:  (a) a payment of $120,000, less all appropriate federal and state income and employment taxes, would be paid in cash, and (b) and another payment of $250,000, less all appropriate federal and state income and employment taxes, would be reinvested by us on Mr. Cataldo’s behalf in the securities to be sold in the next financing, on the same terms and conditions.  The Settlement Agreement also provided for mutual releases of all claims related in any way to the transactions or occurrences between Mr. Cataldo and this company to the fullest extent permitted by law, including, but not limited to, his employment with us.  Since we raised more than $5,000,000 in the November 5, 2013 Private Placement, the foregoing $370,000 payment was due after the closing of the Private Placement.  On November 18, 2013, we revised the terms of the Settlement Agreement and paid Mr. Cataldo $250,000 in cash as payment in full for all amounts owed to him under the Settlement Agreement.

Bristol Capital Advisors, LLC.  Effective July 15, 2011, we entered into a consulting agreement with Bristol Capital Advisors, LLC, a strategic business consulting firm.  Bristol Capital Advisors, LLC is affiliated with Bristol Investment Fund, Ltd., an entity that beneficially owned more than 5% of our common stock.  Under the consulting agreement, Bristol Capital Advisors, LLC agreed to assist us with general corporate activities including but not limited to strategic and financial planning; management and business operations; financial projections and investor presentation materials; and any other consulting or advisory services. In consideration for the foregoing services, we issued to Bristol Capital Advisors, LLC a five-year warrant to purchase up to 15,000 shares of common stock at an exercise price of $150.00 per share.  This warrant contained full ratchet anti-dilution protection for any sales of common stock, or common stock equivalents, at a price of less than $150.00 per share and could be exercised on a cash-less basis after July 15, 2012.  Effective September 1, 2011, we entered into an addendum to the consulting agreement with Bristol Capital Advisors, LLC to pay Bristol Capital Advisors, LLC an additional $100,000 in cash.

On May 22, 2013, both Bristol Investment Fund, Ltd. and Bristol Capital Advisors, LLC (collectively, “Bristol”) participated in the Restructuring that was completed on May 22, 2013.  In the Restructuring, Bristol converted approximately $2.92 million of senior secured promissory notes and other indebtedness (including accrued interest and penalties) into shares of our common stock, purchased additional shares of common stock for $1.00 per share, received additional shares for no additional consideration, and exchanged warrants for the purchase of 45,325 shares of capital stock into shares of Common Stock.  For the foregoing, Bristol collectively received 3,140,217 shares of our common stock.

Paul Kessler, the founder and manager of Bristol, was a director on our Board of Directors from May 24, 2013 until September 3, 2013.  On July 24, 2013, we entered into a Director Stock Award Agreement with each of our directors and with Bristol Capital Advisors, LLC (on behalf of Paul Kessler) whereby each of those directors and Bristol Capital Advisors, LLC each received 133,532 shares of common stock for consideration of services rendered as directors.

Manish Singh and Sanford J. Hillsberg.  Manish Singh currently is our Chief Executive Officer and the Chairman of our Board of Directors, and Sanford J. Hillsberg currently is a director.  Messrs. Singh and Hillsberg also owned all of the capital stock of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”).  On July 24, 2013, through a merger with our wholly-owned subsidiary, we acquired Lion Delaware.  The purpose of the acquisition was to acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding.  In the merger, Messrs. Singh and Hillsberg received, in exchange for all of their issued and outstanding shares of Lion Delaware’s common stock, an aggregate of 1,340,000 shares of our common stock, as well as the ability to receive an additional 1,350,000 shares of our common stock upon the achievement of certain milestones related to our financial performance and position.  The Private Placement satisfied one of the performance targets and, accordingly, on November 5, 2013 we issued an additional 675,000 shares of our common stock to Messrs. Singh and Hillsberg.  As part of the Merger, Dr. Manish Singh entered into an employment agreement with us whereby we appointed him as our Chief Executive Officer and Chairman of the Board of Directors.  Mr. Hillsberg also was appointed as a director of this company in connection with the merger.

On November 5, 2013, Manish Singh invested in the Private Placement and purchased $250,000 of common stock and warrants on the same terms and conditions as all other investors.  Herbert Hillsberg, Sanford Hillsberg’s father, also invested in the Private Placement and purchased $50,000 of our common stock and warrants.

Merrill A. McPeak.  Merrill A. McPeak has been a director of this company since July 20,2011.  General McPeak also was our interim Chief Executive Officer from January 14, 2013 until July 24, 2013.  On January 31, 2013, General Merrill McPeak loaned us $200,000 at an interest rate of 18% per annum.  In connection with the Restructuring that was effected on May 22, 2013, General McPeak’s loan, including accrued interest, was exchanged for 212,800 shares of our common stock (at an exchange price of $1.00 per share).

Merrill McPeak also invested in the November 5, 2013 Private Placement and purchased $50,000 of our common stock and warrants on the same terms and conditions as all other investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Preferred as of November 29, 2013 by (i) each person who is known by us to own more than 5% of either the outstanding common stock; (ii) each of our directors; (iii) each of the executive officers; and (iv) all of our current officers and directors as a group.  As of November 29, 2013, a total of 19,450,958 shares of common stock were outstanding.  The shares of Series A Preferred do not have voting rights.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class(2)
Ayer Capital Management LP(3) 230 California Street, Suite 600 San Francisco, CA 94111	5,604,011		28.8%
Bristol Investment Fund Ltd. (4) Bristol Capital Advisors, LLC 10690 Wilshire Boulevard, Suite 1050 Los Angeles, CA 90024	4,155,664		21.4%
Alpha Capital Anstalt Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	1,832,184		9.4%
Manish Singh	2,063,500	(5)	10.5%
Jay Venkatesan	5,614,011	(6)	28.8%
Michael Handelman	8,332	(7)	*
Merrill A. McPeak	456,432	(8)	2.3%
Sanford J. Hillsberg	211,500	(9)	1.1%
All directors and executive officers as a group (5 persons) (10)	8,353,775	(10)	42.9%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o Lion Biotechnologies, Inc., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(3)
Based on a Schedule 13G filed with the SEC on June 3, 2013 by Ayer Capital Management, LP, ACM Capital Partners, LLC, Jay Venkatesan, Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC.  Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.  On July 24, 2013, Ayer Capital Management, LP entered into a lock-up agreement with us pursuant to which the fund agreed that not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock until July 24, 2014.

(4)
Based on a Schedule 13D/A on August 7, 2013, Bristol Investment Fund, Ltd. owns 3,998,732 shares and Bristol Capital Advisors, LLC owns 156,962 shares.  On July 24, 2013, Bristol Investment Fund, Ltd. entered into a lock-up agreement with us pursuant to which the fund agreed that not to, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock until July 24, 2014.  Paul Kessler, as manager of the investment advisor to Bristol Investment Fund, Ltd. ("BIF") and the manager of Bristol Capital Advisors, LLC, has power to vote and dispose of the shares owned by these funds.  Mr. Kessler disclaims beneficial ownership of the shares owned by BIF.

(5)
Represents 1,938,500 shares of common stock, and a Warrant to purchase 125,000 shares of common stock.  Dr. Singh acquired 1,206,000 of these shares on July 24, 2013 as consideration in the Lion Merger.  The merger agreement also provided that he is entitled to receive an additional 1,215,000 shares upon this company meeting certain milestones.  One of those milestones was met upon the completion of the Private Placement, and, as a result, Dr. Singh was issued 607,500 shares of common stock.  Under the merger agreement, Dr. Singh is also entitled to 607,500 additional shares of common stock if, by January 24, 2015, the closing price per share of our common stock equals or exceeds $4.00, as adjusted for any stock split reverse stock split, recapitalization or the like, and $100,000 of our common stock is traded for any 10 out of 30 consecutive trading days.  Dr. Singh has entered into a lock-up agreement with us pursuant to which he has agreed that he will not, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock until July 24, 2014.

(6)
Represents the 5,604,011 shares owned by Ayer Capital Management LP described in footnote (3) above, plus options to purchase 10,000 shares of common stock that are exercisable currently or within 60 days of November 29, 2013.  Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.

(7)	Consists of options to purchase 8,332 shares of common stock that are exercisable currently or within 60 days of November 29, 2013.
(8)
Represents 396,432 shares of common stock, 50,000 shares of common stock issuable upon exercise of Warrants purchased in the Private Placement, and options to purchase 10,000 shares of common stock that are exercisable currently or within 60 days of November 29, 2013.

(9)
Represents 201,500 shares of common stock and options purchase 10,000 shares of common stock that are exercisable currently or within 60 days of November 29, 2013.  Under the merger agreement entered into in connection with the Lion Merger, Mr. Hillsberg is also entitled to 67,500 additional shares of common stock if, by January 24, 2015, the closing price per share of our common stock equals or exceeds $4.00, as adjusted for any stock split reverse stock split, recapitalization or the like, and $100,000 of our common stock is traded for any 10 out of 30 consecutive trading days.

(10)	Includes options and Warrants to purchase 213,332 shares of common stock that are exercisable currently or within 60 days of November 29, 2013.

SELLING STOCKHOLDERS

Selling stockholders Table

This prospectus covers an aggregate of 24,017,456 shares of our common stock, consisting of (i) 3,145,300 outstanding shares of common stock, (ii) 8,500,000 shares issuable upon the conversion of the Series A Preferred, (iii) 11,645,300 shares issuable upon the exercise of the Warrants, and (iv) 726,856 shares of common stock issuable upon the exercise of the common stock purchase warrants that we issued to the placement agents who participated in the Private Placement.  The foregoing outstanding shares of common stock, Series A Preferred and Warrants were issued under the Securities Purchase Agreement in the Private Placement.

We are registering the shares of common stock in accordance with the terms of a Registration Rights Agreement we entered into with the selling stockholders as part of the Private Placement in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the below listed shares of common stock owned by them.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.  The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Please see “Plan of Distribution.”  The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus.  The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

Additional selling security holders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

The following table sets forth the beneficial ownership of the selling stockholders. The term “selling stockholder” or “selling stockholders” includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

	Beneficial Ownership Before Offering				Beneficial Ownership After Offering(1)
	Number of Shares		Percent	Number of Shares Being Offered	Number of Shares	Percent
ALB Private Instruments LLC	170,000	(2)(16))	*	170,000	0	0
Ronald Bartlett & Valerie Bartlett, JT WROS	85,000	(2)	*	85,000	0	0
Istvan Benko	10,000	(2)	*	10,000	0	0
Robbie Bensley	25,000	(2)	*	25,000	0	0

Beneficial Ownership Before Offering			Beneficial Ownership After Offering(1)
Number of Shares	Percent	Number of Shares Being Offered	Number of Shares	Percent
Nitin Bhatnagar	25,000	(2)	*	25,000	0	0
Kamilla Bjorlin	150,000	(2)	*	100,000	50,0000	*
Neal Bloom & Frank Delillo	20,000	(2)	*	20,000	0	0
Anton Bogner & Barbara D. Bogner	120,000	(2)	*	120,000	0	0
Jay E. Bradbury	60,000	(2)	*	60,000	0	0
Larry Caillouet	25,000	(2)	*	25,000	0	0
Sudip Chakrabortty & Anshu S. Chakrabortty, JT WROS	100,000	(2)	*	100,000	0	0
Maida Chicon	20,000	(2)	*	20,000	0	0
Carol Cody	120,000	(2)	*	120,000	0	0
Gerald Cohen	62,500	(2)	*	62,500	0	0
Michael Crawford	80,000	(2)	*	80,000	0	0
Elizabeth Crothers	30,000	(2)	*	30,000	0	0
Karen Crothers & Arielle Crothers, JTIC	80,000	(2)	*	80,000	0	0
William A Crothers & JoAnn Crothers, JTWROS	10,600	(2)	*	10,600	0	0
DHS International Advisors LLC	150,000	(2)(17)	*	150,000	0	0
Steven Elias & Bessie Elias	19,000	(2)	*	19,000	0	0
Helen R. Esposito	50,000	(2)	*	50,000	0	0
Phylis M. Esposito	100,000	(2)	*	100,000	0	0
Ficksman Family Trust	25,000	(2)	*	25,000	0	0
Finkelstein Living Trust, William Finkelstein,Trustee	25,000	(2)	*	25,000	0	0
Stanley Friedman & Leslie Friedman JT WROS	25,000	(2)	*	25,000	0	0
Marc Fuhrman	25,000	(2)	*	25,000	0	0
Ruchir Gatha	87,000	(2)	*	87,000	0	0
The Rosalinde and Arthur Gilbert Foundation	100,000	(2)	*	100,000	0	0
Carol Giorello and Anthony Giorello, JTWROS	12,000	(2)	*	12,000	0	0
Martin Goldblum	50,000	(2)	*	50,000	0	0
George Gomes Sandra Gomes Paul Gomes, JTWROS	6,000	(2)	*	6,000	0	0
William D. Gould	25,000	(2)	*	25,000	0	0
Gunn Trust DTD 4/20/1998, Charles K. Gunn, Trustee	12,500	(2)	*	12,500	0	0
Ravi Gutta	100,000	(2)	*	100,000	0	0
Estate of Herbert Hillsberg	50,000	(2)	*	50,000	0	0
Jennifer Nugent	50,000	(2)	*	50,000	0	0

Beneficial Ownership Before Offering			Beneficial Ownership After Offering(1)
Number of Shares	Percent	Number of Shares Being Offered	Number of Shares	Percent
Andrew Hodge	35,000	(2)	*	35,000	0	0
Andrei Iancu	50,000	(2)	*	50,000	0	0
Christofer Innace	200,000	(2)	1.0%	200,000	0	0
Kevin Jacques	107,000	(2)	*	107,000	0	0
Ashish Jhingan	43,000	(2)	*	43,000	0	0
Ashish Jhingan & Dolly Jhingan	12,000	(2)	*	12,000	0	0
Dolly Jhingan	20,000	(2)	*	20,000	0	0
Martin J. Junge	55,000	(2)	*	55,000	0	0
Narendra Kadaba	25,000	(2)	*	25,000	0	0
William Kadi	210,000	(2)	1.1%	210,000	0	0
Peter Karp	16,000	(2)	*	16,000	0	0
Shruti Keerti	70,000	(2)	*	70,000	0	0
Behzad Kianmahd	25,000	(2)	*	25,000	0	0
Edward King	100,000	(2)	*	100,000	0	0
George A. Kingsley, Jr. and Nadine J. Kingsley JT WROS	58,000	(2)	*	58,000	0	0
Paul Frederick Lawrence and Rachelle Anne Lawrence, Trustees of the Rachelle and Paul Lawrence Living Trust, dated Aug. 1, 2008	25,000	(2)	*	25,000	0	0
Lazar Family Trust 4/15/92, Gary Lazar, Trustee	50,000	(2)	*	50,000	0	0
Thomas Leith	105,000	(2)	*	105,000	0	0
Jeffrey Lieberman	25,000	(2)	*	25,000	0	0
Robert H. Lipp Separate Property Trust	25,000	(2)	*	25,000	0	0
Long Island Auto Realty	10,000	(2)	*	10,000	0	0
Anthony Low-Beer	316,600	(2)	1.6%	316,600	0	0
Daniel MacMullin	100,000	(2)	*	100,000	0	0
Richard Madison	18,900	(2)	*	18,900	0	0
Kevin McCormack	15,000	(2)	*	15,000	0	0
Ryan McCormack	15,000	(2)	*	15,000	0	0

Beneficial Ownership Before Offering			Beneficial Ownership After Offering(1)
Number of Shares	Percent	Number of Shares Being Offered	Number of Shares	Percent
Michael McFerrin Trust, a RevocableTrust, Michael McFerrin Trustee	25,000	(2)	*	25,000	0	0
Robert McGrath	12,000	(2)	*	12,000	0	0
Merrill McPeak	456,432	(3)	2.4%	100,000	356,432	1.8%
Dorice Melamed	25,000	(2)	*	25,000	0	0
Brian M. Miller	25,000	(2)	*	25,000	0	0
Anthony Naer	4,000	(2)	*	4,000	0	0
Daniel Nazarian	25,000	(2)	*	25,000	0	0
Nasser Nazarian	25,000	(2)	*	25,000	0	0
Rudolph Nisi	60,000	(2)	*	60,000	0	0
Kenneth E Normann	6,000	(2)	*	6,000	0	0
Vibha Patel	25,000	(2)	*	25,000	0	0
Vibha Patel LLC	150,000	(2)	*	150,000	0	0
Steven Pisacano	6,000	(2)	*	6,000	0	0
Platt Living Trust UA Oct. 5, 1990, Jeffrey S. Platt, Trustee	25,000	(2)	*	25,000	0	0
Prasad Family Trust UAD 08/18/11, Subir Prasad, Trustee	40,000	(2)	*	40,000	0	0
R&I Family Trust u/a/d 3/15/90, Richard N. Kipper & Inta A. Kipper, Trustees	25,000	(2)	*	25,000	0	0
Jeff Rennell & Christine Kellye Rennell, Jt Ten WROS	300,000	(2)	1.63%	300,000	0	0
Charles F. Richter	100,000	(2)	*	100,000	0	0
Bruce Rosen	40,000	(2)	*	40,000	0	0
Richard Salzer & Anca Salzer	27,000	(2)	*	27,000	0	0
Bradley F. Schwartz	12,500	(2)	*	12,500	0	0
Mark W. Schwartz	25,000	(2)	*	25,000	0	0
Randall A. Sebring & Alice M. Sebring	120,000	(2)	*	120,000	0	0
Peter Selvin	100,000	(2)	*	100,000	0	0
Howard L. Simon & Dana B. Simon as Trustees of the Howard and Dana Simon 2000 Revocable Trust	25,000	(2)	*	25,000	0	0
Manish Singh	2,063,500	(4)	10.6%	250,000	1,813,500	9.4%
Sneh Singhal	50,000	(2)	*	50,000	0	0
James Smith	20,000	(2)	*	20,000	0	0
Daryl Squicciarini	120,000	(2)	*	120,000	0	0

Beneficial Ownership Before Offering			Beneficial Ownership After Offering(1)
Number of Shares	Percent	Number of Shares Being Offered	Number of Shares	Percent
William Sykes	50,000	(2)	*	50,000	0	0
Joseph Telushkin	40,000	(2)	*	40,000	0	0
Christopher Thunen	30,000	(2)	*	30,000	0	0
Douglas Thunen	30,000	(2)	*	30,000	0	0
The Thunen Family Trust dated 10/4/05, Garret G. Thunen and Carol Thunen, Trustees	80,000	(2)	*	80,000	0	0
Lisa Torsiello	50,000	(2)	*	50,000	0	0
K. David Tritsh	10,000	(2)	*	10,000	0	0
Ninish Ukkan	45,000	(2)	*	45,000	0	0
Cynthia Warenik Serini	10,000	(2)	*	10,000	0	0
Raymond Warenik	24,000	(2)	*	24,000	0	0
Windward Venture Partners	50,000	(2)(15)	*	50,000	0	0
Terry Wohlberg & David Wohlberg JT WROS	50,000	(2)	*	50,000	0	0
Daniel Yankelevits	25,000	(2)	*	25,000	0	0
Amir Zaghloul & Mona Zaghloul	27,000	(2)	*	27,000	0	0
Irwin L. Zalcberg Profit Sharing Plan U/A/D 01/01/1991, Irwin Zalcberg, Trustee	100,000	(2)	*	100,000	0	0
Leland Zurich & Valerie Zurich	66,000	(2)	*	66,000	0	0

Placement Warrants
American Portfolio Financial Services, Inc.	86,422	(5)	*	86,422	0	0
Jainal Bhuiyan	8,646	(5)	*	8,646	0	0
James Cahill	4,804	(5)		4,804
Theodore Kalem	34,583	(5)	*	34,583	0	0
Nickolay Kukekov	34,583	(5)	*	34,583	0	0
Roth Capital Partners, LLC	544,369	(5)(14)	2.7%	544,369	0	0
Gregory R. Swenson	4,803	(5)		4,803
Marta Zylka	8,646	(5)	*	8,646	0	0

Beneficial Ownership Before Offering			Beneficial Ownership After Offering(1)
Number of Shares	Percent	Number of Shares Being Offered	Number of Shares	Percent

Series A Preferred Holders
Perceptive Life Sciences Master Fund Ltd.	5,610,000	(6)(8)	4.9%(7)	5,610,000	0	0
Titan-Perc Ltd.	390,000	(6)(8)	2.0%	390,000	0	0
Quogue Capital LLC	4,000,000	(6)(9)	4.9%(7)	4,000,000	0	0
Three Arch Opportunity Fund, LP	3,000,000	(6)(10)	4.9%(7)	3,000,000	0	0
Broadfin Healthcare Master Fund, Ltd	1,500,000	(6)(11)	4.9%(7)	1,500,000	0	0
Mark H Rachesky	1,000,000	(6))	4.9%(7)	1,000,000	0	0
Jason Stein	100,000	(6)	*	100,000	0	0
Michael Weiser	100,000	(6)	*	100,000	0	0
venBio Select Fund LLC	1,050,000	(12)	4.9%(7)	1,050,000	0	0
Doverhill Partners LLC	300,000	(6)(13)	1.5%	300,000	0	0

*  Less than 1%

(1)	Assumes the selling stockholder sells all of the shares of common stock included in this prospectus.

(2)
Represents currently outstanding shares of common stock and shares of common stock issuable upon the exercise of the stockholder’s Warrant.  One half of these shares are currently outstanding shares of common stock, and remaining shares represent shares of common stock issuable upon the exercise of the stockholder’s Warrant.

(3)	Represents 396,432 shares of our common stock, 10,000 shares issuable upon the exercise of outstanding stock options, and 50,000 shares of our common stock issuable upon exercise of a Warrant.

(4)
Represents 1,938,500 shares of our common stock and 125,000 shares of our common stock issuable upon exercise of a Warrant.  Dr. Singh has entered into a lock-up agreement with us pursuant to which he has agreed that he will not, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock until July 24, 2014.

(5)	Represents shares of common stock issuable upon exercise of warrants issued to broker-dealers as compensation for placement agent services provided in the Private Placement.

(6)
Represents shares of common stock issuable to the listed selling stockholder upon the conversion of that stockholder’s Series A Preferred and the exercise of that stockholder’s Warrants. One half of these shares are issuable upon the conversion of the Series A Preferred owned by the selling stockholder, and one half of the shares represent shares of common stock issuable upon the exercise of the stockholder’s Warrant.

(7)
Under the terms of the Series A Preferred and the Warrants, these securityholders are prohibited from converting the shares of their Series A Preferred or exercising their Warrants if such conversion or exercise would result in them owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934. As a result of these provisions, under the beneficial ownership rules of the SEC, none of these securityholders has beneficial ownership in excess of 4.99% of the outstanding shares of our common stock. However, the foregoing beneficial ownership limitation may be changed by the securityholders in their sole discretion to 9.99% upon notice to us.

(8)
Perceptive Advisors LLC is the advisor of Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd.  Perceptive Advisors LLC and Joseph Edelman claim shared voting power and shared dispositive power over the 6,000,000 shares held by Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd. Mr. Edelman is the managing member of Perceptive Advisors LLC.

(9)
Quogue Capital LLC and Wayne P. Rothbaum claim shared voting power and shared dispositive power of the 4,000,000 shares. Mr. Rothbaum is the managing member of Quogue Capital LLC and so may be deemed to beneficially own such shares of common stock. Mr. Rothbaum disclaims such beneficial ownership.

(10)
Richard Lin and Longwood Capital Partners are investment managers of Three Arch Opportunity Fund, LP and of 2b LLC.  Richard Lin and Longwood Capital Partners in their capacity as investment managers of Three Arch Opportunity Fund, LP, may also be deemed to have investment discretion and voting power over the shares held by Three Arch Opportunity Fund, LP and 2b LLC.  2b LLC owns 15,600 shares of currently outstanding common stock that are not included in this prospectus.  Mr.  Lin and Longwood Capital Partners disclaims any beneficial ownership of these shares.

(11)
Kevin Kotler, in his capacity as investment managers of Broadfin Health Master Fund, Ltd., may also be deemed to have investment discretion and voting power over the shares held by that selling stockholder. Mr.  Kotler disclaims any beneficial ownership of these shares.

(12)
venBio Select Fund LLC purchased both common stock and Series A Preferred in the Private Placement.  These shares represent 50,000 shares of currently outstanding common stock, 500,0000 shares of common stock issuable upon the conversion of 1,000 shares of Series A Preferred, and 550,000 shares issuable upon the exercise of Warrants owned by venBio Select Fund LLC.  Kurt von Emster in his capacity as investment managers of  venBio Select Fund LLC, may also be deemed to have investment discretion and voting power over the shares held by that selling stockholder. Mr. von Emster disclaims any beneficial ownership of these shares.]

(13)
Brian Wornow, in his capacity as investment managers of Doverhill Partners LLC, may also be deemed to have investment discretion and voting power over the shares held by that selling stockholder. Mr. Wornow disclaims any beneficial ownership of these shares.

(14)
Represents shares of our common stock issuable upon exercise of warrants issued for services provided in our private placement.  Byron Roth and Gordon Roth, as members of the selling stockholder have shared voting and investment power over the shares.

(15)	Peter D. Kozlowski, the Managing Director of Windward Venture Partners, has investment discretion and voting power over the shares held by that selling stockholder.

(16)
Francis A. Mlynarczyk Jr. is the manager of ALB Private Investments LLC has investment discretion and voting power over the shares held by that selling stockholder. Mr. Mlynarczyk disclaims any beneficial ownership of these shares.

(17)	Daniel Sigg is the manager and principal of DHS International Advisors LLC.

Relationships with Selling Stockholders

All stockholders, other than those discussed below, are investors who acquired their securities in the Private Placements and who have had no position, office, or other material relationship (other than as purchasers of securities) with us or any of our affiliates within the past three years.

Manish Singh is our Chief Executive Officer.  See, “Executive Compensation—Employment Agreements,” above.

Merrill McPeak is a member of our Board of Directors. On July 24, 2013, General Merrill McPeak received 133,532 shares of common stock for consideration of services rendered as a director.  In addition, on November 18, 2013, he was granted options to purchase additional shares, which options vest over a period of one year, and cash compensation that will be paid to him during the next year.  See, “Executive Compensation--Director Compensation,” above.

Roth Capital Partners LLC acted as lead placement agent in the Private Placement, and Highline Research Advisors LLC a division of Agincourt, Ltd., and American Portfolio Financial Services, Inc. as the co-placement agents.  As compensation for its services, these registered broker-dealers received cash compensation and warrants to purchase common stock.  Roth Capital Partners, LLC received a Warrant to purchase 544,369 shares of common stock and $896,608 of cash compensation.  American Portfolio Financial Services, Inc. received $172,844 and warrants to purchase 86,422 shares of common stock.  Highline Research Advisors LLC received a Warrant to purchase 96,065 shares, which Warrant it assigned to Jainal Bhuiyan (Warrant to purchase 8,646 shares), Marta Zylka (Warrant to purchase 8,646 shares), Theodore Kalem (Warrant to purchase 34,583 shares), Nickolay Kukekov (Warrant to purchase 34,583 shares), James J. Cahill  (Warrant to purchase 4,804 shares), and Gregory R. Swenson (Warrant to purchase 4,803 shares).  All of the shares of common stock underlying the foregoing warrants are included in this prospectus.

Peter Selvin, William Gould, Istvan Benko, David Ficksman, Martin Goldblum, and David Wohlberg are attorneys at TroyGould PC, a law firm.  TroyGould PC has, since February 2011, from time to time acted as one of this company’s corporate/securities law firms.  These members of TroyGould PC purchased $210,000 of common stock and Warrants in the Private Placement and are selling stockholders.  In addition, Sanford J. Hillsberg, one of the directors on this company’s Board of Directors, also is an attorney at TroyGould PC.

In September 2013, we engaged Lidingo Holdings, LLC to provide media and financial relations services to us for a one-year period.  Under the consulting agreement, as partial payment for the services to be rendered to us under the consulting agreement, we issued 50,000 shares to Lidingo Holdings LLC.  The President of Lidingo Holdings, LLC made a $100,000 investment in the Private Placement and is a selling stockholder.

The information in the above table is as of the date of this prospectus. Information concerning the selling stockholder may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated articles of incorporation and bylaws, as amended.  Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.

We are presently authorized to issue 150,000,000 shares of $0.000041666 par value common stock and 50,000,000 shares of $0.001 par value preferred stock.  As of the date of this prospectus, we had 19,450,958 shares of common stock issued and outstanding and 17,000 shares of Series A Preferred issued and outstanding.  There are no other series of shares of our preferred stock currently issued or outstanding.

Common Stock

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities.  Upon liquidation, dissolution or winding-up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of common stock.  All shares of common stock now outstanding are fully paid, validly issued and non-assessable.  Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

Preferred Stock

Under our articles of incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series.  The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

In October 2013, we created a new class of preferred stock designated as Series A Convertible Preferred Stock (the “Series A Preferred”).  The shares of Series A Preferred have a stated value of $1,000 per share and are initially convertible into shares of common stock at a price of $2.00 per share (subject to adjustment as described below).  The rights of the Series A Preferred are set forth in the Certificate of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock (the “Certificate of Designation”), which gives the holders of the Series A Preferred the following rights, preferences and privileges:

The Series A Preferred may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of common stock at the conversion price in effect at the time of conversion; provided, that a holder of Series A Preferred may at any given time convert only up to that number of shares of Series A Preferred so that, upon conversion, the aggregate beneficial ownership of the common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder, is not more than 4.99% of the common stock then outstanding (subject to adjustment up to 9.99% solely at the holder’s discretion upon 60 days’ prior notice).  The number of shares into which one share of Series A Preferred shall be convertible is determined by dividing the stated value of $1,000 per share by the initial Conversion Price.  The "Conversion Price" per share for the Series A Preferred is initially equal to $2.00 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series A Preferred).

The Series A Preferred will automatically be converted into common stock at the then applicable Conversion Price (i) upon the written consent of the holders holding at least a majority of the outstanding shares of Series A Preferred or (ii) if required by us to be able to list our common stock on a national securities exchange; provided, any such conversions will continue to be limited by, and subject to the beneficial ownership conversion limitations set forth above.

Except as otherwise required by law, the holders of shares of Series A Preferred do not have the right to vote on matters that come before the stockholders; provided, that we may not, without the prior written consent of a majority of the outstanding Series A Preferred: (i) amend, alter, or repeal any provision of our Articles of Incorporation (including the Certificate of Designation) or Bylaws in a manner adverse to the Series A Preferred; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred, or increase the authorized number of shares of Series A Preferred; (iii) issue or sell any equity or debt securities prior to November 5, 2014, subject to certain specified and other customary exceptions; or (iv) enter into any agreement with respect to any of the foregoing.

In the event of any dissolution or winding up of this company, whether voluntary or involuntary, the proceeds shall be paid pari passu among the holders of the shares of common stock and the Series A Preferred, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock.

We may not declare, pay or set aside any dividends on shares of any class or series of our capital stock (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series A Preferred shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series A Preferred.

Warrants

Each Warrant issued in the Private Placement entitles the holder thereof to purchase the number of shares of common stock purchased by such investor in the Private Placement or into the number of shares into which such investor’s Series A Preferred is initially convertible.  The Warrants are exercisable in whole or in part, at an initial exercise price per share of $2.50, and may be exercised in a cashless exercise if, after six months, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant shares.  The exercise price and number of shares of common stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations and similar events. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth anniversary of the date of issuance.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least six months, including persons who may be deemed our “affiliates,” as that term is defined under the Securities Act, would be entitled to sell such securities.  Sales under Rule 144 are subject to the availability of current public information about the company.  A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least one year, would be entitled under Rule 144 to sell such shares without regard to any limitations under Rule 144.

As of the date of this prospectus, approximately 775,508 of our outstanding shares of common stock were eligible for public resale under Rule 144.  The sale, or availability for sale, of substantial amounts of common stock could, in the future, adversely affect the market price of the common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing.  The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the company.

Transfer Agent

Our transfer agent currently is Corporate Stock Transfer, Inc., 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation provide to the maximum extent permitted under applicable law, there shall be no personal liability of a director or an officer to this corporation or its stockholders for damages for breach of fiduciary duty as a director or an officer.  Our bylaws and Amended and Restated Articles of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director or officer of this company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.  We also have the power to defend such person from all suits or claims in accordance with the Nevada Revised Statutes.  The rights accruing to any person under our bylaws and Amended and Restated Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Amended and Restated Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling this company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.  Certain members, employees and of counsel of that firm beneficially own in the aggregate 421,500 shares and options or warrants to acquire shares of our common stock.  The beneficial ownership of our shares described above includes all options that may be exercised within 60 days from the date of this prospectus.

EXPERTS

Our financial statements for the years ended December 31, 2012 and December 31, 2011 and for the period September 17, 2007 (inception) to December 31, 2012 included in this prospectus and registration statement have been audited by Weinberg & Company, P.A. independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.lionbio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on our website are not part of the prospectus.

Lion Biotechnologies, Inc.
(a Development Stage Company)

Index to Financial Statements

Financial Statements for the Year Ended December 31, 2012 and 2011:

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of December 31, 2012 and 2011	F-3
Statements of Operations for each of the two fiscal years in the period ended December 31, 2012 and from September 17, 2007 (Inception) to December 31, 2012	F-4
Statements of Shareholders Equity (Deficit) for each of the years in the period ended December 31, 2012 and from September 17, 2007 (Inception) to December 31, 2012	F-5
Statements of Cash Flows for years ended December 31, 2012 and 2011 and for the period from September 17, 2007 (Inception) through December 31, 2012	F-6
Notes to Consolidated Financial Statements	F-7

Unaudited Financial Statements for the Nine Months Ended September 30, 2013

Condensed Balance Sheets as of December 31, 2012 and September 30, 2013 (unaudited)	F-23
Condensed Statements of Operations for the Three and Nine Months Ended September 30, 2013 (unaudited) and 2012 (unaudited) and from September 2007 (Inception) to September 30, 2013 (unaudited)	F-24
Condensed Statements of Stockholders’ Deficiency for the Nine Months Ended September 30, 2013 (unaudited) and from September 17, 2007 (Inception) to September 30, 2013	F-25
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2013 (unaudited) and 2012 (unaudited) and from September 17, 2007 (Inception) to September 30, 2013 (unaudited)	F-26
Notes to Unaudited Condensed Financial Statements	F-27

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Genesis Biopharma, Inc.
Los Angeles, CA

We have audited the accompanying balance sheets of Genesis Biopharma Inc. (a development stage enterprise) (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended and for the period from September 17, 2007 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Biopharma Inc. as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended and for the period from September 17, 2007 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company is in the development stage and has not generated any revenues from operations to date, and does not expect to do so in the foreseeable future. The Company has experienced recurring losses and negative operating cash flows since inception, and has financed its working capital requirements through the recurring sale of its debt and equity securities. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California
September 23, 2013

Financial Statements for the Year Ended December 31, 2012

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS

Current Assets
Cash and cash equivalents	$-	$510,217
Deposit	5,000	9,391
Prepaid expenses	2,275	4,473
Total Current Assets	7,275	524,081

Property and equipment, net of accumulated depreciation of $8,915 and $2,704	22,138	28,349
Rent Deposit	-	16,000

Total Assets	$29,413	$568,430

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	1,098,271	190,048
Accrued expenses	1,740,220	67,896
7% Senior secured convertible promissory notes	5,000,000	5,000,000
12% Secured promissory note	1,231,250	-
September 2012 secured promissory note	250,000	-
Accrued interest and penalty	2,029,148	153,611
Derivative liabilities	-	7,937,793
Total Current Liabilities	11,348,889	13,349,348

Commitments and contingencies

Stockholders' Deficiency
Common stock, $0.000041666 par value; 150,000,000 shares authorized, 818,806 and 779,936 shares issued and outstanding, respectively	34	33
Common stock to be issued, 3,031 shares	245,153	-
Additional paid-in capital	19,119,532	14,592,408
Accumulated deficit	(30,684,195)	(27,376,576)
Total Stockholders' Deficiency	(11,319,476)	(12,784,135)

Total Liabilities and Stockholders' Deficiency	$29,413	$565,213

The accompanying notes are an integral part of these financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Statements of Operations

			For the Period from
			September 17, 2007
	For the Years Ended		(Date of Inception)
	December 31,		through
	2012	2011	December 31, 2012

Revenues	$-	$-	$-

Costs and expenses
Operating expenses (including $4,203,254, $14,608,040 and $16,361,663 of non-cash share-based compensation costs)	6,476,546	19,302,721	26,498,038
Research and development	1,656,000	1,755,561	3,583,045
Impairment of intangible asset	-	160,036	160,036
Total costs and expenses	8,132,546	21,218,318	30,241,119
Loss from operations	(8,132,546)	(21,218,318)	(30,241,119)

Other income (expense)
Gain from change in fair value of derivative liabilities	8,635,147	1,596,035	10,001,955
Interest expense	(1,922,063)	(151,507)	(2,073,216)
Amortization of discount on convertible notes	(497,888)	(5,000,000)	(5,497,888)
Financing costs	(1,390,269)	(920,310)	(2,873,927)
Total other income (expense)	4,824,927	(4,475,782)	(443,076)

Net Loss	$(3,307,619)	$(25,694,100)	$(30,684,195)

Net Loss Per Share, Basic and Diluted	$(4.14)	$(33.84)

Weighted-Average Common Shares Outstanding, Basic and Diluted	798,530	759,239

The accompanying notes are an integral part of these financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the Period from September 17, 2007 (Date of Inception) through December 31, 2012

						Total
			Common	Additional		Stockholders'
	Common Stock		Stock to	Paid-In	Accumulated	Equity
	Shares	Amount	Be Issued	Capital	Deficit	(Deficiency)

Initial capitalization, sale of common stock to directors, September 17, 2007	126,600	$5		$7,995	$-	$8,000
Private placement, closed December 31, 2007	254,400	11		52,989	-	53,000
Net loss	-	-		-	(58,716)	(58,716)
Balance - December 31, 2008	381,000	16		60,984	(58,716)	2,284
Net loss	-	-		-	(15,772)	(15,772)
Balance - December 31, 2009	381,000	16		60,984	(74,488)	(13,488)
Common stock sold in private placement at $0.03125 per share, March 2010	128,000	6		364,994	-	365,000
Common stock issued for intellectual property, March 2010	209,600	9		217,399	-	217,408
Common stock sold in private placement at $0.75 per share, September 2010	9,333	0		700,000	-	700,000
Common stock sold in private placement at $1.00 per share, October 2010	2,500	0		250,000	-	250,000
Common stock sold in private placement at $1.00 per share, December 2010	5,950	0		595,000	-	595,000
Forgiveness of debt by director	-	-		18,137	-	18,137
Fair value of vested stock options	-	-		114,016	-	114,016
Net loss	-	-		-	(1,607,988)	(1,607,988)
Balance - December 31, 2010	736,383	31		2,320,530	(1,682,476)	638,085
Common stock sold in private placement at $1.00 per share, January 2011	450	0		45,000	-	45,000
Common stock and warrant sold in private placement at $1.00 per share, April to June 2011, net of fair value of warrant derivative	8,500	0		185,704	-	185,704
Common stock issued to consultants for services	4,602	0		498,452	-	498,452
Common stock returned for cancelation	(30,000)	(1)		1	-	-
Fair value of common stock issued to officer for services	60,000	3		8,009,997	-	8,010,000
Fair value of common stock transferred to officer	-	-		702,037	-	702,037
Fair value of common stock transferred from CEO to a director	-	-		1,040,000	-	1,040,000
Fair value of vested stock options and warrants	-	-		1,793,904	-	1,793,904
Net loss	-	-	-	-	(25,694,100)	(25,694,100)
Balance - December 31, 2011	779,936	$33	-	$14,595,625	(27,376,576)	12,780,918
Common stock sold in private placement at $1.00 per share net of derivative liability, February 2012	2,500	0	-	67,919	-	67,919
Fair value of common stock issued to consultants for services	15,495	1	-	799,999	-	800,000
Fair value of common stock issued with notes payable recorded as a note discount	3,125	0	245,153	252,735	-	497,888
Fair value of common stock issued with notes payable recorded as financing cost	17,750	0	-	875,000	-	875,000
Fair value of vested stock options and warrants	-	-	-	2,528,254	-	2,528,254
Net loss	-	-	-	-	(3,307,619)	(3,307,619)
Balance - December 31, 2012	818,806	$34	$ 245,153	$19,119,532	$(30,684,195)	$(11,319,476)
The accompanying notes are an integral part of these financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Statements of Cash Flows

			For the Period from
			September 17, 2007
	For the Years Ended		(Date of Inception)
	December 31,		through
	2012	2011	December 31, 2012

Cash Flows From Operating Activities
Net loss	$(3,307,619)	$(25,694,100)	$(30,684,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,211	2,704	70,287
Impairment of intangible asset	-	160,036	160,036
Fair value of vested stock options and warrants	2,528,254	1,793,904	4,436,174
Fair value of derivative liability recorded upon issuance of warrants	-	2,563,647	2,563,647
Amortization of discount on convertible notes	497,888	5,000,000	5,497,888
Private placement costs	515,273	920,310	1,998,931
Change in fair value of derivative liabilities	(8,635,147)	(1,596,035)	(10,001,955)
Common stock issued to officer for services	-	8,010,000	8,010,000
Common stock issued for services	800,000	498,452	2,173,452
Common stock issued with note payable reflected as financing cost	875,000	-	-
Fair value of common stock transferred to officer and director	-	1,742,037	1,742,037
Write off of advances to related party	-	50,000	50,000
Changes in assets and liabilities:
Prepaid expenses and other assets	22,589	(21,417)	(7,275)
Accounts payable	908,223	159,756	1,098,271
Accrued expenses	1,672,324	70,000	1,893,831
Accrued interest and penalty	1,875,537	151,507	1,875,537
Net Cash Used In Operating Activities	(2,241,467)	(6,189,199)	(9,123,334)

Cash Flows From Investing Activities
Property and equipment	-	(31,053)	(35,053)
Advances to related party	-	(50,000)	(50,000)
Net Cash Used In Investing Activities	-	(81,053)	(85,053)

Cash Flows From Financing Activities
Proceeds from the issuance of convertible notes, net	-	4,615,000	4,615,000
Proceeds from the issuance of promissory notes	1,481,250	-	1,481,250
Proceeds from the issuance of common stock	250,000	873,000	3,094,000
Due to director	-	-	18,137
Net Cash Provided By Financing Activities	1,731,250	5,488,000	9,208,387
Net Increase (Decrease) In Cash And Cash Equivalents	(510,217)	(782,252)	-
Cash and Cash Equivalents, Beginning Of Year	510,217	1,292,469	-
Cash and Cash Equivalents, End Of Year	$-	$510,217	$-

Supplemental Disclosures of Cash Flow Information:
Derivative liability recorded upon issuance of convertible notes and warrants	$-	$5,535,310	$5,535,310
Derivative liability recorded as financing cost	697,354	642,296	1,339,650
Common stock issued for intellectual property	-	-	217,408
Fair value of common stock issued with notes payable recorded as a note discount	497,888	-	497,888
Forgiveness of debt by director, treated as contribution of capital	-	-	18,137

The accompanying notes are an integral part of these financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Lion Biotechnologies, Inc. (the “Company,” “we,” “us” or “our”) was originally incorporated under the laws of the state of Nevada on September 17, 2007. The Company is considered a development stage company, and has had no revenues from operations to date.  On December 31, 2012, the Company was known as Genesis Biopharma, Inc.  However, on September 26, 2013, we amended and restated our Articles of Incorporation to, among other things, change our name to Lion Biotechnologies, Inc.

On March 15, 2010, the Company (then named Freight Management Corp.) and Genesis Biopharma, Inc., a Nevada corporation and newly formed merger subsidiary wholly owned by the Company (“Merger Sub”), consummated a merger transaction (the “Merger”) whereby Merger Sub merged into the Company, with the Company as the surviving corporation.  The Company and Merger Sub filed the Articles of Merger on March 15, 2010 with the Secretary of State of Nevada, along with the Agreement and Plan of Merger entered into by the two parties effective as of March 15, 2010 (the “Merger Agreement”).  The Merger Agreement and the Articles of Merger provided for an amendment of the Company’s Articles of Incorporation, which changed the Company’s name to “Genesis Biopharma, Inc.” effective as of March 15, 2010.

The Company’s initial operations included organization, capital formation, target market identification, new product development and marketing plans. The Company has become a biopharmaceutical company engaged in the development and commercialization of drugs and other therapies using autologous tumor infiltrating lymphocytes for the treatment of Stage IV metastatic melanoma and other cancers.   Our lead product candidate is an adoptive cell therapy using autologous tumor infiltrating lymphocytes for the treatment of certain cancers.

On September 26, 2013, the Company effected a 1-for-100 reverse stock split.  Common stock share and per share information contained herein, including in these audited financial statements, has been adjusted to reflected the foregoing stock split as if it occurred at the earliest period presented.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Development Stage

We are currently in the development stage.  As a development stage company that is currently engaged in the development of therapeutics to fight cancer, we have not yet generated any revenues from our biopharmaceutical business since our inception in September 2007. We currently do not anticipate that we will generate any revenues during 2013 or in the foreseeable future from the sale or licensing of any products. In addition, we have not generated any revenues from our prior business plans.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not had any revenue and is still considered to be in the development stage.  As shown in the accompanying financial statements, the Company has incurred net loss of $3,307,619 for the year ended December 31, 2012 and used $2,241,467 of cash in its operating activities during the year ended December 31, 2012.  As of December 31, 2012, the Company has a stockholders’ deficiency of $11,319,476 and has a working capital deficiency of $11,341,614.  In addition, as described in Notes 4, 5 and 6, the Company was obligated to pay an aggregate of $6,481,250 in note principal pursuant to convertible notes and promissory notes which were in default at December 31, 2012 and the corresponding $2,029,148 of interest and penalties. Subsequent to December 31, 2012, these notes plus $1,891,787 of accrued interest and penalties were converted into 8,373,037 shares of common stock (see Note 12 Subsequent Events).

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

Subsequent to December 31, 2012, the Company raised aggregate proceeds of approximately $1,240,000 through the sale of its common stock (see Note 4).  However, we do not believe such funds are sufficient to fund our anticipated on-going operating expenses, and we do not have any bank credit lines or other sources of capital. Accordingly, we will have to obtain additional debt or equity funding in the near future in order to continue our operations including without limitation the expenses it will incur in connection with the license and research and development agreements with the National Cancer Institute and National Institute of Health; costs associated with development, clinical testing and commercialization of Cōntego™; costs to design and implement an effective system of internal controls and disclosure controls and procedures; costs of maintaining our status as a public company.  We have not identified the sources for the additional financing that we will require, and we do not have commitments from any third parties to provide this financing.  No assurance can be given that we will have access to the capital markets in future, or that financing will be available to us on acceptable terms to satisfy either our short-term future loan repayment obligations or our subsequent on-going cash requirements that we need to implement our business strategies.  Our inability to access the capital markets or obtain acceptable financing could force us to terminate our business, abandon our plan to develop TIL-based adoptive cell therapy, and cease operations.

Because the Company is currently at an early stage, it will likely take a significant amount of time to develop any product or intellectual property capable of generating revenues. As such, the Company’s business is unlikely to generate any sustainable revenues in the next several years, and may never do so. Even if the Company is able to generate revenues in the future through licensing its technologies or through product sales, there can be no assurance that the Company will be able to generate a profit. These factors, coupled with our inability to meet our obligations from current operations, and the need to raise additional capital to accomplish our objectives, create a substantial doubt about our ability to continue as a going concern.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Loss per Share

Basic loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. For the years ended December 31, 2012 and 2011, the calculations of basic and diluted loss per share are the same because inclusion of potential dilutive securities in the computation would have an anti-dilutive effect due to the net losses.

The potentially dilutive securities at December 31, 2012 consist of options to acquire 93,750 shares of the Company’s common stock, warrants to acquire 108,734 shares of the Company’s common stock, and 50,000 shares of common stock issuable upon the conversion of the 7% secured convertible promissory notes.

In May 2013, a significant number of these debt and equity instruments were converted or exchanged to shares of common stock.  See further discussion at Note 12 Subsequent Events.

Fair Value Measurements

The Company uses various inputs in determining the fair value of certain assets and liabilities and measures these on a recurring basis. Financial assets and liabilities recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by the Financial Accounting Standards Board (the “FASB”) defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets and liabilities:

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
Level 3—Unobservable inputs based on the Company's assumptions.

The following table presents liabilities of the Company that are measured and recorded at fair value on the Company’s balance sheets on a recurring basis and their level within the fair value hierarchy.

	December 31, 2012				December 31, 2011
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Derivative liabilities	$-	$-	$-	$-	$-	$7,937,793	$-	$7,937,793

Derivative financial instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.  For stock-based derivative financial instruments, the Company used a probability weighted average Black-Scholes-Merton models to value the derivative instruments at inception and on subsequent valuation dates through September 30, 2012.  At December 31, 2012, the Company used the assistance of valuation specialist to determine fair value of the derivative liability (see further discussion at Note 9).  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

The fair value of the Company's common stock option grant is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3.  INTELLECTUAL PROPERTY LICENSES

Effective March 15, 2010, the Company entered into a purchase agreement with Hamilton Atlantic, a Cayman Islands company (“Hamilton”), whereby Hamilton sold, and the Company acquired, all of Hamilton’s rights, title and interest to certain assets related to the development and commercialization of biotechnology drugs, primarily anti-CD55 antibodies (the “Anti-CD55 Antibody Program”), including certain patents, patent applications, materials, and know-how.  As consideration, the Company agreed to issue to Hamilton 209,600 shares of the Company’s common stock.   The Company valued the shares issued to Hamilton at $217,408, which was based upon the historical cost initially paid by Hamilton to acquire the intellectual property rights from an unrelated third party. The intellectual property rights are being amortized over a three year life.

On October 5, 2011, the Company decided to terminate its efforts to develop anti-CD55+ antibodies for the treatment of cancer. As a result, the Company terminated its exclusive license agreement, and returned all rights thereunder to certain patents and patent applications. As a consequence of this action, the Company recorded an impairment loss representing the remaining carrying value of its intangible assets of $160,036.

NOTE 4.  7% SENIOR SECURED CONVERTIBLE PROMISSORY NOTES

On July 27, 2011 the Company completed an offering of $5,000,000 of its senior secured convertible promissory notes (the “Senior Secured Notes”). The Senior Secured Notes bear an interest of 7% per annum, are secured by all of the Company’s assets, were originally scheduled to mature on November 30, 2011, and were convertible into shares of the Company’s common stock at a conversion price of $125.00 per share, subject to adjustment. Subsequent to its issuance, the terms of the Senior Secured Notes have been amended several times, which among others, extended the maturity date to November 30, 2012.  The purchasers of the Senior Secured Notes also received five year, fully vested warrants to purchase 40,000 shares of common stock at $125.00 per share, subject to adjustment.  Net proceeds to the Company from the issuance of the Senior Secured Notes were $4,615,000 after placement and other direct closing costs.

The conversion price of the Senior Secured Notes and the exercise price of the warrants are subject to adjustment based upon the pricing of subsequent financings undertaken by the Company.  The Company has determined that this anti-dilution reset provision caused the conversion feature to be bifurcated from the Senior Secured Notes, treated as a derivative liability, and accounted for at its fair value.  Upon issuance, the Company determined the fair value of the conversion feature was $1,844,422 and recorded a corresponding discount to the Senior Secured Notes.  The Company has also determined that the anti-dilution reset provision of the warrants also is subject to derivative liability treatment and is required to be accounted for at its fair value.  Upon issuance in 2011, the Company determined the fair value of the warrants was $3,616,870 and recorded a discount of $3,155,578 to the Senior Secured Notes, and recognized the remaining amount of $461,292 as private placement costs in the statement of operations.  The total discount to the Senior Secured Notes of $5,000,000 was amortized in full through the original maturity date of November 30, 2011.  See Note 9 for discussion on derivative liability.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

In connection with this sale of Senior Secured Notes and warrants, the Company 1) incurred a placement fee of $350,000 (7% of gross proceeds of the offering), 2) issued five-year warrants to its placement agent to acquire 800 shares of common stock, and 3) paid $35,000 for legal and escrow services in connection with the issuance of these Senior Secured Notes and warrants.  The warrants issued to the placement agent are exercisable at $125.00 per share, may be exercised on a cashless basis, and contain anti-dilution protection.  The Company has determined that this anti-dilution reset provision of the warrants is subject to derivative liability treatment and is required to be accounted for at its fair value.  Upon issuance in 2011, the Company determined the fair value of the warrants was $74,018 and recorded a corresponding charge to private placement costs. The aggregate amount of the above costs was $459,018, and was considered as a cost of the private placement. Total private placement costs recorded in 2011 for the issuance of convertible debentures was $920,310.

Effective December 1, 2012, the Senior Secured Notes were in default.  Upon a default, the interest rate on the Senior Secured Notes increased to 15% per annum, and the holders of the Senior Secured Notes have the right to demand that the Company immediately redeem all of the Senior Secured Notes at a price that is the greater than the outstanding balance of the Senior Secured Notes.  In general, the investors may demand that the Senior Secured Notes be redeemed at a price equal to the greater of (i) 125% of the outstanding balance of the Senior Secured Notes and unpaid interest and fees, if any, or (ii) an amount based on 135% of the greatest closing sale price of the Company’s common stock during the period beginning on the date of default until the redemption demand.  A default will also permit the holders of the Senior Secured Notes to pursue collection actions against the Company.  As a result, during 2012, the Company recorded penalty interest of $1,387,361 representing the 125% redemption price of the outstanding notes which is included in the accompanying 2012 statement of operations, and has reflected  accrued interest upon default as part of “Accrued Interest and Penalty” in the accompanying balance sheet.

During the year ended December 31, 2012, the Company recorded interest expense of $395,833 pursuant to the terms of the note.  As of December 31, 2012, the entire $5,000,000 principal amount of the Senior Secured Notes remained outstanding and in default and $549,444 of accrued interest which was recorded as part of “Accrued Interest and Penalty” in the accompanying balance sheet.

In May 2013, pursuant to an Exchange Agreement with the Company’s creditors, these notes were exchanged to shares of common stock.  See Note 12 Subsequent Events for further discussion.

NOTE 5.  12% SECURED PROMISSORY NOTES

From April to July 2012, we issued an aggregate of $1,231,250 of our secured promissory notes pursuant to a Note and Common Stock Subscription Agreement (the “Subscription Agreement”) with accredited investors (collectively, the “Purchasers”).

The notes are secured by all of the Company’s assets and bear interest at 12% per annum and mature on the earlier of (i) June 30, 2012, (ii) the date on which the Company has, after May 7, 2012, raised capital (debt or equity) equal to or greater than $1,500,000 in the aggregate, or (iii) a sale and/or merger of the Company.  The repayments of the note were secured with a first lien on all of the assets of the Company, which lien is pari passu with the Company’s other current and future senior lenders.  In addition, the notes were secured by a pledge of all of the shares of Common Stock and by all Common Stock purchase options owned by person who, at that time, was the Company’s chief executive officer/ president.  Subsequent to the notes issuance, the note maturity date was amended several times and was extended to December 31, 2012.  Except for the change of the maturity date, all of the original terms and conditions of the notes remain in full force and effect.  Furthermore, the Subscription Agreements provided that if, at any time while the notes are outstanding, we consummate any equity and/or debt financing whereby the terms of such financing are more favorable than those provided in the 2012 Secured Notes, then the remaining outstanding portion of the loans will be adjusted to have such terms and conditions similar to those of the new financing.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

Upon issuance of the notes, the Company agreed to issue 6,156 shares of its common stock to the Purchasers, of which, 3,125 shares of common stock were issued during the year ended December 31, 2012 and 3,031 shares of common stock are yet to be issued.  The Company determined that the fair value of the common stock was $497,888 based upon the trading price of the Company’s common stock at the date the notes were issued, and such was recorded as discount to the Notes.  The note discount was amortized in full over the original maturity date of the notes and recorded part of “Amortization of discount on Convertible Notes” in the accompanying statement of operations.

During the year ended December 31, 2012, the Company recorded interest expense of $92,343 pursuant to the terms of the note.  As of December 31, 2012, $1,231,250 of the notes remained outstanding and $92,343 in accrued interest which is recorded as part of “Accrued Interest and Penalty” in the accompanying balance sheet.  At December 31, 2012, the notes were in default.

In May 2013, pursuant to an Exchange Agreement with the Company’s creditors, these notes were exchanged to shares of common stock.  See Note 12 Subsequent Events for further discussion.

NOTE 6.  SEPTEMBER 2012 SECURED PROMISSORY NOTES

On September 12, 2012, the Company issued a promissory note amounting to $250,000.  As amended, the note is due on demand, bears an interest of 12% per annum and is secured by the Company’s assets.  As part of issuance of the note, the Company also issued to the holder,  a five-year, fully vested warrant to purchase 9,434 shares of common stock at $125.00 per share, as amended, which is subject to certain reset provisions. Total proceeds received amounted to $228,000, net of legal fees of $22,000.

The Company determined that the anti-dilution reset provision of the warrants is subject to derivative liability treatment and is required to be accounted for as a liability and recorded at its fair value upon issuance.  The Company determined the fair value of the warrants to be $515,273 using a probability weighted average Black-Scholes Option Pricing Model (see Note 9 for discussion on derivative liability).  The Company also granted the note holder, 17,750 shares of common stock with a fair value of $875,000.  The aggregate fair value $1,390,273 of the derivative liability arising from the issuance of the warrants and the fair value of the issuance of the common stock was recorded as an expense upon issuance of the note and reflected as part of financing cost in the 2012 statement of operations.

In May 2013, pursuant to an Exchange Agreement with the Company’s creditors, the note was exchanged to shares of common stock.  See Note 12 Subsequent Events for further discussion.

NOTE 7.  COMMON STOCK

Issuance of common stock for cash

In February 2012, the Company sold 2,500 shares of its common stock and a five-year warrant to purchase 2,500 shares for $250,000.  In addition, the Company agreed to issue additional shares of common stock to the shareholder in case the Company will sell or issue its common stock or common stock equivalent in the future at a price lower than $100.00.  The warrant is fully vested, will expire in five years and is exercisable at $125.00 per share.  The warrant agreement included an anti-dilution provision that allowed for the automatic reset of the number of warrants issued and exercise price of the warrants upon any future sale of common stock or warrants at or below the current exercise price.  As a result, the Company determined that these warrants are not considered indexed to the Company’s own stock and characterized the fair value of these warrants as an offering cost and derivative liabilities upon issuance.  The aggregate value of these warrants issued was $182,081 using the probability weighted average Black-Scholes-Merton option valuation model.  See Note 9 for discussion on derivative liability.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

The foregoing sale of the Company’s common stock and warrants would have triggered the foregoing conversion and exercise price adjustments of the Notes and certain outstanding warrants, which would have significantly reduced the conversion price of the Notes and the exercise price of the warrants.  However, the holders of these Notes and warrants waived the conversion and exercise price adjustments with respect to the $250,000 sale of common stock and warrants.

Issuance of common stock for services

In January 2012, the Company issued 495 shares of common stock with a fair value of $50,000 to the principals of an investor relations firm.  The shares of common stock issued were valued at the market price on the date of issuance.

In July 2012, Company issued 15,000 shares of common stock with a fair value of $750,000 to the principal of a firm engaged to seek financing and other strategic relationships for the Company. The shares of common stock issued were valued at the market price on the date of issuance.

Issuance of common stock with Promissory Notes

From April to July 2012, the Company agreed to issue 6,156 shares of its common stock with a fair value of $497,888 to the Purchasers of its promissory notes.  Subsequently, a total of 3,125 shares of common stock were issued during the year ended December 31, 2012 and 3,031 shares of common stock remains to be issued as of December 31, 2012.  The shares of common stock issued were valued at the market price on the date of grant.  See Note 5 for further discussion.

In September 2012, the Company issued an aggregate of 17,750 shares of common stock with a fair value of $875,000 to a holder of the Company’s promissory note.  The shares of common stock issued were valued at the market price on the date of issuance.  See Note 5 for further discussion.

NOTE 8.  STOCK OPTIONS AND WARRANTS

Options

A summary of the status of stock options at December 31, 2012 and 2011, and the changes during the years then ended, is presented in the following table:

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value

Outstanding at December 31, 2010	11,500	$3.00	6.3 years	$1,401,563
Granted	81,250	123.00
Exercised	-	-
Expired/Forfeited	-	-
Outstanding at December 31, 2011	92,750	109.00	8.5 years	1,114,063
Granted	3,000	104.00
Exercised
Expired/Forfeited	(2,000)	92.00

Outstanding at December 31, 2012	93,750	$107.00	7.7 years	$217,063
Exercisable at December 31, 2012	55,158	$106.00	7.2 years	$142,223

During the years ended December 31, 2012 and 2011, the Company recorded compensation costs of $2,528,254, and $1,706,364, respectively, relating to the vesting of the stock options discussed above. As of December 31, 2012, the aggregate value of unvested options was $3,317,003, which will continue to be amortized as compensation cost as the options vest over terms ranging from 1 to 5 years, as applicable.  On August 31, 2013, 25,000 options to purchase common stock granted to Mr. Cataldo with unamortized compensation cost of $1,611,698 were forfeited as a result of his resignation as our chief executive officer effective June 1, 2013. See further discussion at Note 12 – Subsequent Events.

On March 1, 2011, the Company entered into an employment agreement that provided for the grant of options to purchase 25,000 shares of its common stock at an exercise price of $125.00.  The options were to vest as follows: a) 5,000 shares vested immediately and b) 20,000 shares vest in equal monthly installments over the two-year term of the agreement. Neither the Board of Directors nor the Compensation Committee approved the grant the foregoing options. Accordingly, the Company may be obligated to grant these options, but has not done so yet. Therefore, as the grant of these options has not been approved, they are not included in compensation expense for the years ended December 31, 2012 and 2011, or in number of granted options listed as of December 31, 2012 and 2011.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

Warrants

A summary of the status of stock warrants at December 31, 2012 and 2011, and the changes during the years then ended, is presented in the following table:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Warrants	Price	Life	Value

Outstanding at December 31, 2010	10,500	$100.00	4.7 years	$262,506
Issued	86,300	134.00
Exercised	-	-
Expired	-	-
Outstanding at December 31, 2011	96,800	122.00	4.5 years	-
Issued	11,934	125.00
Exercised	-
Expired	-
Outstanding at December 31, 2012	108,734	$123.00	3.5 years	$-

During the year ended December 31, 2012, the Company issued warrants to purchase an aggregate of 11,934 shares of its common stock in connection with the sale of shares of common stock for cash and issuance of convertible notes (see Notes 6 and 7). The warrants have an exercise price of $125.00 per share, fully vested, and will expire in 2017.  The warrant agreement also included anti-dilution provision that allowed for the automatic reset of the number of warrants issued and exercise price of the warrants upon any future sale of common stock or warrants at or below the current exercise price.  The Company determined that the anti-dilution reset provision of the warrants is subject to derivative liability treatment and is required to be accounted for as a liability and recorded at its fair value upon issuance.  The aggregate value of these warrants issued in 2012 was $697,354 using the probability weighted average Black-Scholes-Merton option valuation model (see Note 9 for discussion on derivative liability).

In May 2013, 107,734 warrants were exchanged for 107,734 shares of common stock with a fair value of $107,734.  See further discussion at Note 12 – Subsequent Events.

NOTE 9.  DERIVATIVE LIABILITIES

In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.  Under the authoritative guidance, effective January 1, 2009, instruments which did not have fixed settlement provisions were deemed to be derivative instruments.  The convertible notes and warrants issued related to the private placement described in Notes 5, 6 and 7 do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future.  The conversion feature and warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

The Company used the assistance of a valuation specialist due to the complexity in determining the fair value of its derivative liability at December 31, 2012.  As a result of the Company’s inability to pay its debt obligations, the default status of its convertible promissory notes and lack of available working capital at December 31, 2012, for valuation purposes, the Company, with the assistance of the independent valuation expert determined that the effect of the default and insolvent financial condition, as such, the outstanding conversion features and warrants accounted for as derivative upon its issuance had no more value at December 31, 2012.

Prior to December 31, 2012, the derivative liabilities were valued using probability weighted average Black-Scholes-Merton valuation techniques with the following average assumptions:

	December 31, 2012	Upon Issuance	December 31, 2011

Average Assumptions:
Risk-free interest rate	-%	0.87%	0.46%
Expected volatility	-%	129%	86.20%
Expected life	-	5 years	4.45 years
Expected dividend yield	-%	0.00%	0.00%

Fair value of conversion feature	$-	$-	$177,258
Fair value of warrants	-	697,354	7,760,535
Total fair value	$-	$697,354	$7,937,793
The risk-free interest rate was based on rates established by the Federal Reserve Bank, the Company uses the historical volatility of its common stock in 2012. In the prior year, the Company used an average volatility rate of similar publicly traded companies as an input to its fair value calculations. During the current year, the Company determined that its stock price has matured and there is a consistent level of trading activity, as such, the Company used the volatility percentage of its common stock.

The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future.

As of December 31, 2012 and 2011, the aggregate derivative liability was $0 and $7,937,793, respectively. For the year ended December 31, 2012 and 2011, the Company recorded a gain due to the decrease in fair value of the derivative liabilities of $8,635,147 and $1,596,035 respectively.

NOTE 10.   LICENSE AND COMMITMENTS

National Cancer Institute

Effective August 5, 2011, the Company signed a Cooperative Research and Development Agreement (CRADA) with the National Institutes of Health and the National Cancer Institute (NCI).  Under the terms of the five-year cooperative research and development agreement, the Company will work with Steven A. Rosenberg, M.D., Ph.D., chief of NCI’s Surgery Branch, to develop adoptive cell immunotherapies that are designed to destroy metastatic melanoma cells using a patient’s tumor infiltrating lymphocytes.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

The Company will provide funds in the amount of $1,000,000 per year of the CRADA for Dr. Rosenberg to use to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses.  The Company will provide funds in the amount of $250,000 on a quarterly basis.  The first quarterly installment of $250,000 was due within thirty (30) days of the Effective Date of the CRADA and each subsequent installment will be due within thirty (30) days of each quarterly anniversary of the December 5, 2011 Effective Date.  In addition, although the CRADA has a five year term, either party to the CRADA has the right to terminate the CRADA upon 60 days’ notice to the other party.

During the year ended December 31, 2012, the Company recognized a total of $1,000,000 of CRADA expenses, which was recorded as part of Research and Development expenses in the statement of operations, of which, $500,000 remains outstanding as of December 31, 2012 and is included in Accrued Expenses in the balance sheet.

As of September 23, 2013 (the date of  the Report Of Independent Registered Public Accounting Firm), the amount due of $500,000 as of December 31, 2012 was paid in full, however, the Company is currently in default of its 2013 dues amounting to approximately $250,000.  The Company has not received any termination notice from the NCI and is currently in discussion to cure the default.

National Institutes of Health

Effective October 5, 2011, the Company entered into a Patent License Agreement (the “License Agreement”) with the National Institutes of Health, an agency of the United States Public Health Service within the Department of Health and Human Services (“NIH”).  Pursuant to the License Agreement, NIH granted to the Company a non-exclusive worldwide right and license to develop and manufacture certain proprietary autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of metastatic melanoma, ovarian cancer, breast cancer, and colorectal cancer.  The license agreement required us to pay the NIH approximately $723,000 of upfront licensing fees and expense reimbursements in 2011, which amounts are included in Research and Development expenses in fiscal 2011.  In addition, the Company will have to pay royalties of six percent (6%) of net sales (subject to certain annual minimum royalty payments of $20,000), a percentage of revenues from sublicensing arrangements, and lump sum benchmark royalty payments on the achievement of certain clinical and regulatory milestones for each of the various indications and other direct cost incurred by NIH pursuant to the agreement.  The Company initially intends to focus on the development of licensed products in the metastatic melanoma field of use.  If the Company achieves all benchmarks for metastatic melanoma, up to and including the product’s first commercial sale in the United States, the total amount of such benchmark payments will be $6,050,000.  The benchmark payments for the other three indications, if all benchmarks are achieved, will be $6,050,000 for ovarian cancer, $12,100,000 for breast cancer, and $12,100,000 for colorectal cancer.  Accordingly, if the Company achieves all benchmarks for all four licensed indications, the aggregate amount of benchmark royalty payments that the Company will have to make to NIH will be $36,300,000.

During the year ended December 31, 2012 there were no net sales that would be subject to royalty payments or a percentage of revenues from sublicensing arrangements.  In addition there were no benchmarks or milestones achieved that would require payment under the lump sum benchmark royalty payments on the achievement of certain clinical and regulatory milestones for each of the various indications.   During the year ended December 31, 2012, the Company accrued $682,292 for reimbursement of direct expenses, such as legal costs associated with patents, incurred by the NIH in performing on the licensing agreement, annual minimum royalty  due and penalty interest of $46,526.  Such costs are reimbursable from the Company to the NIH pursuant to the terms of the licensing agreement.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

As of September 23, 2013 (the date of  the Report Of Independent Registered Public Accounting Firm), the amount due of $682,292 is currently past due and the Company is deemed in default.  The Company has not received any termination notice from the NIH and is currently in discussion to cure the default.

Lonza Walkersville, Inc.

On June 21, 2011, the Company entered into a process development and scale-up consulting agreement with Lonza Walkersville, Inc. (“Lonza”) relating to the manufacture of Cōntego.  Lonza is a leading international supplier to the pharmaceutical, healthcare and life science industries.  Effective as of November 4, 2011 the Company entered into a Letter of Intent with Lonza Walkersville, Inc. (the “LOI”) whereby Lonza agreed to provide certain process development services as well as to investigate the development and manufacture of our TIL-based adoptive cell therapy.  Pursuant to the terms of the LOI, the Company paid a reservation fee to Lonza of $500,000 which was included in Research and Development Costs in the accompany statement of operations for the year ended December 31, 2011.  The reservation fee payable to Lonza is non-refundable except in the event that Lonza terminates the LOI.

In December 2011, the Company entered into a five-year Manufacturing Services Agreement with Lonza.  Under the Manufacturing Services Agreement, Lonza agreed to manufacture, package, ship and handle quality assurance and quality control of our our TIL-based autologous cell therapy products.  All of Lonza services will be provided under separate statements of work that we have agreed to enter into, from time to time, with Lonza.  The first statement of work, which we entered into in December 2011, describes the services Lonza must perform in connection with optimizing the manufacturing process for our TIL-based products.  The fees and costs of Lonza’s services under the Manufacturing Services Agreement depend on each statement of work.  As of December 31, 2012, Lonza had provided the services related to the $500,000 payment.  There were no additional statements of work agreements entered into with Lonza during the year ended December 31, 2012.

During the year ended December 31, 2012, no services were rendered by Lonza in reference to this agreement.

NOTE 11.                      RELATED PARTY TRANSACTIONS

Accrued Payroll and Fees

As of December 31, 2012 and 2011, the Company accrued the unpaid salaries of its officers and fees due to members of the Company’s board of directors in the aggregate of $395,081 and $30,000, respectively, which is included in Accrued Expenses in the accompanying balance sheet.

Emmes Group Consulting LLC

Effective as of February 15, 2011, the Company entered into a consulting agreement with Emmes Group Consulting LLC, a strategic business consulting firm (“Emmes”). Mr. Schroeder, one of the Company’s directors during 2012, is an Executive Vice President and Managing Director of Emmes and the Emmes Group, Inc. Under the consulting agreement, Emmes agreed to assist and advise us with respect to the development of an overall strategic business plan, the identification of in-licensing therapeutic opportunities, and raising debt and equity capital. In consideration for the foregoing consulting services, we issued to Emmes a ten-year, fully vested warrant to purchase up to 1,000 shares of our common stock at an exercise price of $126.00 per share with a fair value of $87,540 which was expensed in full upon issuance.

Effective August 1, 2011, the Company amended the consulting agreement to increase the monthly consulting fee to $20,000, commencing as of July 11, 2011. The amendment also extended the term of the consulting agreement to December 31, 2011.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

On February 12, 2012, the Company entered into a Second Amendment to the Consulting Agreement, engaging the Emmes Group as its senior contractor and project manager responsible for the overall management of the design, development, implementation, and installation of our corporate and regulatory compliant information technology infrastructure and systems. The Second Amendment provides that the term of the consulting agreement shall continue until December 31, 2015.

During the years ended December 31, 2012 and 2011, the Company recognized consulting expenses amounting to $237,013 and $1,270,554 respectively pursuant to this agreement, which expenses were recorded as part of operating expenses in the accompanying statement of operations.

In January 2013, the parties to the Emmes Group Consulting LLC consulting agreement terminated that agreement.

NOTE 12.  SUBSEQUENT EVENTS

Restructuring

Effective May 22, 2013, the Company completed a restructuring of its unregistered debt and equity securities resulting in an issuance of 12,913,509 shares of common stock, the cancellation of the 12% Secured Promissory Notes (see Note 5), 7% Senior Secured Notes (see Note 4), September 2012 Secured Promissory Notes (see Note 6), and certain other indebtedness, and the receipt of $1.25 million from the sale of shares of common stock (the “Restructuring”).  To effect the Restructuring, the Company entered into an exchange agreement (the “Exchange Agreement”) and a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which (i) certain outstanding debt of the Company was converted into shares of Common Stock; (ii) certain outstanding warrants to purchase shares of capital stock of the Company were exchanged for shares of Common Stock; (iii) certain investors in prior private placements offerings by the Company (the “Prior PIPE Transactions”) purchased shares of Common Stock; and (iv) certain investors purchasing shares of Common Stock in this Restructuring received an additional issuance of Common Stock, for no additional consideration (the “Repricing Issuance”).  The Exchange Agreement, Stock Purchase Agreement and the transactions contemplated thereby are described in further detail below.  The terms of the Restructuring were determined in negotiations between the Company and the creditors and investors party thereto, and were approved by the Board of Directors, including a majority of the disinterested directors. The securities issued pursuant the Restructuring are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act, all participants were existing security holders of the Company, and no general solicitation or public advertisement was conducted in connection with the Restructuring.

Exchange Agreement

Under the Exchange Agreement, certain creditors of the Company (the “Creditors”) holding (i) an aggregate of approximately $7.2 million (including accrued interest and penalties) of the Senior Secured Notes issued on July 27, 2011, (ii) an aggregate of approximately $1.7 million (including accrued interest and penalties) of bridge notes issued May 7, 2012 and September 12, 2012, and (iii) an aggregate of approximately $0.3 million in other outstanding debt (together the “Debt”) converted all such outstanding Debt into shares of Common Stock at a conversion price of $1.00 per share.

In addition, certain Creditors and certain placement agents associated with the Debt, together holding warrants to purchase 40,800 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

Furthermore, certain Creditors purchased an aggregate of 250,000 shares of Common Stock at a purchase price of $1.00 per share, resulting in aggregate proceeds to the Company of $250,000 under the Exchange Agreement.  In sum, 9,558,441 shares of Common Stock were issued under the Exchange Agreement. Of this amount, 8,373,037 shares were issued for principal and accrued interest and penalties of approximately $8.4 million and 1,185,404 shares issued were for accrued interest and penalties recognized subsequent to year ended December 31, 2012.

This Exchange Agreement terminated all outstanding promissory notes and warrants originally issued with these notes, and any anti-dilution protection thereunder.  The Exchange Agreement provides for new limited anti-dilution protection for shares of Common Stock issued under the Exchange Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $1.00 per share, solely with respect to the first $6 million of any new sales of securities of the Company.  In addition, all Creditors and placement agents provided a release of all claims against the Company with respect to all rights and ownership of the Debt and warrants, in consideration of the shares issued pursuant to this Exchange Agreement.

Stock Purchase Agreement

Under the Stock Purchase Agreement, certain investors (“Investors”) who purchased Common Stock and warrants to purchase shares of capital stock of the Company in the Company’s Prior PIPE Transactions purchased shares of Common Stock at a purchase price of $0.30 (the “Financing”).  In addition, any Investor participating in and purchasing a minimum amount of Common Stock in the Financing received, for no further consideration, the number of shares of Common Stock that such Investor would have received in the Prior PIPE Transactions if the price per share of Common Stock in the Prior PIPE Transactions had been $0.30 per share (the “Repricing Issuance”).  The Stock Purchase Agreement resulted in the issuance of 3,482,324 shares of common stock and aggregate gross proceeds to the Company of $1,099,990.

All Investors and other parties holding warrants to purchase 66,934 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants.

The Stock Purchase Agreement resulted in the issuance of 3,273,134 shares of common stock and aggregate proceeds to the Company of $1,099,990, less legal fees of $109,990. The Stock Purchase Agreement also terminated the warrants and any anti-dilution protection thereunder.  The Stock Purchase Agreement provides for new limited anti-dilution protection for shares of Common Stock issued under the Stock Purchase Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $1.00 per share, solely with respect to the first $6 million of any new sales of securities of the Company.  In addition, all Investors provided a release of all claims against the Company with respect to all rights and ownership of the shares and warrants acquired in connection with the Prior PIPE Transactions, in consideration of the shares issued pursuant to the Stock Purchase Agreement.

Pursuant to the Restructuring, the Company underwent a change in control.  Under the Restructuring, certain Creditors, Investors, placement agents and consultants were issued approximately 94% of the Company’s outstanding voting equity interests, with Ayer Capital Partners Master Fund, L.P. together with certain of its affiliates (the “Ayer Funds”) and Bristol Investment Fund, Ltd., together with certain of its affiliates (“Bristol”), owning approximately 41% and 29% respectively of the Company’s outstanding voting securities.  Prior to the Restructuring, control of the Company was widely disseminated among various stockholders, including the Investors.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

On May 20, 2013, Martin Schroeder resigned from the Board of Directors.  In connection with the Restructuring, on May 22, 2013, Anthony Cataldo, Michael Handelman and William Andrews resigned from our Board of Directors. Finally, on May 24, 2013, our stockholders removed Dr. L. Stephen Coles from the Board and elected Paul Kessler to serve as an additional director on the Board.  Mr. Kessler is a director of Bristol Investment Fund, Ltd. and a manager of Bristol Capital, LLC who, collectively, hold approximately 27.5% of our currently outstanding shares of common stock. Under the Restructuring, Bristol converted approximately $2.92 million in Debt (including accrued interest and penalties) into shares of Common Stock, invested $341,111 in the Financing, received a Repricing Issuance, and exchanged 45,325 warrants for shares of capital stock of the Company into shares of Common Stock, collectively resulting in the issuance of approximately 3,910,000 shares of Common Stock to Bristol.

Effective as of May 28, 2013, the Company amended its Bylaws to opt out of the Nevada Revised Statutes provisions 78.378 to 78.3793, inclusive and to provide that a majority of the outstanding voting securities of the Company may fill a vacancy on the Company’s board of directors.

Settlement with Officer

On June 19, 2013, the Company entered into a Settlement Agreement and General Release of All Claims (the “Agreement”) with Mr. Anthony Cataldo, the Company’s former chief executive officer (“Cataldo”). Per the Agreement, Mr. Cataldo voluntarily resigned as the Company’s chief executive officer, effective as of June 1, 2013. The Agreement also settles any amounts owed to Mr. Cataldo by the Company, providing that upon the Company achieving its first financing with aggregate proceeds to the Company of greater than $5,000,000 following the date of the Agreement (the “Financing”), the Company shall provide Cataldo with a cash payment equal to $370,000, to be paid out as follows: (a) a payment of $120,000 in cash, less all appropriate federal and state income and employment taxes, payable to Cataldo within ten (10) business days following the closing of the Financing, and (b) a payment of $250,000, less all appropriate federal and state income and employment taxes, payable to Cataldo within ten (10) business days following a closing of the Financing and immediately reinvested by Company on Cataldo’s behalf in the Financing, on the same terms and conditions therein. The Agreement also provides for mutual releases of all claims related in any way to the transactions or occurrences between Cataldo and the Company to date, to the fullest extent permitted by law, including, but not limited to, Cataldo’s employment with Company.

Agreement with Lion Biotechnologies, Inc.

On July 24, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lion Biotechnologies, Inc., a Delaware corporation, and Genesis Biopharma Sub, Inc., our newly formed Delaware subsidiary (“Merger Sub”), and thereby acquired Lion Biopharma (the “Merger”).  In the Merger, Lion Biotechnologies’ stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 1,340,000 shares of our Common Stock, as well as the ability to receive an additional 1,350,000 shares of Common Stock upon the achievement of certain milestones related to the Company’s financial performance and position.  As part of the Merger, Dr. Manish Singh entered into an employment agreement with us whereby we appointed him as our Chief Executive Officer and Chairman of the Board of the Company.  We also agreed to reconstitute our Board of Directors by appointing Jay Venkatesan and Sanford J. Hillsberg to replace David Voyticky and Paul Kessler as directors on our Board.  These appointments and resignations became effective on September 3, 2013.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2012 and 2011
and for the Period September 17, 2007 (Inception) to December 31, 2012

In connection with his appointment as Chief Executive Officer and Chairman of the Board, we entered into an employment agreement with Dr. Singh pursuant to which we are required to pay Dr. Singh an annual base salary of $34,000 until this Company raises at least $1,000,000 in additional financing.  If we raise at least $1,000,000, Dr. Singh’s annual salary will at that time increase to $350,000.  In addition to his base salary, Dr. Singh will be eligible to participate in the Company’s annual incentive compensation program, with a target potential bonus of 30% of Dr. Singh’s salary, conditioned upon the satisfaction of individual and company objectives.  Dr. Singh will also be entitled to health and other benefits programs and, on July 24, 2014, he will also be eligible to receive stock option grants under the Company’s stock option plan.

Amended and Restated Articles

Effective September 26, 2013, the Company amended and restated its articles of incorporation.  The Amended and Restated Articles of Incorporation effected the following:

(1) a 1-for-100 reverse stock split (pro-rata reduction of outstanding shares) of Common Stock (the “Reverse Stock Split”).  All share and per share amounts included in these financial statements have been retroactively restated to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

(2) to fix the number of authorized shares of Common Stock after the Reverse Stock Split at one hundred and fifty million (150,000,000) shares of Common Stock, which change resulted in an increase in the authorized number of shares of Common Stock.

(3) to authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board.

(4) to change the name of the Company to “Lion Biotechnologies, Inc.”

(5) to add indemnification and limit the personal liability of officers and members of the Company’s Board of Directors.

Amendment to 2011 Plan

The Company’s Board of Directors and the holders of a majority of the issued and outstanding shares of common stock have to approved an amendment to the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) (a) to increase the number of shares of common stock authorized for issuance under the 2011 Plan from 180,000 shares of common stock to 1,700,000 shares of common stock, (b) increasing the maximum number of shares eligible for issuance under the 2011 Plan in any twelve-month period from 50,000 shares of common stock to 300,000 shares of common stock.

Director Stock Awards

On July 24, 2013, the Company entered into a Director Stock Award Agreement (the “Award Agreement”) with each of General Merrill McPeak, Matrix Group International, Inc. (on behalf of David Voyticky) (“Matrix”) and Bristol Capital, LLC (on behalf of Paul Kessler) (“Bristol”) whereby General McPeak, Matrix and Bristol each received 133,532 shares of Common Stock or an aggregate of 400,596 shares with a fair value of approximately $2,002,982 for consideration of services rendered as directors.  The terms of the Award Agreement were approved by a majority of the Company’s stockholders, including a majority of the disinterested stockholders.  The securities issued pursuant the Award Agreement are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act and no general solicitation or public advertisement was conducted in connection with the issuance.

Unaudited Financial Statements for the Nine Months Ended September 30, 2013

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Condensed Balance Sheets

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$129,804	$-
Deposits	5,000	5,000
Prepaid expenses	3,878	2,275
Total Current Assets	138,682	7,275

Property and equipment, net of accumulated depreciation of $13,814 and $8,915	29,944	22,138
Total Assets	$168,626	$29,413

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	1,550,865	1,098,271
Accrued expenses	1,958,220	1,740,220
7% Senior secured convertible promissory notes	-	5,000,000
12% Secured promissory note	-	1,231,250
September 2012 secured promissory note	-	250,000
Accrued interest and penalty	-	2,029,148
Total Current Liabilities	3,509,085	11,348,889

Commitments and contingencies

Stockholders' Deficiency (See Note 9)
Preferred stock, $0.001 par value; 50,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.000041666 par value; 150,000,000 shares authorized,
15,072,911 and 818,806 shares issued and outstanding, respectively	629	34
Common stock to be issued, 303,125 shares	245,153	245,153
Common stock subscribed for, 400,000 shares	400,000	-
Additional paid-in capital	40,582,801	19,119,532
Accumulated deficit	(44,569,042)	(30,684,195)
Total Stockholders' Deficiency	(3,340,459)	(11,319,476)

Total Liabilities and Stockholders' Deficiency	$168,626	$29,413

The accompanying notes are an integral part of these condensed financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)
					For the Period from
					September 17, 2007
	For the Three Months Ended		For the Nine Months Ended		(Date of Inception)
	September 30,		September 30,		through
	2013	2012	2013	2012	September 30, 2013

Revenues	$-	$-	$-	$-	$-

Costs and expenses
Operating expenses (including $2,139,927,
$697,671, $2,360,345, $2,357,370 and $9,749,073
in share based compensation costs)	2,459,063	1,377,636	3,673,236	5,003,840	$30,171,274
Cost of Lion transaction	6,700,000	-	6,700,000	-	$6,700,000
Research and development	250,000	250,000	770,000	1,406,000	4,353,045
Impairment of intangible asset	-	-	-	-	160,036
Total costs and expenses	9,409,063	1,627,636	11,143,236	6,409,840	41,384,355

Loss from operations	(9,409,063)	(1,627,636)	(11,143,236)	(6,409,840)	(41,384,355)

Other income (expense)
Interest expense	-	(126,924)	(445,743)	(326,561)	(2,518,959)
Change in fair value of derivative liabilities	-	1,595,933	-	975,698	10,001,955
Amortization of discount on notes	-	-	-	(497,888)	(5,497,888)
Cost to induce exchange transaction	-	-	(2,295,868)	-	(2,295,868)
Financing costs	-	(515,269)	-	(515,269)	(2,873,927)
Total other income (expense)	-	953,740	(2,741,611)	(364,020)	(3,184,687)

Net Loss	$(9,409,063)	$(673,896)	$(13,884,847)	$(6,773,860)	$(44,569,042)

Net Loss Per Share, Basic and Diluted	$(0.66)	$(0.86)	$(1.97)	$(8.66)

Weighted-Average Common Shares
Outstanding, Basic and Diluted	14,152,052	782,931	7,037,510	782,410

The accompanying notes are an integral part of these condensed financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Condensed Statements of Stockholders' Deficiency
For the Nine Months Ended September 30, 2013
(Unaudited)

			Common	Common	Additional		Total
	Common Stock		Stock to	Stock	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Be Issued	Subscribed For	Capital	Deficit	Deficiency

Balance - December 31, 2012	818,806	$34	$ 245,153	$ -	$19,119,532	$(30,684,195)	$(11,319,476)

Common stock issued in settlement of notes payable and accrued interest and penalty	9,267,641	386			9,267,255		9,267,641

Common stock issued for cash under the restructuring	950,000	40		400,000	839,970		1,240,010

Fair value of common stock issued for cancellation of outstanding warrants	122,734	5			122,729		122,734

Fair value of vested stock options and warrants					357,362		357,362

Common stock issued to induce exchange transaction	2,173,134	91			2,173,044		2,173,135

Common stock issued for Lion transaction	1,340,000	56			6,699,944		6,700,000

Common stock issued to directors	400,596	17			2,002,965		2,002,982

Net loss						(13,884,847)	(13,884,847)

Balance - September 30, 2013	15,072,911	$629	$ 245,153	$ 400,000	$40,582,801	$(44,569,042)	$(3,340,459)

The accompanying notes are an integral part of these condensed financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)
			September 17, 2007
	For the Nine Months Ended		(Date of Inception)
	September 30,		through
	2013	2012	September 30, 2013

Cash Flows From Operating Activities
Net loss	$(13,884,847)	$(6,773,860)	$(44,569,042)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	4,899	4,657	75,185
Impairment of intangible asset	-	-	160,036
Fair value of vested stock options and warrants	357,362	2,357,370	4,793,536
Fair value of common stock and warrants accounted
for as financing costs	-	-	2,986,819
Fair value of vested warrants granted for services	-	-	2,563,647
Amortization of discount on convertible notes	445,743	497,888	5,000,000
Private placement costs	-	515,269	385,000
Change in fair value of derivative liabilities	-	(975,698)	(10,001,955)
Common stock issued to officer for services	-	-	8,010,000
Common stock issued for services	-	50,000	1,298,452
Common stock issued to induce exchange transaction	2,295,868	-	2,295,868
Common stock issued for Lion transaction	6,700,000	-	6,700,000
Common stock issued to directors	2,002,983	-	2,002,983
Fair value of common stock transferred to officer
and director	-	-	1,742,037
Write off of advances to related party	-	-	50,000
Changes in assets and liabilities:
Deposits, prepaid expenses and other assets	(1,603)	24,864	(8,878)
Accounts payable and accrued expenses	670,593	2,058,043	5,983,976
Net Cash Used In Operating Activities	(1,409,002)	(2,241,467)	(10,532,336)

Cash Flows From Investing Activities
Purchases of computer equipment	(12,704)	-	(47,757)
Advances to related party	-	-	(50,000)
Net Cash Used In Investing Activities	(12,704)	-	(97,757)

Cash Flows From Financing Activities
Proceeds from the issuance of convertible notes, net	311,500	-	4,926,500
Proceeds from the issuance of secured promissory notes, net	-	1,481,250	1,481,250
Proceeds from the issuance of common stock	1,240,010	250,000	4,334,010
Due to director	-	-	18,137
Net Cash Provided By Financing Activities	1,551,510	1,731,250	10,759,897
Net Decrease In Cash And Cash Equivalents	129,804	(510,217)	129,804
Cash and Cash Equivalents, Beginning of Period	-	510,217	-
Cash and Cash Equivalents, End of Period	$129,804	$-	$129,804

Supplemental Disclosures of Cash Flow Information:
Derivative liability recorded upon issuance of convertible
notes and warrants	$-	$-	$5,535,310
Derivative liability recorded as offering cost	$-	$182,081	$1,902,998
Common stock issued for intellectual property	$-	$-	$217,408
Forgiveness of debt by director, treated as contribution of capital	$-	$-	$18,137
Common stock issued upon conversion of convertible notes,
accrued interest and penalty	$9,267,641	$-	$9,267,641

The accompanying notes are an integral part of these condensed financial statements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

Lion Biotechnologies, Inc. (the “Company,” “we,” “us” or “our”) was originally incorporated under the laws of the state of Nevada on September 17, 2007. The Company is considered a development stage company, and has had no revenues from operations to date.

The Company’s initial operations included organization, capital formation, target market identification, new product development and marketing plans. The Company has become a biopharmaceutical company engaged in the development and commercialization of drugs and other therapies using autologous tumor infiltrating lymphocytes for the treatment of Stage IV metastatic melanoma and other cancers. Our lead product candidate is an adoptive cell therapy using autologous tumor infiltrating lymphocytes for the treatment of certain cancers.

On March 15, 2010, the Company (then named Freight Management Corp.) and Genesis Biopharma, Inc., a Nevada corporation and newly formed merger subsidiary wholly owned by the Company (“Merger Sub”), consummated a merger transaction (the “Merger”) whereby Merger Sub merged into the Company, with the Company as the surviving corporation. The Company and Merger Sub filed the Articles of Merger on March 15, 2010 with the Secretary of State of Nevada, along with the Agreement and Plan of Merger entered into by the two parties effective as of March 15, 2010 (the “Merger Agreement”). The Merger Agreement and the Articles of Merger provided for an amendment of the Company’s Articles of Incorporation, which changed the Company’s name to “Genesis Biopharma, Inc.” effective March 15, 2010.

On September 26, 2013, the Company changed its name to “Lion Biotechnologies, Inc.” and effected a 1-for-100 reverse stock split. Common stock share and per share information contained in these financial statements, including in these unaudited condensed financial statements, has been adjusted to reflected the foregoing stock split as if it occurred at the earliest period presented.

Basis of Presentation of Unaudited Condensed Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included. The condensed consolidated balance sheet at December 31, 2012 has been derived from the Company’s audited consolidated financial statements as of that date.

These unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2013 and 2012 should be read in conjunction with the audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2012 included elsewhere within in this prospectus. Operating results for the three and nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2013.

Development Stage

We are currently in the development stage. As a development stage company that is currently engaged in the development of therapeutics to fight cancer, we have not yet generated any revenues from our biopharmaceutical business. We currently do not anticipate that we will generate any revenues during 2013 from the sale or licensing of any products. In addition, we have not generated any revenues from our prior business plans.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)
Liquidity

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not had any revenue and is in the development stage. As shown in the accompanying condensed financial statements, the Company has incurred a net loss of $13,884,847 for the nine months ended September 30, 2013 and has used $1,409,002 of cash in its operating activities during the nine months ended September 30, 2013. As of September 30, 2013, the Company has a stockholders’ deficiency of $44,569,042 and has a working capital deficiency of $3,370,403.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and to ultimately achieve sustainable revenues and profitable operations. As a result, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2012 financial statements, has raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of these uncertainties. At September 30, 2013, the Company has not yet commenced any revenue-generating operations and is dependent on debt and equity funding to finance its operations.

As of September 30, 2013, we had $129,804 in cash or cash equivalents on hand, and had a working capital deficiency of $3,370,000. On November 5, 2013, in a private placement (the “Private Placement”), we issued and sold 3,145,300 shares of common stock, 17,000 shares of Series A Convertible Preferred Stock, and warrants to purchase 11,645,300 shares of common stock for an aggregate purchase price of $23,290,600 in cash. The net proceeds of the Private Placement are approximately $21,985,007. As a result of the foregoing financing, as of the date of these financial statements, we have sufficient capital to fund our anticipated operating expenses for at least the next twelve months.

Despite the amount of funds that we raised in the Private Placement, the estimated cost of completing the development of Contego our TIL-based therapy and other possible product candidates, and of obtaining all required regulatory approvals to market those product candidates, is substantially greater than the amount of funds we currently have available. We believe that our existing cash balances will be sufficient to fund our currently planned level of operations for at least the next twelve months. We will seek to obtain additional funds through various financing sources, including possible sales of our securities, and in the longer term through strategic alliances with other pharmaceutical or biopharmaceutical companies.

As of September 30, 2013, our long-term obligations consist of the $1,000,000 per year (in quarterly installments of $250,000) obligation to the NCI under the CRADA to support research activities thereunder, and the benchmark payments we are required to make to the NIH based on the development and commercial release of licensed products using the technology underlying the License Agreement. If we achieve all benchmarks for metastatic melanoma, our current primary focus, up to the product’s first commercial sale in the United States, the total amount of such benchmark payments will be $6,050,000 for the melanoma indication. Other than the two foregoing contractual obligations to the NCI and the NIH, we had no long-term debt obligations, no capital lease obligations, no material purchase obligations or other similar long-term liabilities. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets, and we do not engage in trading activities involving non-exchange traded contracts.

Inflation and changing prices have had no effect on our continuing operations over our two most recent fiscal years.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Loss per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. For the three and nine months ended September 30, 2013 and 2012, the calculations of basic and diluted loss per share are the same because inclusion of potential dilutive securities in the computation would have an anti-dilutive effect due to the net losses.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

The potentially dilutive securities at September 30, 2013 consist of options to acquire 63,750 shares of the Company’s common stock and warrants to acquire 1,000 shares of common stock.

Fair Value Measurements

The Company uses various inputs in determining the fair value of certain assets and liabilities and measures these on a recurring basis. Financial assets and liabilities recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value. Authoritative guidance provided by the Financial Accounting Standards Board (the “FASB”) defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets and liabilities:

Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.
Level 3—Unobservable inputs based on the Company's assumptions.

Derivative financial instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

For stock-based derivative financial instruments, the Company used a probability weighted average Black-Scholes-Merton models to value the derivative instruments at inception and on subsequent valuation dates through September 30, 2013. At December 31, 2012, the Company used the assistance of valuation specialist to determine fair value of the derivative liability. On May 22, 2013, upon the completed restructuring of the Company’s unregistered debt and equity securities (“financial instruments”) (see Note 3), all financial instruments that were subjected to a derivative liability were converted into shares of the Company’s common stock. As such, the Company had no derivative liabilities as of September 30, 2013.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

The fair value of the Company's common stock option grant is estimated using the Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405), “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company’s unaudited condensed financial statements.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, A Similar Tax Loss, or a Tax Credit Carryforward Exists (A Consensus the FASB Emerging Issues Task Force). ASU 2013-11 provides guidance on financial statement presentation of unrecognized tax benefit when a net operating loss carrforward, a similar tax loss, or a tax credit carryforward exists. The FASB’s objective in issuing this ASU is to eliminate diversity in practice resulting from a lack of guidance on this topic in current U.S. GAAP. This ASU applies to all entities with unrecognized tax benefits that also have tax loss or tax credit carryforwards in the same tax jurisdiction as of the reporting date. This amendment is effective for public entities for fiscal years beginning after December 15, 2013 and interim periods within those years. The company does not expect the adoption of this standard to have a material impact on the Company’s unaudited condensed financial position and results of operations.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3. RESTRUCTURING OF DEBT

Effective May 22, 2013, the Company completed a restructuring of its unregistered debt and equity securities resulting in issuance of shares of common stock in exchange for (i) the cancellation of the 12% Secured Promissory Notes, (ii) 7% Senior Secured Notes, (iii) September 2012 Secured Promissory Notes, (iv) 18% Notes and certain other indebtedness, (v) and the receipt of $1.35 million from the sale of shares of common stock (the “Restructuring”). To effect the Restructuring, the Company entered into an exchange agreement (the “Exchange Agreement”) and a stock purchase agreement (the “Stock Purchase Agreement”). The Exchange Agreement, Stock Purchase Agreement and the transactions contemplated thereby are described in further detail below. The terms of the Restructuring were determined in negotiations between the Company and the creditors and investors party thereto, and were approved by the Board of Directors, including a majority of the disinterested directors. The securities issued pursuant the Restructuring are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act, all participants were existing security holders of the Company, and no general solicitation or public advertisement was conducted in connection with the Restructuring. The terms of the Restructuring are as follows:

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Exchange Agreement

Before the Exchange Agreement was entered into on May 22, 2013, the Company had outstanding promissory notes payable, and accrued interest and penalties thereon, in the aggregate amount of $9,267,641. These obligations arose as follows:

•
From April to July 2012, we entered into Note and Common Stock Subscription Agreement (the “Subscription Agreement”) with accredited investors (collectively, the “Purchasers”) in connection with the subscription by the Purchasers for certain Secured Promissory Notes (the “2012 Secured Notes”) and shares of our common stock. The 2012 Secured Notes bore interest at 12% per annum and were originally due to mature on June 30, 2012. The note maturity date was amended several times but was in default as of December 31, 2012. As of December 31, 2012, and on May 22, 2013, the principal balance of these outstanding notes was $1,231,250. In addition, approximately $149,000 of interest and penalties was due as of May 22, 2013.

•
On July 27, 2011 the Company completed an offering of $5,000,000 of its senior secured convertible promissory notes (the “Senior Secured Notes”). The Senior Secured Notes bore an interest rate of 7% per annum, were originally scheduled to mature on November 30, 2011, and were convertible into shares of the Company’s common stock at a conversion price of $125.00 per share, subject to adjustment. The terms and maturity date of the Senior Secured Notes had been amended several times, but were in default as of December 31, 2012. As of December 31, 2012, and on May 22, 2013, the principal balance of these outstanding notes was $5,000,000. In addition, approximately $2,300,000 of interest and penalties was due as of May 22, 2013.

•
On September 12, 2012, the Company issued a promissory note amounting to $250,000. As amended, the note was due on demand, bore interest at a rate of 12% per annum and was secured by the Company’s assets. As of December 31, 2012, and on May 22, 2013, the principal balance of this outstanding note was $250,000. In addition, approximately $24,000 of interest and penalties was due as of May 22, 2013.

•
In January and May, 2013, the Company issued four (4) eighteen (18%) percent convertible promissory notes in the aggregate amount of $311,500 (each an “18% Note”) that were due on demand. As of May 22, 2013, the balance of these outstanding notes was $311,500. In addition, approximately $19,000 of interest and penalties was due as of May 22, 2013.

Under the Exchange Agreement, these creditors of the Company converted all of the foregoing outstanding debt into 9,267,641 shares of Common Stock at a conversion price of $1.00 per share.

This Exchange Agreement terminated all outstanding promissory notes and warrants originally issued with these notes, and any anti-dilution protection thereunder. The Exchange Agreement provides for new limited anti-dilution protection for shares of Common Stock issued under the Exchange Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $1.00 per share, solely with respect to the first $6 million of any new sales of securities of the Company. In addition, all creditors and placement agents provided a release of all claims against the Company with respect to all rights and ownership of the Debt and warrants, in consideration of the shares issued pursuant to this Exchange Agreement. These shares that may potentially be issued are deemed to be indexed to the Company’s own stock, and as such, not subject to derivative accounting.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Stock Purchase Agreement

In addition to the exchange agreement, certain creditors entered into a Stock Purchase Agreement that resulted in the sale of 1,100,000 shares of common stock at a price of $1.00 per share. Furthermore, certain creditors purchased an additional of 250,000 shares of Common Stock at a purchase price of $1.00 per share under the exchange agreement, resulting in aggregate issuance of 1,350,000 shares of common stock (of which 400,000 shares have yet to be issued) for proceeds to the Company of $1,240,010, net of legal fees of $109,990.

In addition, any investor participating in and purchasing a minimum amount of Common Stock in the financing received, for no further consideration, the number of shares of Common Stock that such Investor would have received in debt or equity transactions if the price per share of Common Stock in prior transactions where they purchase stock or convertible notes would have been $1.00 per share (the “Repricing Issuance”). As such, the Company issued 2,173,134 shares of common stock to these investors, and reflected the fair value of such shares of $2,173,134 (based on a value of a $1.00 per share) as cost to induce the exchange.

In addition, certain creditors and certain placement agents associated with the Debt, together holding warrants to purchase 40,800 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants. All Investors and other parties holding warrants to purchase 81,934 shares of capital stock of the Company exchanged such warrants and received one share of Common Stock in exchange for each share of capital stock of the Company underlying the warrants. In the aggregate, warrants to acquire 122,734 shares of common stock were cancelled and exchanged for 122,734 shares of common stock, which were valued at $122,734 and reflected as a cost in the accompanying statement of operations.

In the aggregate, the Stock Purchase Agreement resulted in the issuance of 3,245,868 shares of common stock. In addition, one investor paid $400,000 for the right to acquire, at any time and for no additional consideration, up to 400,000 additional shares of common stock, which has been reflected as common stock subscribed for in the accompanying condensed balance sheet. The Stock Purchase Agreement provides for limited anti-dilution protection for shares of Common Stock issued under the Stock Purchase Agreement, whereby such shares receive anti-dilution protection for any shares of capital stock of the Company sold at less than $1.00 per share, solely with respect to the first $6 million of any new sales of securities of the Company. These shares that may potentially be issued are deemed to be indexed to the Company’s own stock, and as such, not subject to liability accounting.

NOTE 4. EQUITY RESTRUCTURING

Pursuant to the Restructuring, the Company underwent a significant change in ownership of its shares. Under the Restructuring, certain creditors, Investors, placement agents and consultants were issued approximately 94% of the Company’s outstanding voting equity interests, with Ayer Capital Partners Master Fund, L.P. together with certain of its affiliates (the “Ayer Funds”) and Bristol Investment Fund, Ltd., together with certain of its affiliates (“Bristol”), who owned approximately 41% and 29% respectively of the Company’s outstanding voting securities immediately after the Restructuring. Prior to the Restructuring, control of the Company was widely disseminated among various stockholders, including the Investors. No single shareholder currently holds more than 41% of the voting shares after the restructuring. The Company did not apply push down accounting to financial assets and liabilities as it believes the change was less than the required for push down accounting.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

On May 20, 2013, Martin Schroeder resigned from the Board of Directors. In connection with the Restructuring, on May 22, 2013, Anthony Cataldo, Michael Handelman and William Andrews resigned from our Board of Directors. Finally, on May 24, 2013, our stockholders removed Dr. L. Stephen Coles from the Board and elected Paul Kessler to serve as an additional director on the Board. Mr. Kessler is a director of Bristol Investment Fund, Ltd. and a manager of Bristol Capital, LLC who, collectively, hold approximately 27.5% of our currently outstanding shares of common stock. Under the Restructuring, Bristol converted approximately $2.92 million in Debt (including accrued interest and penalties) into shares of Common Stock, invested $341,111 in the Financing, received a Repricing Issuance, and exchanged 45,325 warrants for shares of capital stock of the Company into shares of Common Stock, collectively resulting in the issuance of approximately 3,910,000 shares of Common Stock to Bristol.

Effective as of May 28, 2013, the Company amended its Bylaws to opt out of the Nevada Revised Statutes acquisition of controlling interest provisions 78.378 to 78.3793, inclusive and to provide that a majority of the outstanding voting securities of the Company may fill a vacancy on the Company’s board of directors.

Settlement Mr. Cataldo

On June 19, 2013, the Company entered into a Settlement Agreement and General Release of All Claims (the “Agreement”) with Mr. Anthony Cataldo, the Company’s former chief executive officer (“Cataldo”). Per the Agreement, Mr. Cataldo voluntarily resigned as the Company’s chief executive officer, effective as of June 1, 2013. The Agreement also settles any amounts owed to Mr. Cataldo by the Company, providing that upon the Company achieving its first financing with aggregate proceeds to the Company of greater than $5,000,000 following the date of the Agreement (the “Financing”), the Company shall provide Cataldo with a cash payment equal to $370,000 (“settlement amount”), to be paid out as follows: (a) a payment of $120,000 in cash, less all appropriate federal and state income and employment taxes, payable to Cataldo within ten (10) business days following the closing of the Financing, and (b) a payment of $250,000, less all appropriate federal and state income and employment taxes, payable to Cataldo within ten (10) business days following a closing of the Financing and immediately reinvested by Company on Cataldo’s behalf in the Financing, on the same terms and conditions therein. The Agreement also provides for mutual releases of all claims related in any way to the transactions or occurrences between Cataldo and the Company to date, to the fullest extent permitted by law, including, but not limited to, Cataldo’s employment with Company.

The Company recorded the $370,000 settlement amount to Mr. Cataldo under accrued expenses on the accompanying balance sheet as of September 30, 2013. No portion of this settlement amount was paid to Mr. Cataldo as of September 30, 2013.

Agreement with Lion Biotechnologies, Inc.

On July 24, 2013, we entered into an Agreement and Plan of Merger (the “Lion Agreement”) with Lion Biotechnologies, Inc. (“Lion”), a privately owned Delaware corporation, and Genesis Biopharma Sub, Inc., our newly formed Delaware subsidiary. Lion was a non-operating entity with no assets and liabilities, and their only account balances were the shares held by its two (2) owners.

In the Lion Agreement, Lion’s stockholders received, in exchange for all of their issued and outstanding shares of common stock, an aggregate of 1,340,000 shares of our Common Stock with a fair value of $6,700,000. The acquisition was done to acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding. The technical resources that we acquired included access to next generation T-cell technologies (including term sheets for such technologies), access to cancer vaccine technologies that Lion was evaluating at Harvard University, NIH, Baylor University and other institutions, and other proprietary technologies and ideas on novel T-cell manufacturing technologies that Lion was designing. The value of these shares was recognized and recorded as an expense in the third quarter ended September 30, 2013. In addition, the Lion stockholders have the ability to receive an additional 1,350,000 shares of Common Stock upon the achievement of certain milestones related to the Company’s financial performance and position. As part of the Lion Agreement, Dr. Manish Singh entered into an

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

employment agreement with us whereby we appointed him as our Chief Executive Officer and Chairman of the Board of the Company. We also agreed to reconstitute our Board of Directors by appointing Jay Venkatesan and Sanford J. Hillsberg to replace David Voyticky and Paul Kessler as directors on our Board. These appointments and resignations became effective on September 3, 2013.

In connection with his appointment as Chief Executive Officer and Chairman of the Board, we entered into an employment agreement with Dr. Singh pursuant to which we were required to pay Dr. Singh an annual base salary of $34,000 until this Company raised at least $1,000,000 in additional financing. Effective November 6, 2013, upon the closing of a private placement with proceeds of $23.3 million to the Company (see Note 9), Dr. Singh’s annual salary increased to $350,000. In addition to his base salary, Dr. Singh will be eligible to participate in the Company’s annual incentive compensation program, with a target potential bonus of 30% of Dr. Singh’s salary, conditioned upon the satisfaction of individual and company objectives. Dr. Singh is also entitled to health and other benefits programs and, on July 24, 2014, he will become eligible to receive stock option grants under the Company’s stock option plan.

Amended and Restated Articles

Effective September 26, 2013, the Company amended and restated its articles of incorporation. The Amended and Restated Articles of Incorporation effected the following:

(1) a 1-for-100 reverse stock split (pro-rata reduction of outstanding shares) of Common Stock (the “Reverse Stock Split”). All share and per share amounts included in these financial statements have been retroactively restated to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented.

(2) to fix the number of authorized shares of Common Stock after the Reverse Stock Split at one hundred and fifty million (150,000,000) shares of Common Stock, which change resulted in an increase in the authorized number of shares of Common Stock.

(3) to authorize the issuance of fifty million (50,000,000) shares of “blank check” preferred stock, $0.001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board.

(4) to change the name of the Company to “Lion Biotechnologies, Inc.”

(5) to add indemnification and limit the personal liability of officers and members of the Company’s Board of Directors.

Amendment to 2011 Plan

The Company’s Board of Directors and the holders of a majority of the issued and outstanding shares of common stock have to approved an amendment to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) (a) to increase the number of shares of common stock authorized for issuance under the 2011 Plan from 180,000 shares of common stock to 1,700,000 shares of common stock, (b) increasing the maximum number of shares eligible for issuance under the 2011 Plan in any twelve-month period from 50,000 shares of common stock to 300,000 shares of common stock.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Director Stock Awards

On July 24, 2013, the Company entered into a Director Stock Award Agreement (the “Award Agreement”) with each of General Merrill McPeak, Matrix Group International, Inc. (on behalf of David Voyticky) (“Matrix”) and Bristol Capital, LLC (on behalf of Paul Kessler) (“Bristol”) whereby General McPeak, Matrix and Bristol each received 133,532 shares of Common Stock or an aggregate of 400,596 shares with a fair value of approximately $2,002,982 for consideration of services rendered as directors. The terms of the Award Agreement were approved by a majority of the Company’s stockholders, including a majority of the disinterested stockholders. The securities issued pursuant the Award Agreement are exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) because, among other reasons, all offerees are “accredited investors” under Section 2(15) of the Securities Act and no general solicitation or public advertisement was conducted in connection with the issuance.

NOTE 5 DERIVATIVE LIABILITIES

In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. Under the authoritative guidance, effective January 1, 2009, instruments which did not have fixed settlement provisions were deemed to be derivative instruments. The convertible notes and warrants issued related to the private placement do not have fixed settlement provisions because their conversion and exercise prices may be lowered if the Company issues securities at lower prices in the future. The conversion feature and warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The Company used the assistance of a valuation specialist to determine the fair value of its derivative liability at December 31, 2012. As a result of the Company’s inability to pay its debt obligations, the default status of its convertible promissory notes and lack of available working capital at December 31, 2012, for valuation purposes, the Company, with the assistance of the independent valuation expert determined that the effect of the default and insolvent financial condition, as such, the outstanding conversion features and warrants accounted for as derivative upon its issuance had no more value at December 31, 2012. On May 22, 2013, upon the completed restructuring of the Company’s unregistered debt and equity securities (“financial instruments”) (see Note 3), all financial instruments that were subjected to derivative accounting were converted into shares of the Company’s common stock. As such, the Company had no derivative liabilities as of September 30, 2013.

NOTE 6. STOCK OPTIONS AND WARRANTS

Stock Options

As of October 14, 2011, the Company’s Board of Directors, based upon the approval and recommendation of the Compensation Committee, approved by unanimous written consent the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) and form of option agreements for grants under the 2011 Plan. Employees, directors, consultants and advisors of the Company are eligible to participate in the 2011 Plan. The 2011 Plan will be administered by the Board of Directors or the Company’s Compensation Committee and has 1,700,000 shares of common stock reserved for issuance in the form of incentive stock options (available for issuance to employees, and only upon shareholder approval of the 2011 Plan); non-qualified options; common stock; and grant appreciation rights. No person eligible to participate in the 2011 Plan shall be granted options or other awards during a twelve month period that exceeds 300,000 shares. No options or stock appreciation rights may be granted after ten years of the adoption of the 2011 Plan by the Board of Directors, nor may any option have a term of more than ten years from the date of grant. The exercise price of non qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the common stock on the date of grant. The exercise price of an incentive stock option shall not be less than the fair market value of the stock covered by the option at the time of grant and in instances where a grantee possesses more than 10% percent of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than 110% percent of the fair market value of the common stock at the time of grant. The Company’s stockholders did not approve the 2011 Plan within the required one-year period. Accordingly, the Company cannot grant incentive stock options under the 2011 Plan.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

A summary of the status of stock options at September 30, 2013, and the changes during the nine months then ended, is presented in the following table:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Option	Price	Life	Value

Outstanding at December 31, 2012	93,750	$107.0	7.7 years	$217,063
Granted
Exercised
Expired/Forfeited	(30,000)	$125.0
Outstanding at September 30, 2013	63,750	$101.8	6.5 years	$39,388
Exercisable at September 30, 2013	49,188	$93.8	6.0 years	$0

During the three and nine months ended September 30, 2013, the Company recorded compensation costs of $136,944 and $357,362, respectively, relating to the vesting of the stock options discussed above. During the three and nine months ended September 30, 2012, the Company recorded compensation costs of $697,671 and $2,357,370, respectively, relating to the vesting of the stock options. As of September 30, 2013, the aggregate value of unvested options was $1,206,495, which will continue to be amortized as compensation cost as the options vest over terms ranging from 1 to 5 years, as applicable. On August 31, 2013, 25,000 options to purchase common stock granted to Mr. Cataldo with unamortized compensation cost of $1,611,698 were forfeited as a result of his resignation as our chief executive officer effective June 1, 2013. See Note 4.

On March 1, 2011, the Company entered into an employment agreement that provided for the grant of options to purchase 25,000 shares of its common stock at an exercise price of $125.00. The options were to vest as follows: a) 5,000 shares vested immediately and b) 20,000 shares vest in equal monthly installments over the two-year term of the agreement. Neither the Board of Directors nor the Compensation Committee approved the grant of the foregoing options. Accordingly, the Company may be obligated to grant these options, but has not done so yet. Therefore, as the grant of these options has not been approved, they are not included in compensation expense or in number of granted options listed as of and for the year ended December 31, 2012 or as of and for the three and nine months ended September 30, 2013.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Warrants

A summary of the status of stock warrants at September 30, 2013, and the changes during the nine months then ended, is presented in the following table:

			Weighted
		Weighted	Average
	Shares	Average	Remaining	Aggregate
	Under	Exercise	Contractual	Intrinsic
	Warrants	Price	Life	Value

Outstanding at December 31, 2012	108,734	$123.00	3.5 years	$-
Issued	15,000
Exercised	(122,734)
Expired	-
Outstanding and exercisable at September 30, 2013	1,000	$126.00	7.4 years	$-

NOTE 7. LICENSE AND COMMITMENTS

National Institutes of Health and the National Cancer Institute

Effective August 5, 2011, the Company signed a Cooperative Research and Development Agreement (CRADA) with the National Institutes of Health and the National Cancer Institute (NCI). Under the terms of the five-year cooperative research and development agreement, the Company will work with Steven A. Rosenberg, M.D., Ph.D., chief of NCI’s Surgery Branch, to develop adoptive cell immunotherapies that are designed to destroy metastatic melanoma cells using a patient’s tumor infiltrating lymphocytes.

The Company will provide funds in the amount of $1,000,000 per year of the CRADA for Dr. Rosenberg to use to acquire technical, statistical, and administrative support for the research activities, as well as to pay for supplies and travel expenses. The Company will provide funds in the amount of $250,000 on a quarterly basis. The first quarterly installment of $250,000 was due within thirty (30) days of the Effective Date of the CRADA and each subsequent installment will be due within thirty (30) days of each quarterly anniversary of the December 5, 2011 Effective Date. In addition, although the CRADA has a five year term, either party to the CRADA has the right to terminate the CRADA upon 60 days’ notice to the other party.

During the nine months ended September 30, 2013, the Company recognized a total of $750,000 of CRADA expenses, which was recorded as part of Research and Development expenses in the condensed statement of operations. As of September 30, 2013 and December 31, 2012, $250,000 and $500,000, respectively, was due under these agreements.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

National Institutes of Health

Effective October 5, 2011, the Company entered into a Patent License Agreement (the “License Agreement”) with the National Institutes of Health, an agency of the United States Public Health Service within the Department of Health and Human Services (“NIH”). Pursuant to the License Agreement, NIH granted to the Company a non-exclusive worldwide right and license to develop and manufacture certain proprietary autologous tumor infiltrating lymphocyte adoptive cell therapy products for the treatment of metastatic melanoma, ovarian cancer, breast cancer, and colorectal cancer. The license agreement required us to pay the NIH approximately $723,000 of upfront licensing fees and expense reimbursements in 2011, which amounts were included in Research and Development expenses in fiscal 2011. In addition, the Company will have to pay royalties of six percent (6%) of net sales (subject to certain annual minimum royalty payments), a percentage of revenues from sublicensing arrangements, and lump sum benchmark royalty payments on the achievement of certain clinical and regulatory milestones for each of the various indications and other direct cost incurred by NIH pursuant to the agreement. The Company initially intends to focus on the development of licensed products in the metastatic melanoma field of use. If the Company achieves all benchmarks for metastatic melanoma, up to and including the product’s first commercial sale in the United States, the total amount of such benchmark payments will be $6,050,000. The benchmark payments for the other three indications, if all benchmarks are achieved, will be $6,050,000 for ovarian cancer, $12,100,000 for breast cancer, and $12,100,000 for colorectal cancer. Accordingly, if the Company achieves all benchmarks for all four licensed indications, the aggregate amount of benchmark royalty payments that the Company will have to make to NIH will be $36,300,000.

During the year ended December 31, 2012 and the nine months ended September 30, 2013, there were no net sales subject to certain annual minimum royalty payments, a percentage of revenues from sublicensing arrangements. In addition there were no benchmarks or milestones achieved that would require payment under the lump sum benchmark royalty payments on the achievement of certain clinical and regulatory milestones for each of the various indications.

As of the date of these financial statements, the amount due of $632,292 is currently past due and included in the condensed balance sheet and the Company deemed in default.

NOTE 8. RELATED PARTY TRANSACTIONS

Accrued Payroll and Fees

As of September 30, 2013 and December 31, 2012, the Company accrued the unpaid salaries of its officers and fees due to members of the Company’s board of directors in the amount of $798,081 and $395,081 respectively, which is included in Accrued Expenses in the accompanying condensed balance sheet.

Emmes Group Consulting LLC

Effective as of February 15, 2011, the Company entered into a consulting agreement with Emmes Group Consulting LLC, a strategic business consulting firm (“Emmes”). Mr. Schroeder, a former director of the Company, is an Executive Vice President and Managing Director of Emmes and the Emmes Group, Inc. Under the consulting agreement, Emmes agreed to assist and advise us with respect to the development of an overall strategic business plan, the identification of in-licensing therapeutic opportunities, and raising debt and equity capital. In consideration for the foregoing consulting services, we issued to Emmes a ten-year warrant to purchase up to 1,000 shares of our common stock at an exercise price of $126.00 per share. In addition, we agreed to pay Emmes $10,000 per month. The initial term of the consulting agreement expired on May 15, 2011, but continued in accordance with the terms of the consulting agreement for an unspecified term until terminated at any time by either party with or without cause. Effective August 1, 2011, the Company amended the consulting agreement to increase the monthly consulting fee to $20,000, commencing as of July 11, 2011. The amendment also extended the term of the consulting agreement to December 31, 2011.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

On February 12, 2012, the Company entered into a Second Amendment to the Consulting Agreement, engaging the Emmes Group as its senior contractor and project manager responsible for the overall management of the design, development, implementation, and installation of our corporate and regulatory compliant information technology infrastructure and systems. The consulting agreement with Emmes Group was terminated in January 2013.

During the nine months ended September 30, 2013, the Company recognized a total of $22,412 of consulting expenses from Emmes, which was recorded as part of operating expenses in the condensed statement of operations.

NOTE 9. SUBSEQUENT EVENTS

Private Placement

On November 5, 2013, the Company received gross proceeds of $23,290,600 from the sale of its securities in a private placement (the “Private Placement”) to the institutional and other accredited investors (each, an “Investor” and collectively, the “Investors”). At the closing, the Company issued (i) 3,145,300 shares of the Company’s common stock (“Common Stock”), (ii) 17,000 shares of its new Series A Convertible Preferred Stock (the “Series A Preferred”), and (iii) warrants (“Warrants”) to purchase a total of 11,645,300 shares of Common Stock. The purchasers of Common Stock received warrants to purchase the same number of shares of Common Stock as such Investors purchased in the Private Placement, and the Investors who purchased shares of Series A Convertible Preferred Stock received warrants to purchase the number of shares of Common Stock into which the Series A Preferred is initially convertible. The purchase price of each Common Stock/Warrant unit was $2.00, and the purchase price of each Series A Convertible Preferred Stock/Warrants unit was $1,000. The offer and sale of the foregoing securities under the Securities Purchase Agreement was not a “public offering” as referred to in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and was intended meet the requirements to qualify for exemption under Rule 506(b) of Regulation D promulgated under the Securities Act.

The Company believes that in accordance with current accounting requirements, the fair value of the conversion feature of the Series A Preferred Stock and the fair value of the warrants issued with the Series A Preferred Stock will approximate $15,594,000 and will be recorded as deemed dividend to the Preferred Shareholders at issuance. The valuation will be calculated based on fair value of the conversion feature and warrants based upon a Black - Scholes option pricing model.

The terms of the Series A Convertible Preferred Stock and Warrants are as follows:

Series A Convertible Preferred Stock

A total of 17,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have been authorized for issuance under the Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock (the “Certificate of Designation”). The shares of Series A Preferred Stock have a stated value of $1,000 per share and are initially convertible into shares of Common Stock at a price of $2.00 per share (subject to adjustment as described below). Under the Certificate of Designation, the holders of the Series A Preferred Stock have the following rights, preferences and privileges:

The Series A Preferred Stock may, at the option of the Investor, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such Investor and all persons affiliated with such Investor, is not more than 4.99% of the Company’s Common Stock then outstanding (subject to adjustment up to 9.99% solely at the Investor’s discretion upon 60 days’ prior notice). The number of shares into which one share of Series A Preferred Stock shall be convertible is determined by dividing the stated value of $1,000 per share by the initial Conversion Price. The "Conversion Price" per share for the Series A Preferred Stock is initially equal to $2.00 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series A Preferred Stock).

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

The Series A Preferred Stock will automatically be converted into Common Stock at the then applicable Conversion Price (i) upon the written consent of the Investors holding at least a majority of the outstanding shares of Series A Preferred Stock or (ii) if required by the Company for the Company to list its Common Stock on a national securities exchange; provided, any such conversions will continue to be limited by, and subject to the beneficial ownership conversion limitations set forth above.

Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall not have the right to vote on matters that come before the stockholders; provided, that the Company will not, without the prior written consent of a majority of the outstanding Series A Preferred Stock: (i) amend, alter, or repeal any provision of the Articles of Incorporation (including the Certificate of Designation setting forth the rights of the Series A Preferred Stock) or Bylaws in a manner adverse to the Series A Preferred Stock; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; (iii) issue or sell any equity or debt securities for one year after the initial sale of the Series A Preferred Stock, subject to certain specified and other customary exceptions; or (iv) enter into any agreement with respect to any of the foregoing.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, the proceeds shall be paid pari passu among the holders of the shares of Common Stock and Preferred Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series A Preferred Stock.

Warrants.

Each Warrant entitles the Investor to purchase the number of shares of Common Stock purchased by such Investor in the Private Placement or into the number of shares into which such Investor’s Series A Preferred Stock is initially convertible. The Warrants are exercisable in whole or in part, at an initial exercise price per share of $2.50, and may be exercised in a cashless exercise if, after six months, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant shares. The exercise price and number of shares of Common Stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations and similar events. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth anniversary of the date of issuance.

Registration Rights Agreement.

The Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, which sets forth the rights of the Investors to have their shares of Common Stock purchased in the Private Placement and the shares of Common Stock issuable upon (i) the conversion of the Series A Preferred Stock and (ii) the exercise of the Warrants, registered with the Securities and Exchange Commission (the “SEC”) for public resale under the Securities Act.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with the SEC (the “Registration Statement”) within 30 days of the closing of the Private Placement, registering the total number of shares of Common Stock purchased in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants. The Company will be required to have the Registration Statement declared effective within 90 days after the filing of the Registration Statement. The Company will also be required to maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the registrable securities covered by the Registration Rights Agreement have been sold; or (ii) transferred in a manner that they may be resold without subsequent registration under the Securities Act. The Registration Statement of which this prospectus is a part was filed under the Registration Rights Agreement.

The Registration Rights Agreement further provides that in the event that (i) the Company has not filed the Registration Statement or a final prospectus within the prescribed time period, (ii) the SEC has not declared effective the Registration Statement within the prescribed time period, and (iii) the Registration Statement ceases to be effective and available to the investors under certain circumstances, the Company shall pay to the holders of registrable securities, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate amount invested by such Purchaser pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective.

Earn Out Shares.

On July 24, 2013, the Company acquired Lion Biotechnologies, Inc., a Delaware corporation, in a merger that also obligated the Company to issue to the Lion Biotechnologies’ former stockholders an additional 1,350,000 shares of Common Stock upon the achievement of certain milestones related to the Company’s market capitalization and amount of capital the Company raises. As a result of the Private Placement that was completed on November 5, 2013, the Company was required to issue a total of 675,000 shares of Common Stock to the Lion Biotechnologies’ former stockholders. These additional shares were issued on November 11, 2013, and the Company estimated their fair value at that date to be $2,531,250.

Settlement with Anthony Cataldo.

On June 19, 2013, the Company entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Anthony Cataldo, this Company’s former Chief Executive Officer.  Under the Settlement Agreement, the Company agreed to pay Mr. Cataldo a cash payment of $370,000 when the Company obtains financing of more than $5,000,000.  The $370,000 was to be paid as follows: (a) a payment of $120,000, less all appropriate federal and state income and employment taxes, would be paid in cash, and (b) and another payment of $250,000, less all appropriate federal and state income and employment taxes, would be paid in the same securities as sold in the next financing.  On November 5, 2013, the Company completed a financing of more than $5,000,000 and, as a result, the foregoing $370,000 payment became due and payable.  On November 18, 2013, the Company and Mr. Cataldo agreed to revise the terms of the Settlement Agreement and to reduce the foregoing $370,000 payment to $250,000, payable in cash as payment in full for all amounts owed to him under the Settlement Agreement.  The $250,000 payment has been made.

Alpha Capital Shares.

On May 6, 2013, Alpha Capital Anstalt paid us $400,000 for the right to receive 400,000 shares of our common stock at any time for no additional consideration.  On November 19, 2013 Alpha Capital Anstalt exercised its right to acquire all 400,000 it had previously subscribed for.  As a result of the foregoing exercise, all 400,000 shares have now been issued.

Additional Stock Issuances.

On November 18, 2013, the Company issued 75,000 shares of restricted stock to a new employee and 25,000 shares to a second new employee.  The foregoing 100,000 shares of restricted stock vest over three years.  Any unvested shares are forfeited and returned to the Company if the employees cease to being employed before the shares are fully vested.

On November 18, 2013, the Company also issued 2,000 shares of common stock to one former creditor and 5,000 shares to another creditor as payment for outstanding obligations.

The fair value of the foregoing 107,000 shares that were issued on November 18, 2013 was $5.65 per share.

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

Proforma Financials

The following proforma balance sheet as of September 30, 2013, shows adjustments to the accounting for the Private Placement and the other subsequent events described above as if such events had occurred on September 30, 2013.

	September 30, 2013
			Pro-forma	September 30, 2013
	(As Reported)		Adjustments	Proforma (Unaudited)
Assets
Cash and cash equivalents	$129,804	(1)	21,985,007	$22,114,811
		(3)	(250,000)	(250,000)
Prepaid expenses & others	8,878			8,878
Computer equipment	29,944			29,944
Total Assets	$168,626		21,735,007	$21,903,633

Liabilities and Stockholders' (Deficiency) Equity

Accounts Payable	$1,550,865		-	$1,550,865
Accrued Expenses	1,958,220	(3)	(370,000)	1,588,220
Total Liabilities	3,509,085		(370,000)	3,139,085

Preferred Stock		(1)	17	17

Common stock	645,782	(1)	131
		(2)	28
		(4)	(399,983)	245,958

Additional Paid In Capital	40,582,801	(1)	16,999,983
		(1)	6,290,469
		(1)	(1,305,593)
	-	(1)	15,694,407
		(2)	2,531,222
		(4)	399,983	81,193,272

Accumulated deficit	(44,569,042)	(1)	(15,694,407)
		(2)	(2,531,250)
		(3)	120,000	(62,674,699)

Total Stockholders' (Deficiency) Equity	(3,340,459)		22,105,007	18,764,548

Total Liabilities and Stockholders (Deficiency) Equity	$168,626		21,735,007	$21,903,633

LION BIOTECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS
Three and Nine Months Ended September 30, 2013 and 2012 and Period from
September 17, 2007 (Inception) to September 30, 2013
(UNAUDITED)

1 - To record issuance of 17,000 shares of preferred stock and 3,145,300 shares of common stock for cash of $23,290,600, less costs incurred of $1,305,593 for net proceeds of $21,985,007. The Company determined that the fair value of the conversion feature of the preferred stock and the warrants issued the preferred shareholders was $15,594,407 and recorded such amount as a deemed dividend to preferred shares.

2 - To record issuance of 675,000 shares of common stock with a fair value of $2,531,250 pursuant to the agreement with Lion Biotechnologies, Inc.

3 - To record the revised terms of the Settlement Agreement with Mr. Cataldo. $250,000 in cash was paid as payment in full for all amounts owed to him under the Settlement Agreement.

4 - To record issuance of 400,000 shares of common stock to Alpha Capital Anstatt upon exercise of their right to acquire 400,000 shares of common stock that had been previously subscribed for for $400,000.

On a proforma basis, the Company would have had 19,293,211 shares of its common stock outstanding at September 30, 2013, and loss per share for the nine months ending September 30, 2013 would have been $0.72 per share.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below.  We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$15,563.18
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$40,000.00
Printing and related expenses	$5,000.00
Total	$70,563.18

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides that no officer or director shall be personally liable to this corporation or our stockholders for monetary damages except as provided pursuant to Delaware law.  Our Bylaws and Certificate of Incorporation also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of the company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of the company and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability.  We also have the power to defend such person from all suits or claims in accord with the Delaware law.  In certain cases, we may advance expenses incurred in defending any such proceeding.  The rights accruing to any person under our Bylaws and Certificate of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the Bylaws and Certificate of Incorporation.

Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

The following describes all unregistered sales of securities effected from December 1, 2010 through the date of this Registration Statement (all per share and purchase prices have been adjusted to reflect the 1-for-100 reverse stock split effected on September 26, 2013):

From January through May 2011, we issued 895,000 shares of common stock, for a total of $895,000, to four individual or institutional accredited investors.  The offering was effected pursuant to an exemption available under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.  No underwriters or placement agents were involved in the offer and sale of these securities.

On July 27, 2011, we raised gross proceeds of $5,000,000 from the sale of the Senior Secured Notes (the “Senior Secured Notes”) and five year warrants to purchase 4,000,000 shares of our common stock. The Senior Secured Notes were sold to Ayer Capital Partners Master Fund, L.P., Epworth-Ayer Capital, Ayer Capital Partners Kestrel Fund, LP. and Bristol Investment Fund, Ltd.  All of these securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.  Cowen and Company, LLC and Canaccord Genuity, Inc. acted as placement agents in connection with the sale of the Senior Secured Notes.

In February 2012 we raised $250,000 from the sale of 250,000 shares of common stock (including warrants) toAlpha Capital Anstalt.  All of these securities were issued by us in reliance upon an exemption from registration under Section 4(2) of the Securities Act.  No underwriters or placement agents were involved in the offer and sale of these securities.

In April 2012, we issued two short-term promissory notes in the aggregate amount of $250,000 to Ayer Capital Partners Master Fund and to Ayer Capital Partners Kestrel Fund.  These promissory notes were exchanged for 12% Secured Notes (see, below) in May 2012.  No underwriters or placement agents were involved in the offer and sale of these securities.

In May 2012, we issued 12% Secured Notes in the aggregate amount of $1,231,000 to ten accredited and institutional investors (the “12% Secured Notes”).  In addition, we also issued to the holders of these promissory notes, for no additional consideration 6,156 shares of common stock.  The offering was effected pursuant to an exemption available under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.   No underwriters or placement agents were involved in the offer and sale of these securities.

On September 12, 2012, we issued a $250,000 promissory note and a five year, fully vested warrant to purchase 9,434 shares of common stock at $125.00 per share to Alpha Capital Anstalt. The foregoing securities were sold pursuant to an exemption available under Section 4(2) of the Securities Act.  No underwriters or placement agents were involved in the offer and sale of these securities.

On May 22, 2013, we completed a restructuring of our unregistered debt and equity securities.  In the restructuring,(i) the holders of the Senior Secured Notes (which, at that time had an outstanding balance of approximately $7.2 million, including accrued interest and penalties), (ii) the holders of the 12% Secured Notes (which, at that time had an outstanding balance of approximately $1.4 million, including accrued interest and penalties), (iii) the holder of the September 12, 2012 $250,000 promissory note (which, at that time had an outstanding balance of approximately $274,000, including accrued interest and penalties), and (iii) General Merrill McPeak (one of our directors), Ayer Capital Partners Master Fund, L.P., and Bristol Investment Fund, Ltd., who collectively were owed $311,500 for three short-term loans that they had made to us, converted all of the foregoing indebtedness into 9,267,641 shares of common stock at a conversion price of $1.00 per share.  The parties to the foregoing restructuring consisted of 15 separate individual accredited investors or institutional investors.  In addition, as part of the foregoing restructuring, those creditors who also held warrants to purchase 40,800 shares of our common stock, simultaneously exchanged their warrants for 40,800 shares of common stock. The securities issued pursuant the restructuring were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D because, among other reasons, all offerees were “accredited investors” under Section 2(15) of the Securities Act, all participants were existing securityholders of the company, and no general solicitation or public advertisement was conducted in connection with the restructuring.   No underwriters or placement agents were involved in the offer and sale of these securities.

On May 22, 2013, pursuant to a Stock Purchase Agreement, concurrently with the foregoing restructuring, investors in the above described private placements and investors who invested in private placements in 2010 (collectively, the “Prior PIPE Transactions”), also purchased additional shares of common stock at a purchase price of $1.00 (the “Financing”).  These investors (“Investors”), 18 in the aggregate, were accredited individual or institutional investors.  In addition, any Investor participating in and purchasing a minimum amount of common stock in the Financing received, for no further consideration, the number of shares of common stock that such Investor would have received in the Prior PIPE Transactions if the price per share of common stock in the Prior PIPE Transactions had been $1.00 per share. The foregoing transaction resulted in the issuance of 3,355,069 shares of common stock and our receipt of $1,100,000 in aggregate cash proceeds.  All Investors and other parties holding warrants to purchase 8,193,418 shares of common stock exchanged such warrants and received one share of common stock in exchange for each share of common stock underlying the warrants.  The offering was effected pursuant to an exemption available under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.   No underwriters or placement agents were involved in the offer and sale of these securities.

On July 24, 2013, we acquired Lion Biotechnologies, Inc., a Delaware corporation, by means of a merger with our wholly-owned subsidiary.  In the merger, Lion Biotechnologies, Inc.’s two stockholders received, in exchange for all of their issued and outstanding shares of common stock of that company, an aggregate of 1,340,000 shares of common stock, as well as the ability to receive an additional 1,350,000 shares of common stock upon the achievement of certain milestones related to our financial performance and position.  The two stockholders of Lion Biotechnologies, Inc. who received the foregoing shares were Manish Singh, our new Chief Executive Officer, and Sanford J. Hillsberg, one of our new directors.  The foregoing stock issuance was effected pursuant to an exemption available under Section 4(2) of the Securities Act.   No underwriters or placement agents were involved in the merger or the issuance of these securities.

On November 5, 2013, we completed a private placement in which we issued (i) 3,145,300 shares of our common stock, (ii) 17,000 shares of our new Series A Convertible Preferred Stock, and (iii) warrants to purchase a total of 11,645,300 shares of common stock.  There were 115 investors in the offering, all of whom were either individual or institutional accredited investors.  The purchase price of each common stock/warrant unit was $2.00, and the purchase price of each Series A Preferred/warrants unit was $1,000.  The Series A Preferred is convertible into shares of common stock at any initial conversion price of $2.00 per share, and the initial exercise price of the warrants is $2.50.  We received net proceeds of approximately $21.8 million from the private placement, after paying placement agent fees and estimated offering expenses.   Roth Capital Partners, LLC acted as the lead placement agent, and Highline Research Advisors LLC a division of Agincourt, Ltd., and American Portfolio Financial Services, Inc. as the co-placement agents.  The offering was effected pursuant to an exemption available under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger between Freight Management Corp. (renamed Genesis Biopharma, Inc.) and Genesis Biopharma, Inc. dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

2.2
Asset Purchase Agreement among Freight Management Corp. (renamed Genesis Biopharma, Inc.), Genesis Biopharma, Inc., Hamilton Atlantic and the other signatories thereto dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

3.1
Articles of Incorporation filed with the Nevada Secretary of State on September 7, 2007 (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008).

3.2	Articles of Merger filed with the Nevada Secretary of State on March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).
3.3
Certificate of Change to Articles of Incorporation filed with the Nevada Secretary of State on March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

3.4	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Registrant’s Definitive Information Statement On Schedule 14C filed with the Commission on August 20, 2013).
3.5
Certificate of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock, filed with the Nevada Secretary of State on October 31, 2013 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on November 6, 2013).

3.6	Bylaws (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008).
3.7	Amendment to Bylaws (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 29, 2013).
4.1	Form of Series A Common Stock Purchase Warrant dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on September 23, 2010).
4.2	Form of Series B Common Stock Purchase Warrant dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on July 2, 2010).
4.3	Form of Warrant for Consulting Services issued to Emmes Group (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

Exhibit	Description
4.4	Form of Class “C” Warrant (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on April 22, 2011).
4.5	Form of Warrant dated July 15, 2011 issued to Bristol Capital, LLC and Theorem Group, LLC (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).
4.6
Form of seven (7%) percent senior convertible note effective July 27, 2011 as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.7
Form of seven (7%) percent senior convertible note effective July 27, 2011 as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.8	Form of Warrant as issued to selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).
4.9
Form of Tranche B seven (7%) percent senior convertible note as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.10	Form of Tranche B Warrant as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).
4.11
Form of Placement Agent Warrant as issued to Cannacord Genuity, Inc. and Cowen and Company, Inc. effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.12
Amendment No. 1 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on December 5, 2011).

4.13
Amendment No. 1 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on December 5, 2011).

4.14
Amendment No. 2 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on December 22, 2011).

4.15
Amendment No. 2 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on December 22, 2011).

4.16
Amendment No. 3 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes  (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on January 10, 2011).

4.17
Amendment No. 3 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

4.18
Amendment No. 4 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

4.19
Amendment No. 4 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on March 6, 2011).

4.20
Amendment No. 5 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on February 6, 2011).

4.21
Amendment No. 6 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on March 6, 2011).

Exhibit	Description
4.22
Form of Warrant to be issued to the Investors under the Securities Purchase Agreement, dated October 31, 2013, by and among Lion Biotechnologies, Inc. and such Investors (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).

5.1	Opinion of counsel as to the legality of the securities being registered*
10.1	Genesis Biopharma, Inc. 2010 Equity Compensation Plan (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2010).
10.2
Form of Stock Option Agreement for grants under the Genesis Biopharma Inc 2010 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2010).

10.3	Genesis Biopharma, Inc. 2011 Equity Compensation Plan (incorporated herein by referenct to Registrant’s Form 8-K filed with the Commission on October 20, 2011)
10.4
Form of ISO Stock Option Agreement for grants under the Genesis Biopharma Inc 2011 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed with the Commission on October 20, 2011).

10.5
Form of NQSO Stock Option Agreement for grants under the Genesis Biopharma Inc. 2011 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).

10.6
Patent and Know How License between Cancer Research Technology Limited and Genesis Biopharma, Inc. (formerly Freight Management Corp.) dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010)

10.7	Form of Private Placement Subscription Agreement dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on September 23, 2010).
10.8	Form of Private Placement Subscription Agreement dated October 22, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 28, 2010).
10.9	Form of Private Placement Subscription Agreement dated December 28, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on January 3, 2011).
10.10
Consulting Agreement, dated February 15, 2011, by and between Emmes Group and Genesis Biopharma, Inc., Amendment No. 1, dated ____, 2011, Amendment No. 2, dated February 12, 2012 (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

10.11	Consulting Agreement, dated February 12, 2012, between Theorem and Genesis Biopharma, Inc.
10.12	Form of Securities Purchase Agreement, dated April 17, 2011(incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 22, 2011).
10.13	Consulting Agreement dated July 15, 2011, between Theorem and Genesis Biopharma, Inc. (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).
10.14
Consulting Agreement dated July 15, 2011, between Bristol and Genesis Biopharma, Inc.   Addendum No. 1, dated ____, 2011 (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

10.15
Form of Securities Purchase Agreement effective July 27, 2011 between Genesis Biopharma, Inc. and selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.16
Form of Escrow Agreement between Genesis Biopharma Inc. and the selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.17
Form of Registration Rights Agreement between Genesis Biopharma Inc. and the selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.18
Patent License Agreement between the Company and the National Institutes of Health effective October 5, 2011 (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on December 13, 2011).†

10.19
Cooperative Research and Development Agreement for Intramural-PHS Clinical Research, dated August 5, 2011, between the U.S. Department of Health and Human Services, as represented by the National Cancer Institute and the Company. (incorporated herein by reference to the Registrant’s Form 8-K/A (No.2) filed with the Commission on November 29, 2011).

Exhibit	Description
10.20	Employment Agreement dated as of May 1, 2011 between the Company and Anthony J. Cataldo (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).
10.21	Employment Agreement dated as of May 1, 2011 between the Company and Michael Handelman (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).
10.22
Lonza Walkersville Inc. Letter of Intent with Genesis Biopharma Inc. effective November 4, 2011 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 21, 2011).

10.24
Manufacturing Service Agreement, dated December __, 2011, by and between Lonza Walkersville and Genesis Biopharma, Inc. (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

10.25
Form of Amendment #3 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on January 10, 2012).

10.26
Form of Amendment No. 5 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on February 6, 2012).

10.27
Form of Amendment No. 6 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, effective as of February 29, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 6, 2012).

10.28
Form of Amendment No. 4 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 6, 2012).

10.29
Form of Amendment No. 8 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes effective March 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 5, 2012).

10.30
Form of Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock effective March 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 5, 2012).

10.31
Form of two hundred and forty five thousand ($245,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Master Fund, L.P. effective April 5, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 10, 2012).

10.32
Form of five thousand ($5,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Kestrel Fund, L.P. effective April 5, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 10, 2012).

10.33	Form of Note and Common Stock Subscription Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 11, 2012).
10.34	Form of Secured Promissory Note, due June 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 11, 2012).
10.35	Form of Maturity Date Extension (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 6, 2012).
10.36	Form of Maturity Date Extension (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 4, 2012).
10.37	Form of Exchange Agreement (incorporated herein by reference to the Registrant’s Form 10-Q filed with the Commission on May 29, 2013).
10.38	Form of Stock Purchase Agreement (incorporated herein by reference to the Registrant’s Form 10-Q filed with the Commission on May 29, 2013).
10.39
Agreement and Plan of Merger, dated July 24, 2013, between the Company, Lion Biotechnologies, Inc. and Genesis Biopharma Sub, Inc. (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).

10.40	Form of Director Stock Award Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).

Exhibit	Description
10.41	Executive Employment Agreement, dated July 24, 2013, between the Company and Manish Singh (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).
10.42	Form of Registration Rights Agreement to be entered into by and among Lion Biotechnologies, Inc. and the Investors under the Securities Purchase Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).
10.43	Securities Purchase Agreement, dated October 30, 2013, by and among Lion Biotechnologies, Inc. and the Investors thereunder (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).
23.1	Consent of Weinberg & Company*
23.2	Consent of TroyGould PC (included in Exhibit 5.1) *
101
The following financial information from the year ended December 31, 2012, formatted in XBRL (eXtensible Business Reporting Language): (1) Consolidated Balance Sheets as of December 31, 2012 and 2011; (2) Consolidated Statements of Income for the years ended December 31, 2012, 2011 and 2010; (3) Consolidated Statements of Comprehensive Income for the years ended December 31, 2012, 2011 and 2010; (4) Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2012, 2011 and 2010; (5) Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010; and (6) Notes to Financial Statements

__________________________________
†
Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by us and granted by the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by us with the Securities and Exchange Commission.

*	Filed herewith.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in Los Angeles, California, on December 3, 2013.

LION BIOTECHNOLOGIES, INC.
By: /s/ Manish Singh Manish Singh, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dr. Manish Singh and Michael Handelman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Manish Singh	President, Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2013
Manish Singh, Ph.D.

/s/ Michael Handelman	Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2013
Michael Handelman

/s/ Merrill A. McPeak	Director	December 3, 2013
Merrill A. McPeak

/s/ Jay Venkatesan	Director	December 3, 2013
Jay Venkatesan

/s/ Sanford J. Hillsberg	Director	December 3, 2013
Sanford J. Hillsberg

EXHIBIT INDEX
Exhibit	Description
2.1
Agreement and Plan of Merger between Freight Management Corp. (renamed Genesis Biopharma, Inc.) and Genesis Biopharma, Inc. dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

2.2
Asset Purchase Agreement among Freight Management Corp. (renamed Genesis Biopharma, Inc.), Genesis Biopharma, Inc., Hamilton Atlantic and the other signatories thereto dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

3.1
Articles of Incorporation filed with the Nevada Secretary of State on September 7, 2007 (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008).

3.2	Articles of Merger filed with the Nevada Secretary of State on March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).
3.3
Certificate of Change to Articles of Incorporation filed with the Nevada Secretary of State on March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010).

3.4	Amended and Restated Articles of Incorporation (incorporated herein by reference to the Registrant’s Definitive Information Statement On Schedule 14C filed with the Commission on August 20, 2013).
3.5
Certificate of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock, filed with the Nevada Secretary of State on October 31, 2013 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on November 6, 2013).

3.6	Bylaws (incorporated herein by reference to the Registrant’s Registration Statement on Form SB-2 filed with the Commission on January 29, 2008).
3.7	Amendment to Bylaws (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 29, 2013).
4.1	Form of Series A Common Stock Purchase Warrant dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on September 23, 2010).
4.2	Form of Series B Common Stock Purchase Warrant dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on July 2, 2010).
4.3	Form of Warrant for Consulting Services issued to Emmes Group (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).
4.4	Form of Class “C” Warrant (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on April 22, 2011).
4.5	Form of Warrant dated July 15, 2011 issued to Bristol Capital, LLC and Theorem Group, LLC (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).
4.6
Form of seven (7%) percent senior convertible note effective July 27, 2011 as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.7
Form of seven (7%) percent senior convertible note effective July 27, 2011 as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.8	Form of Warrant as issued to selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).
4.9
Form of Tranche B seven (7%) percent senior convertible note as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.10	Form of Tranche B Warrant as issued by Genesis Biopharma Inc. to selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).
4.11
Form of Placement Agent Warrant as issued to Cannacord Genuity, Inc. and Cowen and Company, Inc. effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

4.12
Amendment No. 1 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on December 5, 2011).

Ex - 1

Exhibit	Description
4.13	Amendment No. 1 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K filed with the Commission on December 5, 2011).
4.14	Amendment No. 2 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on December 22, 2011).
4.15	Amendment No. 2 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on December 22, 2011).
4.16
Amendment No. 3 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes  (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on January 10, 2011).

4.17
Amendment No. 3 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

4.18
Amendment No. 4 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

4.19
Amendment No. 4 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on March 6, 2011).

4.20
Amendment No. 5 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on February 6, 2011).

4.21
Amendment No. 6 to Tranche A Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by referenced to the Registrant’s Form 8-K/A filed with the Commission on March 6, 2011).

4.22
Form of Warrant to be issued to the Investors under the Securities Purchase Agreement, dated October 31, 2013, by and among Lion Biotechnologies, Inc. and such Investors (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).

5.1	Opinion of counsel as to the legality of the securities being registered*
10.1	Genesis Biopharma, Inc. 2010 Equity Compensation Plan (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2010).
10.2
Form of Stock Option Agreement for grants under the Genesis Biopharma Inc 2010 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 31, 2010).

10.3	Genesis Biopharma, Inc. 2011 Equity Compensation Plan (incorporated herein by referenct to Registrant’s Form 8-K filed with the Commission on October 20, 2011)
10.4
Form of ISO Stock Option Agreement for grants under the Genesis Biopharma Inc 2011 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed with the Commission on October 20, 2011).

10.5
Form of NQSO Stock Option Agreement for grants under the Genesis Biopharma Inc. 2011 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).

10.6
Patent and Know How License between Cancer Research Technology Limited and Genesis Biopharma, Inc. (formerly Freight Management Corp.) dated March 15, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 19, 2010)

10.7	Form of Private Placement Subscription Agreement dated September 17, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on September 23, 2010).
10.8	Form of Private Placement Subscription Agreement dated October 22, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 28, 2010).
10.9	Form of Private Placement Subscription Agreement dated December 28, 2010 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on January 3, 2011).
10.10
Consulting Agreement, dated February 15, 2011, by and between Emmes Group and Genesis Biopharma, Inc., Amendment No. 1, dated ____, 2011, Amendment No. 2, dated February 12, 2012 (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

Ex - 2

Exhibit	Description
10.11	Consulting Agreement, dated February 12, 2012, between Theorem and Genesis Biopharma, Inc.
10.12	Form of Securities Purchase Agreement, dated April 17, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 22, 2011).
10.13	Consulting Agreement dated July 15, 2011, between Theorem and Genesis Biopharma, Inc. (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).
10.14
Consulting Agreement dated July 15, 2011, between Bristol and Genesis Biopharma, Inc.   Addendum No. 1, dated ____, 2011 (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

10.15
Form of Securities Purchase Agreement effective July 27, 2011 between Genesis Biopharma, Inc. and selling stockholders (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.16
Form of Escrow Agreement between Genesis Biopharma Inc. and the selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.17
Form of Registration Rights Agreement between Genesis Biopharma Inc. and the selling stockholders effective July 27, 2011 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 29, 2011).

10.18
Patent License Agreement between the Company and the National Institutes of Health effective October 5, 2011 (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on December 13, 2011).†

10.19
Cooperative Research and Development Agreement for Intramural-PHS Clinical Research, dated August 5, 2011, between the U.S. Department of Health and Human Services, as represented by the National Cancer Institute and the Company. (incorporated herein by reference to the Registrant’s Form 8-K/A (No.2) filed with the Commission on November 29, 2011).

10.20	Employment Agreement dated as of May 1, 2011 between the Company and Anthony J. Cataldo (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).
10.21	Employment Agreement dated as of May 1, 2011 between the Company and Michael Handelman (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 20, 2011).
10.22
Lonza Walkersville Inc. Letter of Intent with Genesis Biopharma Inc. effective November 4, 2011 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 21, 2011).

10.24
Manufacturing Service Agreement, dated December __, 2011, by and between Lonza Walkersville and Genesis Biopharma, Inc. (incorporated herein by reference to the Registrant’s Form 10-K filed with the Commission on March 30, 2012).

10.25
Form of Amendment #3 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on January 10, 2012).

10.26
Form of Amendment No. 5 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes (incorporated herein by reference to the Registrant’s Form 8-K/A filed with the Commission on February 6, 2012).

10.27
Form of Amendment No. 6 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes, effective as of February 29, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 6, 2012).

10.28
Form of Amendment No. 4 Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on March 6, 2012).

10.29
Form of Amendment No. 8 to Tranche A Senior Unsecured Convertible Notes and Tranche B Senior Unsecured Convertible Notes effective March 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 5, 2012).

10.30
Form of Amendment No. 5 to the Tranche A Warrants to Purchase Common Stock and Tranche B Warrants to Purchase Common Stock effective March 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 5, 2012).

Ex - 3

Exhibit	Description
10.31
Form of two hundred and forty five thousand ($245,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Master Fund, L.P. effective April 5, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 10, 2012).

10.32
Form of five thousand ($5,000) dollar 12% Promissory Note issued by the Company to Ayer Capital Partners Kestrel Fund, L.P. effective April 5, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on April 10, 2012).

10.33	Form of Note and Common Stock Subscription Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 11, 2012).
10.34	Form of Secured Promissory Note, due June 30, 2012 (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on May 11, 2012).
10.35	Form of Maturity Date Extension (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 6, 2012).
10.36	Form of Maturity Date Extension (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 4, 2012).
10.37	Form of Exchange Agreement (incorporated herein by reference to the Registrant’s Form 10-Q filed with the Commission on May 29, 2013).
10.38	Form of Stock Purchase Agreement (incorporated herein by reference to the Registrant’s Form 10-Q filed with the Commission on May 29, 2013).
10.39
Agreement and Plan of Merger, dated July 24, 2013, between the Company, Lion Biotechnologies, Inc. and Genesis Biopharma Sub, Inc. (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).

10.40	Form of Director Stock Award Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).
10.41	Executive Employment Agreement, dated July 24, 2013, between the Company and Manish Singh (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on July 25, 2013).
10.42
Form of Registration Rights Agreement to be entered into by and among Lion Biotechnologies, Inc. and the Investors under the Securities Purchase Agreement (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).

10.43
Securities Purchase Agreement, dated October 30, 2013, by and among Lion Biotechnologies, Inc. and the Investors thereunder (incorporated herein by reference to the Registrant’s Form 8-K filed with the Commission on October 31, 2013).

23.1	Consent of Weinberg & Company*
23.2	Consent of TroyGould PC (included in Exhibit 5.1) *
101
The following financial information from the year ended December 31, 2012, formatted in XBRL (eXtensible Business Reporting Language): (1) Consolidated Balance Sheets as of December 31, 2012 and 2011; (2) Consolidated Statements of Income for the years ended December 31, 2012, 2011 and 2010; (3) Consolidated Statements of Comprehensive Income for the years ended December 31, 2012, 2011 and 2010; (4) Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2012, 2011 and 2010; (5) Consolidated Statements of Cash Flows for the years ended December 31, 2012, 2011 and 2010; and (6) Notes to Financial Statements

__________________________________
†
Certain portions of the exhibit have been omitted based upon a request for confidential treatment filed by us and granted by the Securities and Exchange Commission. The omitted portions of the exhibit have been separately filed by us with the Securities and Exchange Commission.

*	Filed herewith.

 Ex- 4